Exhibit 16.1

An Offering Statement pursuant to Regulation A relating to these securities has been filed with Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER XX, 2020

EdenLedger, Inc. (dba FanVestor)

 2055 Lombard Street, #470217

San Francisco, CA 94147

+1 (415) 944-9430

fanvestor.com

UP TO 5,000,000 SHARES OF NON-VOTING COMMON STOCK

We are seeking to raise up to $15,000,000 from the sale of Non-Voting Common Stock (the “Shares”) to the public. There is no minimum offering dollar amount.

SEE “SECURITIES BEING OFFERED” AT PAGE 33

	Price	Underwriting discount and commissions (1)	Proceeds to Issuer (2)
Per Share	$3.00	$0.03	$2.97
Total Maximum	$15,000,00	$150,000	$14,850,000

(1)	We have not engaged any placement agent or firm commitment underwriter in connection with this offering. To the extent that we do so, we will file a supplement to the Offering Statement of which this Offering Circular is a part. The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to perform administrative and technology related functions in connection with this offering, but not for firm commitment underwriting or placement agent services. The amount above includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution and Selling Security Holders” for details.
(2)	Does not include other expenses of the offering. See “Plan of Distribution and Selling Security Holders” for a description of these expenses.

The minimum investment amount for shares of our Non-Voting Common Stock is $300.00, or 100 shares.

We expect that, not including state filing fees, the amount of expenses of the offering that we will pay will be approximately $1,350,000 if we raise the maximum amount.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the United States Securities and Exchange Commission (the “SEC”), or (3) the date at which the offering is earlier terminated by the Company in its sole discretion. At least every 12 months after this offering has been qualified by the SEC, the Company will file a post-qualification amendment to include the Company’s recent financial statements.  The offering is being conducted on a best-efforts basis.

The Company intends to engage Prime Trust, LLC as an escrow agent to hold funds tendered by investors. We may hold a series of closings at which we and the selling shareholders receive the funds from the Escrow Agent and issue the shares to investors. After each closing, funds tendered by investors will be available to the Company and since there is no minimum offering amount, we will have access to these funds even if they do not cover the expenses of this offering. After the initial closing of this offering, we expect to hold closings on a bi-monthly basis.

Holders of Non-Voting Common Stock will not be entitled to vote on any matters submitted to a vote of the shareholders except as required by Delaware law, the Company’s bylaws or Certificate of Incorporation. See “Securities Being Offered.”

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 4.

Sales of these securities will commence on approximately _______, 2020.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.

In this Offering Circular, the term “FanVestor,” “we,” “us”, “our” or “the Company” refers to EdenLedger, Inc. (dba FanVestor).

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),
●	semi-annual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and
●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

The Company

 EdenLedger, Inc., was incorporated under the laws of the State of Delaware on December 13, 2018. EdenCoin, Inc. (“EdenCoin”) was a corporation formed on July 7, 2017, under the laws of Delaware, and considered a predecessor entity. The Voting Common Stock of both companies was 100% owned by Michael Golomb, the founder and CEO of both companies. On October 3, 2019, an Agreement of Merger was approved between the two companies and the surviving corporation was EdenLedger, Inc. dba FanVestor (“FanVestor,” the “Company,” “we,” or “us”).

The Company is a data-driven investment platform creating a new ecosystem that enables fans, both accredited and non-accredited, to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations. We have two wholly-owned subsidiaries: FanVestor CF LLC and FanPerks LLC, discussed below.

In some of the offerings we intend to facilitate, we anticipate operating as a technology platform, connecting celebrities and investors for which we will not act as a securities intermediary and will not be regulated as such. We will operate and be regulated as a funding portal for offerings taking place under Regulation Crowdfunding; we expect the funding portal to go live in the fourth quarter of 2020. We will partner with Dalmore Group, LLC, a registered broker-dealer, in connection with those offerings. See “The Company’s Business — Partnerships and Collaborations,” below.

Through FanVestor CF LLC, we intend to facilitate the following types of offerings that are exempt from registration under the Securities Act:

●	Regulation A+ offerings: In partnership with Dalmore Group, we plan to host offerings under Regulation A under the Securities Act (“Regulation A+”) offerings on our platform. These offerings would involve issuers seeking to raise anywhere from $100,000 to $50,000,000 and we anticipate providing an array of technology and support services, including assisting with custodial accounts and coordinating vendors.

●	Regulation Crowdfunding offerings: FanVestor CF LLC, which will operate our funding portal, is in the registration process with the SEC and FINRA. Once registered, we plan to host offerings under Regulation Crowdfunding under the Securities Act. These offerings would involve issuers seeking to raise anywhere from $10,000 to $1,070,000. We also expect to provide an array of ancillary services permitted by Regulation Crowdfunding, including campaign page design services, marketing consulting services, assisting with due diligence, custodial accounts, and coordinating vendors.

●	Rule 506(c) offerings: In partnership with Dalmore Group, we plan to host offerings under Rule 506(c) of Regulation D. Accredited investors are allowed to invest in these offerings and we would host these offerings either on a stand-alone basis or concurrently with a Regulation Crowdfunding offering. Under Rule 506(c), issuers can use general solicitation to attract investors and, therefore, issuers engaged in a concurrent Regulation Crowdfunding offering can also raise additional funds from accredited investors providing they comply with the requirements of each exemption. We anticipate providing technology and support services for these offerings.

In addition to fan-sourced fundraising, the FanVestor platform aims to offer advanced investor relations tools.

Through FanPerks LLC, we plan to facilitate non-security promotional activities, such as licensed sweepstakes and auctions for exclusive perk offerings (virtual and physical goods or services, rewards) and charitable fundraising campaigns.

We are a pre-revenue company without an operating history upon which to base an evaluation of our business and prospects. Our lack of operating history may hinder our ability to successfully meet our objectives and make it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception, and we are not currently profitable and may never become profitable.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our ability to raise additional capital as required. Our net losses for the year ended December 31, 2019, were $1,243,497 compared to $358,016 for year end December 31, 2018. As of June 30, 2020, the Company had an accumulated deficit of $2,842,516. The Company does not currently generate any cash on its own. To date, we have funded operations with loans from our founder and CEO, Michael Golomb, a loan made through the Small Business Administration’s Paycheck Protection Program, and capital raised from the issuance of our securities.

These factors raise substantial doubt about our ability to continue as a going concern. We are dependent on additional capital resources for our planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

The Offering

Securities offered by us:	Maximum of 5,000,000 shares of Non-Voting Common Stock.

Non-Voting Common Stock outstanding before the offering (1):	10,779,262 shares

Non-Voting Common Stock outstanding after the offering (1):	15,779,262 shares, assuming we raise the maximum offering amount

Use of proceeds:	Product commercialization, marketing and brand development, purchase of intellectual property, payment of deferred salaries and working capital reserves.

(1)	We have granted Restricted Stock Awards under our Amended and Restated 2019 Equity Incentive Plan (“Equity Incentive Plan”). Our Equity Incentive Plan reserves for issuance 1,500,000 shares of Non-Voting Common Stock, of which 1,387,373 have been issued subject to vesting. The number of shares of Non-Voting Common Stock outstanding before and after the offering shown above does not include shares of unvested Non-Voting Common Stock issued under our Equity Incentive Plan or any shares of Non-Voting Common Stock that will remain reserved for issuance pursuant to our Equity Incentive Plan.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We are an early stage company and have not yet generated any profits;
●	Our financials were prepared on a “going concern” basis;

●	We have an amount of debt that may be considered significant for a company of our size, and we may incur additional debt in the future, which may materially and adversely affect our business, financial position, results of operations and cash flows;

●	Voting control of the Company is in the hands of a single stockholder.

●	We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful;
●	Any valuation of the Company at this stage is difficult to assess;

●	Voting control is in the hands of a single stockholder;
●	We operate in a regulatory environment that is evolving and uncertain;

●	We operate in a highly regulated industry;
●	In the event we are required or decide to register as a broker-dealer, our current business model could be affected;

●	We may be liable for misstatements made by issuers on our funding portal;

●	Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents;

●	FanVestor’s service offerings are relatively new in an industry that is still quickly evolving;

●	We are reliant on one main type of service;

●	We depend on key personnel and face challenges recruiting needed personnel;

●	FanVestor and its providers are vulnerable to hackers and cyber attacks;

●	FanVestor currently relies on one escrow agent and technology service provider;

●	We depend on our advisors and consultants who are subject to non-disclosure and confidentiality agreements; We are dependent on general economic conditions;

●	We face significant market competition;

●	Our revenues and profits are subject to fluctuations; and

●	If the Company cannot raise sufficient funds it will not succeed.
●	Any valuation at this stage is difficult to assess;
●	There is no guarantee of return on investment;
●	There is no minimum amount set as a condition to this offering;
●	This offering involves “rolling closings,” which may mean that earlier investors do not have the benefit of information that later investors have;
●	This investment is illiquid;
●	Our management has discretion as to the use of proceeds;
●	If you purchase securities in this offering, you will suffer immediate dilution of your investment;
●	The value of your investment may be further diluted if the company issues additional options, convertible securities or shares of Non-Voting Common Stock;
●	Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, relatively early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company and our Business

We are an early stage company and have not yet generated any profits.

FanVestor was formed in 2018 and has only recently commenced revenue-generating operations. Accordingly, the company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. FanVestor has incurred a net loss and has had limited revenues generated since inception. There is no assurance that we will be profitable in the next three years or generate sufficient revenues to pay dividends to the holders of the shares.

Our financials were prepared on a “going concern” basis.

Our financial statements were prepared on a “going concern” basis. Certain matters, as described below and in Note 1 to the accompanying financial statements indicate there may be substantial doubt about the company’s ability to continue as a going concern. We have not generated profits since inception, and we have had a history of losses. We have sustained losses of $1,243,497 and $358,016 for the years ended December 31, 2019 and 2018, respectively, and have an accumulated deficit of $1,789,750 as of December 31, 2019. More recently, we have sustained losses of $1,052,766 and $345,636 for the periods ending June 30, 2020 and 2019, respectively, and an accumulated deficit of $2,842,516 as of June 30, 2020. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, which the company has not been able to accomplish to date, and/or to obtain additional capital financing.

We have an amount of debt that may be considered significant for a company of our size, and we may incur additional debt in the future, which may materially and adversely affect our business, financial position, results of operations and cash flows.

Our current strategic initiatives require substantial capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources that may be dilutive to existing stockholders. We cannot assure you that we will be able to obtain additional funds on commercially reasonable terms, if at all.

As at June 30, 2020 we had $1,949,108 of accrued liabilities. In addition to the loans made to the Company by its Founder and CEO, Michael Golomb through the Golomb Family Trust, the Company received $300,000 consideration for two Convertible Promissory Notes, one of which was purchased by the Golomb Family Trust, during 2020. Additionally, in May 2020, the Company applied for and was granted a loan under the Small Business Association’s Payroll Protection Program (“PPP”) in the amount of $55,645. The terms of the PPP were established by statute and interpreted by the SBA. We believe that the PPP loan will be forgiven in its entirety based on the federally issued guidelines for use of proceeds and forgiveness, and have applied for forgiveness. However, our debt level could limit our ability to obtain additional financing and could have other important negative consequences, including:

●	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and accelerations of such indebtedness;

●	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

●	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

●	limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete;

●	place us at a possible competitive disadvantage relative to less leveraged competitors and competitors that have better access to capital resources; and

●	limit our ability to react to competitive pressures or make it difficult for us to carry our capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations. Additionally, if we are unable to secure financing on commercially reasonable terms, if at all, our business, financial position, results of operations and cash flows may be materially and adversely affected.

We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In addition, the recent worldwide economic slowdown make it more difficult for us to refinance our indebtedness on favorable terms, or at all. In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

Voting control is in the hands of a single stockholder.

Voting control is concentrated in the hands of the company’s Founder, CEO and Director, Michael Golomb. Furthermore, he has the status of “Super Director” under our Bylaws, giving him four votes and tie-breaking authority while other directors have one vote each. Subject to any fiduciary duties owed to owners or investors under Delaware law, our CEO may be able to exercise significant influence on matters requiring owner approval, including the election of directors, approval of significant company transactions, and will have unfettered control over the company’s management and policies. You may have interests and views that are different from our management. For example, management may support proposals and actions with which you may disagree with. The concentration of ownership could delay or prevent a change in control of the company or otherwise discourage a potential acquirer from attempting to obtain control of the company, which in tum could reduce the price potential investors are willing to pay for the company. In addition, our CEO could use his voting influence to maintain the company’s existing management, delay or prevent changes in control of the company, or support or reject other management and board proposals that are subject to owner approval.

We operate in a regulatory environment that is evolving and uncertain.

The regulatory framework for online capital formation or crowdfunding is very new. The regulations that govern our operations have been in existence for a very few years. Further, there are constant discussions among legislators and regulators with respect to changing the regulatory environment. New laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in ways that would impact our operations, including how we communicate and work with investors and the companies that use our platforms’ services. For instance, over the past year, there have been several attempts to modify the current regulatory regime. Some of those suggested reforms could make it easier for anyone to sell securities (without using our services), or could increase our regulatory burden, including requiring us to register as a broker-dealer before we choose to do so. Any such changes would have a negative impact on our business.

We operate in a highly regulated industry.

We are subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business. Further we anticipate that our subsidiary, FanVestor CF, is about to get registered as a funding portal and regulated entities such as us are often subject to FINRA fines. See “Regulations.” In addition, some of the restrictions and rules applicable to our subsidiary could adversely affect and limit some of our business plans.

In the event we are required or decide to register as a broker-dealer, our current business model could be affected.

Under our current structure, we believe we are not required to register as a broker-dealer under federal and state laws. We intend to partner with Dalmore Group LLP, which is registered in 50 states, with respect to in our security offerings under Regulation A and Regulation D. Further, other than our CEO, Michael Golomb, none of our officers have previous experience in securities markets or regulations. None of our officers are registered securities professionals or passed qualifying exams administered by FINRA. We comply with the rules surrounding funding portals and restrict our activities and services so as to not be deemed a broker-dealer under state and federal regulations, see “Business – Regulation.” However, if we were deemed by a relevant authority to be acting as a broker-dealer, we could be subject to a variety of penalties, including fines and rescission offers. Further, we may decide for business reasons or we may be required to register as a broker-dealer, which would increase our costs, especially our compliance costs. If we are required but decide not to register as a broker-dealer or act in association with a broker-dealer in our transactions, we may not be able to continue to operate under our current business model.

We may be liable for misstatements made by issuers on our funding portal.

Under the Securities Act and the Exchange Act, celebrity issuers making offerings through our funding portal may be liable for including untrue statements of material facts or for omitting information that could make the statements made misleading. This liability may also extend in Regulation Crowdfunding offerings to funding portals, such as our subsidiary. There may also be circumstances in which we are liable for making misleading statements in connection with Regulation Crowdfunding, A and Regulation D offerings. See “Business -- Regulation – Regulation Crowdfunding – Liability” and “Business -- Regulation – Regulation A and Regulation D – Liability” Even though due diligence defenses may be available; there can be no assurance that if we were sued, we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business.

FanVestor’s product offerings are relatively new in an industry that is still quickly evolving.

The principal securities regulations that we work with, Regulation Crowdfunding, Regulation A, and Regulation D have only been in effect in their current form since 2015 and 2016, respectively. FanVestor’s ability to continue to penetrate the market remains uncertain as potential issuers may choose to use different platforms or providers (including, in the case of Regulation A, using their own online platform), or determine alternative methods of financing. Investors may decide to invest their money elsewhere. Further, our potential market may not be as large, or our industry may not grow as rapidly, as anticipated. With a smaller market than expected, we may have fewer customers. Success will likely be a factor of investing in the development and implementation of marketing campaigns, subsequent adoption by issuers as well as investors, and favorable changes in the regulatory environment.

We are reliant on one main type of service.

All of our current services are variants on one type of service, providing a platform for online capital formation. Our revenues are therefore dependent upon the market for online capital formation.

We depend on key personnel and face challenges recruiting needed personnel.

Our future success depends on the efforts of a small number of key personnel, including our founder and Chief Executive Officer, Michael Golomb with respect to strategy, compliance, capital markets, and back-office operations, and our Chief Operating Officer, Larry Namer, with respect to day to day operations, market strategy execution, business development, marketing, and other customer facing workstreams. Our software engineer team, and in particular Naji Bekhazi, is critical to continually innovate and improve our products while operating in a highly regulated industry. In addition, due to our limited financial resources and the specialized expertise required, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

FanVestor and its providers are vulnerable to hackers and cyber attacks.

As an internet-based business, we may be vulnerable to hackers who may access the data of our investors and the celebrity issuers that utilize our platform. Further, any significant disruption in service on the FanVestor platform or in its computer systems could reduce the attractiveness of the FanVestor platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technology as well as act as our escrow agent. Any disruptions of services or cyber attacks either on our technology provider or on FanVestor could harm our reputation and materially negatively impact our financial condition and business.

We depend on our advisors and consultants who are subject to non-disclosure and confidentiality agreements.

In certain cases, the company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The company, in common with other firms, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others

We are dependent on general economic conditions.

Our business model is dependent on investors investing in the companies presented on our platforms. Investment dollars are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of investment dollars, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on the company, if any, of current economic conditions on its financial condition, operating results and cash flow.

We face significant market competition.

We facilitate online capital formation. Though this is a new market, we compete against a variety of entrants in the market as well likely new entrants into the market. Some of these follow a regulatory model that is different from ours and might provide them competitive advantages. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, online capital formation is not the only way to address helping start-ups raise capital, and the company has to compete with a number of other approaches, including traditional venture capital investments, loans and other traditional methods of raising funds and companies conducting crowdfunding raises on their own websites. Additionally, some competitors and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

Our revenues and profits are subject to fluctuations.

It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors’ dollars, the success of world securities markets, general economic conditions, our ability to market our platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. The company’s operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

If the Company cannot raise sufficient funds it will not succeed.

FanVestor is offering Non-Voting Common Stock in the amount of up to $15,000,000 in this offering, and may close on any investments that are made. Even if the maximum amount is raised, the company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the company itself or to the broader economy, it may not survive. If the company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in “Use of Proceeds.”

Risks Related to the Securities and the Offering

Any valuation at this stage is difficult to assess.

The valuation for the offering was established by the company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

There is no guarantee of return on investment.

There is no assurance that a purchaser will realize a return on its investment or that it will not lose its entire investment. For this reason, each purchaser should read the Form 1A and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

There is no minimum amount set as a condition to closing this offering.

Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This might mean that any investment made could be the only investment in this offering, leaving the company without adequate capital to pursue its business plan or even to cover the expenses of this offering.

This offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.

We may conduct closings on funds tendered in the offering at any time. At that point, investors whose subscription agreements have been accepted will become our shareholders. We may file supplements to our Offering Circular reflecting material changes and investors whose subscriptions have not yet been accepted will have the benefit of that additional information. These investors may withdraw their subscriptions and get their money back. Investors whose subscriptions have already been accepted, however, will already be our shareholders and will have no such right.

This investment is illiquid.

There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer.

Our management has discretion as to the use of proceeds.

The net proceeds from this offering will be used for the purposes described under “Use of Proceeds.” The company reserves the right to use the funds obtained from this offering for other similar purposes not presently contemplated which it deems to be in the best interests of the company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this offering. Investors for the SAFE Notes hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend.

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The public offering price of our Non-Voting Common Stock in this offering is substantially higher than the net tangible book value per share of our Non-Voting Common Stock. Therefore, if you purchase securities in the offering, you will pay an effective price per share of Non-Voting Common Stock that substantially exceeds our net tangible book value per share after giving effect to the offering. Based on a public offering price of $3.00 per share of Non-Voting Common Stock, if you purchase shares in this offering and we sell the maximum amount offered, you will experience immediate dilution of $2.27 per share, representing the difference between the public offering price of the securities and our net tangible book value per share after giving effect to the proceeds we received from this offering. Furthermore, if any of our outstanding SAFE Notes or Convertible Promissory Notes are exercised at prices below the public offering price, we grant stock options under our equity incentive plans or issue additional convertible securities, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution would incur if you participate in this offering.

The value of your investment may be further diluted if the company issues additional options, convertible securities or shares of Non-Voting Common Stock.

Our Amended Certificate of Incorporation provides that we can issue up to 17,500,000 shares of our Non-Voting Common Stock, whether in a subsequent offering, in connection with an acquisition or otherwise. We have granted 1,387,373 shares of Non-Voting Common Stock under our Equity Incentive Plan. Our Equity Incentive Plan reserves for issuance a total of 1,500,000 shares of Non-Voting Common Stock. We may in the future increase the number or percentage of shares reserved for issuance under this plan or adopt another plan. We have also agreed to issue shares of Non-Voting Common Stock to the holders of our Convertible Promissory Notes, which includes our Founder, CEO and Chairman of the Board, Michael Golomb, as discussed under “Interests of Management and Others in Certain Transactions.” The issuance of additional shares of Non-Voting Common Stock, Convertible Promissory Notes, additional grants of Non-Voting Common Stock under our Equity Incentive Plan, or other stock-based incentive program, may dilute the value of your holdings. The company views stock-based incentive compensation as an important competitive tool, particularly in attracting both managerial and technological talent.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement, including those related federal securities laws. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us.   Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this Offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the Shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the Shares, that were in effect immediately prior to the transfer of the Shares, including but not limited to the subscription agreement.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table demonstrates the price that new investors are paying for their shares with the effective cash price paid by the existing shareholder. The table gives effect to the sale of shares by us at $2,500,000, $5,000,000, $10,000,000 and $15,000,000 (the maximum amount offered).

	$2,500,000 Raise	$5,000,00 Raise	$10,000,000 Raise	$15,000,000 Raise
Price per Share for new investors	$3.00	$3.00	$3.00	$3.00
Shares issued to new investors	833,333	1,666,667	3,333,333	5,000,000
Gross proceeds	$2,500,000	$5,000,000	$10,000,000	$15,000,000
Less: offering costs	$(350,000)	$(650,000)	$(1,000,000)	$(1,350,000)
Net offering proceeds	$2,150,000	$4,350,000	$9,000,000	$13,650,000
Adjusted net tangible book value pre-financing (as of June 30, 2020)	$(1,805,666)	$(1,805,666)	$(1,805,666)	$(1,805,666)
Adjusted net tangible book value post-financing	$344,334	$2,544,334	$7,194,334	$11,844,334
Shares issued and outstanding pre-financing	11,305,250	11,305,250	11,305,250	11,305,250
Shares issued and outstanding post-financing *	12,138,583	12,971,916	14,638,583	16,305,250
Net tangible book value per share prior to offering	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Increase/(decrease) per share attributable to new investors	$0.03	$0.20	$0.49	$0.73
Net tangible book value per share after offering	$0.03	$0.20	$0.49	$0.73
Dilution per share to new investors	$2.97	$2.80	$2.51	$2.27
Dilution per share to new investors	99%	93%	84%	76%

*	This does not include SAFE Notes sold in an offering in October and November 2020 for $ and three Convertible Promissory Notes sold during 2020 for a combined consideration of $490,491. The SAFE Notes automatically convert into the Company’s Non-Voting Common Stock based on the proceeds of this offering. SAFE Noteholders who invested between $1,000 and $9,999 in SAFE Notes will receive a 5% discount on conversion. Similarly, SAFE Noteholders who purchased between $10,000 and $14,999 will receive a 10% discount on conversion and holders of $15,000 or more of SAFE Notes will receive a 15% discount. The total number of shares of Non-Voting Common Stock that will be issued upon conversion of the SAFE Notes will be based on the $3.00 price in this offering. The Company’s founder and CEO, Michael Golomb, who purchased the Company’s Convertible Promissory Notes for $235,491 consideration, will receive 98,121 shares of Non-Voting Common Stock upon conversion at $2.40, a 20% discount to the Offering price. The second holder of the Company’s Convertible Promissory Note for $205,000 will receive 85,417 shares of Non-Voting Common Stock upon conversion based on the offering price upon conversion at $2.40, a 20% discount to the Offering price. The third holder of the Company’s Convertible Promissory Note for $50,000 will receive 22,223 shares of Non-Voting Common Stock upon conversion at $2.25, a 25% discount to the Offering price.

To date, the company has issued 1,387,373 shares of Non-Voting Common Stock under its Amended and Restated 2019 Equity Incentive Plan (“Equity Incentive Plan”) to its directors, executive officers, employees, consultants and advisors. The above table excludes the future issuance of up to 112,627shares of Non-Voting Common Stock under our Equity Incentive Plan that have not yet vested.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another Regulation A round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2020 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December 2020 the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2021 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of shares of Common Stock underlying convertible notes that the company may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13,650,000 assuming we raise the maximum offering amount and after deducting the estimated offering expenses of approximately $1,350,000 (excluding state filing fees).

The following table below sets forth the uses of proceeds assuming an offering amount of $2,500,000, $5,000,000, $10,000,000, and $15,000,000 (the maximum offering amount). For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

	$2,500,000 Raise	$5,000,000 Raise	$10,00,000 Raise	$15,000,000 Raise
Offering Proceeds
Shares sold by the Company	833,333	1,666,667	3,333,333	5,000,000
Gross proceeds	$2,500,000	$5,000,000	$10,000,000	$15,000,000
Offering expenses	$(350,000)	$(650,000)	$(1,000,000)	$(1,350,000)
Total Offering Proceeds Available for Use	$2,150,000	$4,350,000	$9,000,000	$13,650,000
Estimated Expenditures
Compliance, operations, general and administrative	$675,000	$1,180,000	$2,680,000	$3,350,000
Engineering and product	$620,000	$960,000	$1,930,000	$2,560,000
Business development, sales and marketing	$525,000	$1,180,000	$2,900,000	$5,580,000
Payment of deferred compensation	$330,000	$330,000	$330,000	$330,000
Total Expenditures	$2,150,000	$4,350,000	$7,840,000	$11,820,000
Working capital reserves	$0	$0	$1,160,000	$1,830,000

(1)	Excludes state filing fees of approximately $12,000.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of the Company.

THE COMPANY’S BUSINESS

Overview

Our original concept was created by Michael Golomb, founder and CEO back in 2017, resulting in EdenLedger, Inc.’s incorporation on December 13, 2018 under the laws of Delaware. EdenLedger’s predecessor company, EdenCoin, Inc. was a corporation formed on July 7, 2017, under the laws of Delaware. Michael Golomb, the founder and CEO of both companies, owned 100% of the Voting Common Stock of both companies. The Company is a data-driven investment platform creating a new ecosystem that enables fans, both accredited and non-accredited, to invest in and engage with their favorite talent; musicians, athletes and entertainment and sport/e-sport organizations.

FanVestor is an innovative crowdfunding platform that has built a crowdfunding platform specifically focused on media celebrities, athletes, artists, esports leaders, fashion icons – the most influential talent brands and their fans. Celebrities harness the power of their fan bases, and raise funds for their next project, business endeavor and/or charity. We have taken a dual approach to the talent/fan relationship.

First, because we are focused exclusively on celebrity talent brands across industries, we have created a “safe zone” that allows talent to be in a group of their peers – other top-tier talent in sports, tv/film, music, fashion and art. Because of the public nature of celebrity, their brand image is often priority number one, and being amongst their peers creates an acceptable situation. This is especially important when looking to raise money, as no celebrity wants to appear to need money. In addition, because our platform focuses on the talent-fan relationship, celebrities are able to position any fundraising as a “thank you” to fans and giving them a chance to share in their success. This starts with identifying a project, establishing the project type and business goals (new branded product launch, new business expansion, social good campaign/charity, etc.). FanVestor then identifies the product offerings that align most to the project type, business goals and talent brand image – this can be a sweepstakes, merchandise/perks and experience offering, or an offering of securities with equity positions taken by fans. Talent then communicates to their fans across all social media, email/text, and press channels alerting fans of the opportunity to join them in their next project. Fans will visit FanVestor on the web app or their mobile device to learn about the offering and commit to participation via a sweepstakes, commerce or securities investment. FanVestor helps manage the communications with fans from lead to committments to post-purchase.

Secondly, we are attracting fans to our platform. We will be working with talent across multiple categories and creating the largest database of celebrity fans and superfans. Because talent will invite their fans to FanVestor, once registered they become a customer of FanVestor, allowing us to communicate about talent offerings, exclusive content, and new opportunities with relevant celebrities. As they invest, we will be able to leverage their data and profile to create repetitive success for every talent project and will quickly become the only place celebrities will go to raise funds for projects, business endeavors and charities across a diverse group of fans, including their own.

We believe that FanVestor is the only platform of its kind in the global crowdfunding nation. We aim to facilitate financial ignition of innovative celebrities who have the energy and talent to start and grow successful campaigns for both their charitable causes and personal projects.

Our micro-securitization platform will allow both accredited and non-accredited fans to invest in their favorite celebrity brands. Prior to the introduction of FanVestor, fans and followers connected with their favorite celebrities by purchasing branded products, attending events and consuming content on social media. FanVestor enables these emotional “fan” connections to move to the next level and become “investors.”

Recently winning the 2020 “Crowdfunding Innovation Award”, FanVestor aims to become a leader in a total 360-degree fan investing, commerce, and rewards platform for celebrity brands and their associated partners by enabling fans (both accredited and non-accredited) to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations.

FanVestor believes it has a stellar leadership team, composed of seasoned entrepreneurs, technologists and advisors with proven success and key industry relationships. FanVestor’s Founder and CEO Michael Golomb is a long-time business leader, having helped raise more than $2 billion through multiple IPOs and other fundraising activities, and Larry Namer, COO, was Co-Founder of E! Entertainment TV. Advisors to FanVestor include: Marty Pompadur - the former head of ABC TV Network and Head of NewsCorp Europe, Phil M. Quartararo – Former CEO of Warner Brothers Music, EMI Records and Virgin Records, Yung Kim - Former President/CEO of DASAN Zhone Solutions (Nasdaq: DZSI) and former President and an executive board member of Korea Telecom (KT), Yobie Benjamin - Former Global CTO of Citigroup and Chief Strategy Officer of Ernst & Young, Alan Qiu - Director of Investment for Panorama Capital and former Vice President, Business Development and International Business for PINTEC (NASDAQ:PT), and Bryan Goldberg - Co-Founder of Bleacher Report; Founder & CEO Bustle, Gawker, Elite Daily, Mic, The Outline, and The Zoe Report.

In July 2020, the Company kicked off its partnership with iHeartMedia, featuring opportunities from DJ Khaled, The Jonas Brothers, Jackson Wang, Ryan Seacrest, The Ben& Ashley Show, LA Dodger’s Justin Turner & Max Muncy, as well as several individual campaigns with Paul Oakenfold and Hamilton the Musical. These current opportunities are for fan experiences and are not active offerings of securities.

FanVestor has two wholly owned subsidiaries:

●	FanVestor CF, which would be conducting Regulation CF securities offerings through our official Regulation CF funding portal commencing upon FINRA’s formal authorization; and

●	FanPerks, through which we conduct our non-security type offerings, such as licensed sweepstakes, auctions for perks (virtual and physical goods or services), and charitable fundraising campaigns.

Our Innovation

FanVestor’s all-in-platform for fan investing and fan commerce offers experiences, product offerings – both virtual and physical, and tiered levels of rewards for both commercial and charitable projects offered by celebrities to their fans.

FanVestor’s business model is also unique to the marketplace, capitalizing on the recent changes in regulations and tech innovation such as:

●	JOBS Act/compliance - creating financial investment opportunities for non-accredited investors

●	Regulated by the SEC and FINRA

●	Next-generation data science - enabling our data-driven data management platform to collect valuable data that delivers the entertainment industry key data such as the buying habits of celebrities’ fan base and other key features which can then be used to grow and expand one’s digital, online/offline businesses. up to optimize data management, analytics, and communication tools for persons of social influence by providing deep insights into fan data, purchasing history and enriched user attributes for celebrities

●	Social media engagement platforms - Our platform is brand agnostic, meaning any established talent, musician, athlete, entertainment or sport organization can raise capital from their direct and indirect social media followers using the FanVestor technology platform through our investment offerings, micro-securitization, and innovative rewards. With this data, FanVestor’s platform enables celebrities to communicate with their fan base using targeted messaging and retargeting products to further monetize projects. Our application leverages the social integrations and followers of celebrities across multiple social media platforms (e.g., Facebook, Twitter, YouTube, Instagram, and Tik Tok), and then layers the data enrichment concept to grow our platform user base.

In March 2020, FanVestor was recognized as the winner of “Crowdfunding Innovation Award” at the FINTECH Breakthrough Awards.

Principal Products and Services

FanVestor filed its provisional U.S. patent in December 2019 (US#62/950,038) and plans to file the full patent by the end of 2020.

PLATFORM

FANVESTOR PLATFORM FEATURES

USER ROLES

The “BRAND”

- Create profile & link social media
- Create campaigns
- Promote campaigns to followers
- Monitor and manage campaigns
- Follow up with investors “in-app”
- Investor relations

The “SUPER FAN”= FAN-INVESTING

- Investment credential checks:
  - Know Your Customer (KYC)
  - Anti-Money Laundering (AML)
  - Investor Accreditation
- Invest in securities (debt, equity, asset, etc.)

The “FAN” = FAN COMMERCE

- Create profile
- Select interests
- Follow brands
- Browse and view campaigns
- Participate in non-securities campaigns

CAMPAIGN SUPPORT

Common Attributes:

- Min and max raise limits
- Timeline and goal based
- Geo-location centric
- Escrow account
- Regulated & licensed
- Instrumentation & Analytics

SWEEPSTAKES
• Digital & physical perks
• Fulfillment tracking
AUCTIONS
• Reserve price
• Digital & physical perks
• Fulfillment tracking
SECURITIES
• Broker dealer management
• Cap table management
• Dividend distribution

FANVESTOR™

BUSINESS MODEL

FAN ENGAGEMENT + DATA
TIER 01 MUSIC, SPORTS, ESPORTS

- FanVestor delivers Big Data, capturing both the desires, passions and participation of consumers to deliver the elusive "buying/spending" analytics, so that talent, musicians and athletes can better understand the behaviors of their fans and followers
- Data analytics provide a deeper understanding of Fanbase to include financial capabilities, demographics, preferences and other metrics
- FanVestor's passion data, from both online behaviors and social media, creates a network effect for targeted marketing to improve sales and fan loyalty

IDENTITY RESOLUTION (ONBOARDING)
3RD PARTY ENRICHMENT (TAGS)
INTERESTS (ANALYTICS)
KYC/AML (CHECKS)
INVESTOR ACCREDITATION (PROCESS)

MONETIZATION

- Segment data to achieve additional monetization strategies
- Covert basic fans to super fans
- Target specific with campaign based on relevant attributes
- Provide statistical data to Brand to better understand their fan base for future campaign promotions
- Ability to monetize enriched data externally

Profit
Time
Unknown
Known
Responsive
Prospect
First Time User
Repeat User
Inactive User
Premium Investor
Identify
Capture
Engage
Convert
Develop
Mature
Reactivate
Retain
ACTIVATION
RETENTION

FANVESTOR™

Current Services

Depending on the type of offering being made, we anticipate operating as a technology platform connecting celebrities and investors for which we do not act as a securities intermediary and are not regulated as such. We also will not be regulated as a funding portal for offerings taking place under Regulation Crowdfunding which we expect to go live in the fourth quarter of 2020. We will partner with Dalmore Group, LLC, a registered broker-dealer, in connection with those offering. See “Partnerships and Collaborations,” below.

We intend to facilitate the following types of offerings that are exempt from registration under the Securities Act:

●	Regulation A+ offerings: In partnership with Dalmore Group, through FanVestor we plan to host Regulation A+ offerings on our platform. These offering would involve issuers seeking to raise anywhere from $100,000 to $50,000,000 and we anticipate providing an array of technology and support services, including custodial accounts and coordinating vendors.

●	Regulation Crowdfunding offerings: Through FanVestor CF LLC, our funding portal is in the registration process with the SEC and FINRA. Once registered, we plan to host Regulation Crowdfunding offerings. These offerings would involve issuers seeking to raise anywhere from $10,000 to $1,070,000. We also expect to provide an array of services permitted by Regulation Crowdfunding, including campaign page design services, marketing consulting services, assisting with due diligence, custodial accounts, and coordinating vendors.

●	Rule 506(c) offerings: In partnership with Dalmore Group, through FanVestor, we plan to host offerings under Rule 506(c) of Regulation D. Accredited investors are allowed to invest in these offerings and we would host these offerings either on a stand-alone basis or concurrently with a Regulation Crowdfunding offering. Under Rule 506(c), issuers can use general solicitation to attract investors and, therefore, issuers engaged in a concurrent Regulation Crowdfunding offering can also raise additional funds from accredited investors providing they comply with the requirements of each exemption.

Through FanPerks LLC, we plan to facilitate non-security type offerings, such as licensed sweepstakes and auctions for exclusive perks offerings (virtual and physical goods or services, rewards) and charitable fundraising campaigns.

Services Under Development

We have taken a phased approach to our product roadmap, focusing and prioritizing our development and financial resources initially on features and functionality that will drive user and fan acquisition, talent partnerships, and product offerings that allow us to deliver immediately for all prospective talent projects. Our business model focus on top-tier talent. These talent brands have influence with millions of fans, and can activate those fans to take action within minutes of an Instagram post, tweet, YouTube video, TikTok video or press announcement, so our product offering prioritizes user experience, stability and scalability, In terms of user experience, we made it easy for fans to register on FanVestor and set up their profile. We then scaled, tested and re-tested the system for stability with 2,200 transactions per second with only 30 instances of horizontal scaling, which basically confirmed that we could have 40-50 million registered users on the platform, which would support the biggest celebrity fanbases in the world. With our iHeartMedia partnership, our technical tests were validated with no issues related to website visits, registrations, and engagement across iOS, Android, and the web app.

While deep into discussions with talent and their management teams, it became clear that we needed product options depending on the stage of project and appetite of the talent. Therefore, we created multiple product offerings that would cover 99% of the asks of talent, without any customization. This was critical as many talent brands want to be “unique” and customize for their individual fanbases. With four offerings, we can address 99% of the talent demands in terms of service offerings. The four offerings we developed are:

●	Sweepstakes - with free and paid entries for experiential rewards;

●	Perks and commerce – which allows fans to purchase products that can be packaged with unique experiences and value adds by the talent (e.g. autographed basketball included, etc.);

●	Securities - through Regulation CF or Regulation A to raise funds up to $50 million for a business project providing potential future value to investors; and

●	Charities – ability to earmark a portion or all of the funds across sweepstakes, perks and securities to a charity.

All of these are technologically operational today (offerings under Regulation CF will be possible upon FINRA authorization of our funding portal), and enable us to work with any talent brand regardless of size of fanbase, stage of project, and execution requirements during and post project event. We have added automation and tools to reduce manual processes to allow for ease of setup of projects, communications and more.

Our next pillar of growth and priority of product roadmap focuses on delivering best-in-class post investment and project services. This includes providing advanced analytics and data insights tools, sophisticated communications, Investor relations and state-of-the-art cap table management, and future monetization opportunities with talent and fanbases.

Advanced Analytics and Data Insights

●	FanVestor’s data analytics advanced tools would provide a deeper understanding of a celebrity’s fanbase to include financial and wealth insights, demographics, preferences and other metrics. Through this conduit, celebrities may also have access to their fans’ purchasing history and online interests, which will allow them to personalize and target their messaging and products.

●	FanVestor plans to deliver Big Data, capturing the desires, passions and participation of consumers to deliver the elusive “buying/spending” analytics, so that media celebrities, artists, and athletes can better understand the behaviors of their fans and followers.

●	FanVestor’s passion data, from both online behaviors and social media, would create a network effect for targeted marketing to improve sales and fan loyalty.

Next-Generation Communications

●	FanVestor has plans to build a next-generation communication platform solution for ecosystem participants to increase the brand-to-fan engagement.

●	The platform would be an integrated web-based platform with virtual call centers, scalable, text, voice, bot, and a cloud-based, multichannel communication platform built on top of Twilio (or similar), and hosted within the Microsoft Azure Cloud, AWS, or equivalent, where in the ecosystem participants are able to share information via the newsfeed, get real-time feedback via comments, likes, and reactions.

●	It is expected that this platform would allow fans to use live video for more immediate, direct and authentic sharing, wherein the communication platform includes an auto-translation feature that allows for truly global multi-lingual communication.

Advanced Investor Relations Tools

●	Standard capitalization table management. A global best practices solution which we expect to capture standard features, such as electronic securities, board consents, scenario modeling, investor communication, board meeting management, equity compensation tools, and report building.

●	FanVestor’s capitalization tables would be fanbase driven. With the use of advanced machine learning and engine features, we anticipate the participating celebrity issuers to utilize this new information in a brand new way to support investor relations, and to provide new direct investment opportunities to their fans as well as for cross-promotions.

●	We also plan for these tools to provide automated financial distributions (i.e., dividends or debt interest coupons and pay-offs).

●	Ongoing communications, including regulatory or legally required communications and marketing communications.

Future Monetization

●	Identify fan investors for new fan projects based on data analysis of relevant individual and household attributes - demographics, prior investment categories and dollar amount, talent type and sub-category (such as Athletes or basketball).

●	Ongoing communications to the database of FanVestor users (investing and non-investing fans) who engaged prior for new talent project offerings.

●	Ability to monetize enriched data externally under the appropriate geo-compliance.

Longer-term Product Plan

Our longer-term approach (beyond 12 months) continues to focus on delivering the best-in-class experiences for fans and talent brands. Our focus will be on delivering in areas of investor liquidity, artificial intelligence, enhanced payment solutions, and a rewards platform.

FanVestor plans to build a securities marketplace that would provide liquidity to investors wherein the securities could include financial products such as debt, equity, derivatives, asset-backed securities, and where the securities can be traded between participants as conventionally done on the traditional stock market exchanges with the proper compliance. This marketplace is not yet in place, and would require approval from the SEC and FINRA prior to operation.

FanVestor also expects to build a non-securities marketplace solution that would allow the perks issued through our platform or other platforms (i.e. virtual and physical exclusive perks and tiered levels of reward, etc.) to be traded between participants, peer to peer transactions, brands, fans, investors, and other ecosystem participants by exchanging, trading, selling or even transferring to other third party exchanges.

FanVestor plans on building an artificial intelligence (“AI”) and machine learning (“ML”) platform solution capable of analyzing data related to fans, investors, celebrity brand owners, influencers, content owners and distributors, telecommunication technology and service providers, and regulated securities transactions, where the AI platform would be capable of analyzing fan behavior, social and emotional data, geographic and located-based data, financial status, and demographics in order to provide direct fan-to-celeb brand analytics, and where the AI platform would be capable of matching potential investors to celebrity brand owners.

FanVestor plans on building a payment platform solution capable of facilitating cross-border financial transactions for project capitalization and investment liquidation purposes, wherein the payment platform would be further capable of facilitating peer-to-peer financial transactions between investors and celebrity brand owners.

FanVestor also anticipates building a rewards platform capable of offering tiered levels of rewards to fans and investors, wherein the rewards may include exclusive virtual and physical perks, as well as experience-based perks.

Partnerships and Collaborations

We are working with major banking institutions, tax and legal advisors, such as HSBC, Deloitte, Perkins Coie, as well partnership with iHeartMedia executed in June 2020.

We also collaborate with the leading law firms in the 2012 JOBS Act and FINRA-related matters, such as CrowdCheck Law LLP and Ellenoff Grossman & Schole LLP.

We will partner with Dalmore Group LLC, which will act as our broker-dealer of record for all security offerings under Regulations A and D. Prior to FanVestor’s registration as a funding portal under Regulation Crowdfunding, offerings under Regulation Crowdfunding will also be intermediated by Dalmore Group.

Market

Regulation A

Amended Regulation A, popularly known as “Regulation A+,” became effective June 19, 2015. Because Regulation A permits a maximum raise of $50 million each twelve months, we believe this rule is well suited for celebrity issuers and the projects that they are seeking to fund. We have seen the interest in this type of celebrity-based fund raising through existing business development activities through our Invest with HeartTM campaign. We expect to see an increase in the number of celebrities who list their projects on our platform, although we are likely to encounter competition from other platforms and from celebrities who seek to raise funds online without using a platform. At this time FanVestor believes it is the only such global fundraising venue for elite celebrities.

Regulation Crowdfunding

We believe that the market for celebrity crowdfunding of their projects and charitable interests will also grow as more celebrities become aware of this funding method and view Regulation Crowdfunding as a viable fundraising option. It is our understanding that Regulation Crowdfunding makes it relatively inexpensive to make an offering of securities. With a maximum raise of $1,070,000 per year, we believe that this funding method is perfect for early-stage companies.

We plan to increase awareness of the benefits of Regulation Crowdfunding through a lead generation program that may include advertising on social media, email marketing and through our workshops. We plan to focus on celebrities who have millions of social media followers with active engagement on the major social media channels. We plan to educate the market through the content we write and publish on our blog as well as being guest authors on other popular blogs.

Rule 506(c) of Regulation D

Rule 506(c) of Regulation D allows for companies, celebrities, and campaigns to reach accredited investors that are beyond their immediate networks by communicating broadly. There is no limitation on the amount raised, which makes this rule attractive to celebrities who just completed a Regulation Crowdfunding offering or are planning a Regulation A campaign in the near future. For Regulation Crowdfunding offerings, this exemption provides celebrities an opportunity to extend an offering beyond Regulation Crowdfunding once the maximum $1,070,000 has been reached. For Regulation A offerings, this exemption can be used as a fundraising option prior to the launch of the offering, because of the time it takes to get a Regulation A offering qualified.

Our Advantages

We believe that FanVestor is the only platform of its kind in the global crowdfunding nation. We aim to facilitate financial ignition of innovative celebrities who have the energy and talent to start and grow successful campaigns for both their charitable causes and personal projects. Our offerings, from sweepstakes and perks/experiences to securities will allow us to meet the needs of talent at the various stages of fundraising – whether that is a product launch and introduction, a new business endeavor or a charitable cause. Other platforms offer one or the other and won’t be able to service all the talent needs or grow with the talent, but we believe we are able to service approximately 99% of the talent needs and stage of their projects and continue to grow with them as needs change over time.

As the first celebrity platform in the equity crowdfunding industry, we are working with our partners and collaborators to establish industry-wide best practices and to improve the quality of listings. We believe our backend operating systems will be highly efficient. Each function will operate through documented procedures to ensure consistent, quality results while keeping operating expenses to a minimum.

We believe that FanVestor’s key asset is its team members. We are a group of talented people who have come together to democratize finance and investment in startup and growth companies. The hallmark of the Company is our advisory board which has veterans from the entertainment and financial industries who are talented, respectful, enthusiastic and entrepreneurial people, but also understand and operate on the principles of dignity and respect.

Research and Development

FanVestor has invested approximately $599,397 in 2019, in research and development, product development, and maintenance.

Employees

We currently have 32 team members (including contractors) based in San Francisco, Los Angeles, New York and Europe. Of the 32 team members, two people are directly employed by the Company and the remaining team members provide services to the Company through consulting and advisory agreements. In that regard, 14 team members are full time equivalent in software engineering, user-experience design, security controls and testing, and five team members are full time equivalent in product and business development.

Regulation

Having a platform that hosts Regulation A, Regulation Crowdfunding, and Regulation D offerings, we are required to comply with a variety of state and federal securities laws as well as the requirements of FINRA, a national securities association of which our funding portal subsidiary will be a member.

Regulation Crowdfunding

In order to act as an intermediary under Regulation Crowdfunding, we plan to register as a funding portal with the SEC and become a member of FINRA. In the future, we may be subject to additional rules issued by other regulators, such as the money-laundering rules proposed by FinCEN.

SEC Requirements

As a funding portal, we will be prohibited from engaging in certain activities in order not to be regulated as a full-service broker-dealer. These activities are set out in Section 4(a)(6) under the Securities Act and in Regulation Crowdfunding. We plant to establish internal processes to ensure that we, as well as our agents and affiliates, do not engage in activities that funding portals are not permitted to undertake, including:

●	Providing investment advice or recommendations to investors for securities displayed on our platform;

●	Soliciting purchases, sales or offers to buy securities displayed on our platform;

●	Compensating employees, agents or other persons for solicitation or for the sale of securities displayed or listed on our platform; or

●	Holding, managing, processing or otherwise handling investors’ funds or securities.

In addition, our funding portal will have certain affirmative requirements that it will be required to comply with to maintain its status. These affirmative obligations include:

●	Providing a communications channel to allow issuers to communicate with investors;

●	Having due diligence and compliance protocols and requirements in place so that it has a “reasonable basis” to believe that

○	its issuers are in compliance with securities laws, have established means to keep accurate records of the securities offered and sold, and that none of their covered persons (e.g., officers, directors and certain beneficial owners) are “bad actors” and therefore disqualified from participating in the offering;

○	its issuers and offerings do not present the potential for fraud or otherwise raise concerns about investor protection; and

○	its investors do not invest more than they are allowed to invest under the limitations set out in Regulation Crowdfunding; and

●	Creating procedures for its investors to notify them of risks regarding investing in securities hosted on its platform and providing them with required investor education and disclosure materials.

We will also be required to set up protocols regarding payment procedures and recordkeeping.

FINRA Rules

As a member of FINRA, our funding portal will be subject to their supervisory authority and will be required to comply with FINRA’s portal requirements. Some of those rules are also applicable to EdenLedger, Inc., as an entity associated with the portal. These requirements include rules regarding conduct, compliance and codes of procedure. For instance, FINRA’s compliance rules require timely reporting of specified events such as complaints and certain litigation against the portal or its associated persons as well as the provision of the portal’s annual financial statements prepared on a U.S. GAAP basis. In addition, under the conduct rules, the portal will be required to conduct its business with high standards of commercial honor and just and equitable principles of trade, will be limited to certain types of communications with investors and issuers, and will be prohibited from using manipulative, deceptive and other fraudulent devices.

Liability

Under Section 4A(c) of the Securities Act, an issuer, including its officers and directors, may be liable to the purchaser of its securities in a transaction made under Section 4(a)(6) if the issuer makes an untrue statement of a material fact or omits to state a material fact required to be stated or necessary in order to make the statements, in light of the circumstances under which there were made, not misleading; provided, however, that the purchaser does not know of the untruth or omission, and the issuer is unable to prove that it did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

Though not explicitly stated in the statute, this section may extend liability to funding portals, and the SEC has stated that, depending on the facts and circumstances, portals may be liable for misleading statements made by issuers. However, funding portals would likely have a “reasonable care” due diligence defense. “Reasonable care” would include establishing policies and procedures that are reasonably designed to achieve compliance with the requirements of Regulation Crowdfunding, including conducting a review of the issuer’s offering documents before posting them to the platform to evaluate whether they contain materially false or misleading information. We plan to design our internal processes and procedures with a view to establishing this defense, should the need arise.

Further, we may also face liability from existing anti-fraud rules and statutes under the securities laws. For instance, under Section 9(a)(4) of the Exchange Act anyone who “willfully participates” in an offering could be liable for false or misleading statements made to induce a securities transaction.

In addition, FINRA imposes liability for certain conduct including violations of commercial honor and just and equitable principles of trade and acts using manipulative, deceptive and other fraudulent devices.

Regulation A and Regulation D

With respect to sales under Regulation A and Regulation D, we plan to provide the technology for celebrities to identify and interact with their fans and potential investors, and do not structure transactions. We will not be registered as a broker-dealer and do not engage in certain activities that would constitute “engaging in the business” of being a broker-dealer, including:

●	Actively soliciting investors and negotiating the terms of an arrangement between companies and investors;

●	Accepting compensation related to the success and size of the transaction or deal;

●	Effecting transactions, including handling of the securities and funds relating a transaction; and

●	Extending credit to investors; and creating the market and help negotiate the price between buyers and sellers.

There has been little regulatory guidance as to the circumstances in which state or federal broker-dealer registration requirements apply to online investment platforms, and such guidance as it exists generally predates the technological developments of the last couple of decades. Despite a long-standing request from organizations such as the American Bar Association to clarify the circumstances in which “finders,” who also connect buyers and sellers of securities, are permitted to perform that function without registering as broker-dealers, the SEC has not provided any guidance. It is possible that any clarification of the matter will result in our having to change our business model or even register as a broker-dealer. See “Risk Factors.”

Liability

Section 12(a)(2) of the Securities Act imposes liability for misleading statements not only on the issuers of securities but also on “sellers,” which includes brokers involved in soliciting an offering. Rule 10b-5 under the Securities Exchange Act of 1934 generally imposes liability on persons who “make” statements; the information presented on our platform is drafted by the celebrities themselves. Additional liability may arise from as-yet untested provisions such as Section 9(a)(4) of the Exchange Act, discussed above.

Other Activities

Conducting fundraising and sweepstakes activities is subject to regulation in many states. We currently have a professional solicitor license in the State of California. Five other states do not require licenses for fundraising. We estimate that filing and compliance costs for the remaining states would be approximately $60,000. We have engaged an outside compliance firm to arrange sweepstake rules and conduct sweepstakes.

Intellectual Property

The Company has obtained trademark protection for the following marks:

Trademark	Registration Number
IIO	88666356
INITIAL INFLUENCER OFFERING	88666360
FAN-SOURCED	88807309
CONNECTING TO BRANDS YOU LOVE	88666366
INVEST IN BRANDS YOU LOVE	88666369
INVEST WITH HEART	88873505
COMMERCIALLY VIABLE AND INSTITUTIONALLY CREDIBLE	88655861
EDENLEDGER	88227044

In addition, we are also seeking to obtain trademark protection for “FanVestor” in the US. We have been granted the trademark in the EU, UK, and Russian Federation.

To further protect our intellectual property we are creating in the FanVestor Platform, we have filed a provisional patent application on December 16, 2019 (application no. 62/948,420) relating to the functionality of the experience we offer.

Litigation

FanVestor is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

THE COMPANY’S PROPERTY

We do not own any significant property. The Company has a business address of 2055 Lombard St., #470217, San Francisco, CA 94147. The Company is currently without a headquarters while management works remotely and plans for a new headquarters in Los Angeles.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

EdenLedger, Inc., was incorporated under the laws of the State of Delaware on December 13, 2018. EdenCoin, Inc. (“EdenCoin”) was a corporation formed on July 7, 2017, under the laws of Delaware, and considered a predecessor entity. The Voting Common Stock of both companies was 100% owned by Michael Golomb, the founder and CEO of both companies. On October 3, 2019, an Agreement of Merger was approved between the two companies and the surviving corporation was EdenLedger, Inc. dba FanVestor (“FanVestor,” the “Company,” “we,” or “us”). The Company is a data-driven investment platform creating a new ecosystem that enables fans, both accredited and non-accredited, to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations.

The Company anticipates generating revenues from the operation of its FanVestor platform, which will charge fees for its technology and support services for Regulation A and Regulation D offerings. Our subsidiary FanVestor CF will, when it receives regulatory approval, receive revenues in the form of commission and fees for ancillary services. Our subsidiary FanPerks will receive revenues for hosting non-securities offerings, such as licensed sweepstakes, auctions for perks (virtual and physical goods or services), and charitable fundraising campaigns. In addition to fan-sourced fundraising, we plan to offer advances investor relations tools.

We are a pre-revenue company without an operating history upon which to base an evaluation of our business and prospects. Our lack of operating history may hinder our ability to successfully meet our objectives and make it difficult for potential investors to evaluate our business or prospective operations. We have not generated any revenues since inception, and we are not currently profitable and may never become profitable.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon our ability to raise additional capital as required. Our net losses for the year ended December 31, 2019, were $1,203,497 compared to $398,016 for year end December 31, 2018. As of June 30, 2020, the Company had an accumulated deficit of $2,842,516. The Company does not currently generate any cash on its own. We have funded operations with loans from our founder and CEO, Michael Golomb and capital raised from the issuance of our securities.

These factors raise substantial doubt about our ability to continue as a going concern. We are dependent on additional capital resources for our planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

Results of Operations

Our activities since inception have consisted of formation and development activities and preparations to raise capital. Our net losses for the year ended December 31, 2019, were $1,203,497 compared to $398,016 for year end December 31, 2018.

The increase in expenses during 2019 reflects our investment in our technology and product development, including $599,397 spent on research and development and product development. There was an increase in selling, general and administrative expense from $88,738 in 2018 to $880,318 in 2019 due to expansion of our operations. As a result of the foregoing, as of December 31, 2019, we had an accumulated deficit of $1,789,780.

During the current year until June 30, 2020, the Company has increased spending in engineering and products as well as in compliance cost centers. Our research and development expenses increased to $573,345 from $118,269 for the periods ending June 30, 2020 and 2019, respectively. We also increased our spending on selling, general and administrative expenses from $382,619 for the six-month period ended June 30, 2019, to $449,552 for the six-month period ending June 30, 2020. We anticipate that operating expenses will continue to rise in connection with the continued development of our business operations.

Liquidity and Capital Resources

To date, we have generated no cash from operations and negative cash flows from operating activities. The Company has financed its activities to date with loans from its founder and CEO, Michael Golomb, by raising capital from private placements, and an offering of SAFE Notes under the Regulation Crowdfunding. These factors raise substantial doubt about our ability to continue as a going concern. Our future expenditures and capital requirements will depend on numerous factors, including the success of this Offering and the ability to execute our business plan. We may encounter difficulty sourcing future financing.

As of December 31, 2019, the Company held $10,462 in cash and cash equivalents compared to $293,995 as of December 31, 2018. More recently, the Company’s cash and cash equivalents as of June 30, 2020, was $119,219. The Company was initially capitalized by an investment from a shareholder in the amount of $1,029,970 on November 1, 2017. Since then, Michael Golomb, as the Founder, CEO and sole voting shareholder, has invested through a convertible instrument as well as made loans to the Company in order to fund the Company’s development.

In December 2019, Mr. Golomb advanced $100,000 to the Company. In addition to that amount, the Company owes Mr. Golomb $590,510 for various expenses incurred on behalf of the Company during 2019 for a total balance due of $690,510 as at December 31, 2019 and $1,244,310 as at June 30, 2020. The loan accrues interest at 5% per annum and is due upon receiving outside financing or achieving $1,000,000 in revenue. If the Company raises external financing, any outstanding loans from the CEO may be converted into equity under the same conditions as the participating investors in the financing. As of December 31, 2019, the Company had accrued unpaid interest of $8,732 pertaining to this loan and at June 30, 2020, the amount of accrued unpaid interest was $36,591.

In May 2020, Michael Golomb, the founder and CEO, purchased from the Company a Convertible Promissory Note under Regulation D for $235,491. The Convertible Promissory Note yields 6% annual interest, a maturity date of December 31, 2021, and provides for the Company to either repay or convert into the Company’s Non-Voting Common Stock at the Company’s discretion but no later than March 31, 2021. A conversion would be at a 20% discount to the price in the “Next Equity Financing.” The Convertible Promissory Note also includes an obligation for the Company to convert or repay the note to Mr. Golomb by March 31, 2021 at the holder’s discretion. See also, below, “Related Party Transactions.”

In May 2020, the Company also received a loan of $55,645 under the Small Business Administration’s Payroll Protection Program. The Company has applied for forgiveness of this loan.

Also during 2020, the Company received funds from a Regulation D offering of Convertible Promissory Notes. Under the Regulation D offering, the Company sold to an investor a convertible promissory note bearing 6% annual interest, with a maturity date of December 31, 2021, for consideration of $205,000, which was paid in installments during 2020. This promissory note converts into the Company’s Non-Voting Common Stock at the Company’s discretion and at the same price as the price of the Company’s shares in its Next Equity Financing, as defined in the terms of the note. The Company further received funds from a further Regulation D offering of Convertible Promissory Notes in the fourth quarter of 2020. Under that offering, the Company sold a convertible promissory note bearing 6% annual interest, with a maturity date of December 31, 2021, for consideration of $50,000 on October 28, 2020, and expects to sell a further $50,000 to the same investors December 11, 2020. This promissory note converts into the Company’s Non-Voting Common Stock at the Company’s discretion and at the same price as the price of the Company’s shares in its Next Equity Financing, as defined in the terms of the note.

In October and November of 2020, the Company made an offering of SAFE Notes under Regulation Crowdfunding, which offering closed on               . To date, the Company has raised $               from the sale of its SAFE Notes.

Another source of capital has been the Company’s investment in cryptocurrency, which resulted in a gain for 2019 of $284,950. During 2019, proceeds from the sale of cryptocurrency was $451,450. The value of the Company’s cryptocurrency as at June 30, 2020, and as at December 31, 2019, was $24,222 as reflected in “Other current assets” on its balance sheet.

During 2020, the Company has been financed principally by Mr. Golomb. Receiving proceeds from this Offering under Regulation A, or from other sources of financing, is necessary for the viability of the Company.

Plan of Operations and Milestones

As noted above, the continuation of our current plan of operations requires us to raise significant additional capital. If we are successful in raising the maximum offering amount through our issuance of Non-Voting Common Stock in this Offering, we believe that we will have sufficient cash resources to fund our plan of operations for the next 12 months. If we are unable to do so, we may have to curtail and possibly cease some operations and will need to secure additional funding to fully commercialize our FanVestor platform, which is our priority. See “Use of Proceeds.”

We are not yet operational. We have established the following milestones in our plan of operations:

●	We will use the bulk of the first funds raised to advance our marketing and business development activities and build our platform.

●	Within three months of the completion of this Offering under Regulation A, we plan to expand our operations as a funding portal and potentially onboard several projects in our current pipeline.

●	Assuming we raise $15,000,000 in this Offering, we anticipate a full-scale expansion in the United States within 12 months covering all of the aspects of our business described above.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations.

These circumstances raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Trend Information

Because we are still in the startup phase and have not commenced operations, we are unable to identify any recent trends in revenue or expenses. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

See the section entitled “Implications of Being an Emerging Growth Company” at the beginning of this Offering Circular for a discussion of the modified reporting requirements for “emerging growth” companies that we may take advantage of should be become a public reporting company.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s executive officers and directors are listed below:

Name	Position	Age	Date Appointed to Current Position	Approximate Hours Per Week (if part- time) / full-time

Executive Officers

Michael Golomb	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer	45	December 2018	full time

Larry Namer	Chief Operating Officer	72	September 2020	full time

Directors

Michael Golomb	Chairman of the Board of Directors	45	December 2018

Larry Namer	Executive Director	72	September 2020

Martin Pompadur	Director	85	September 2020

Alex Yastremski	Director	45	December 2018

Mitesh Parikh	Director	53	December 2018

Significant Employees

Naji Bekhazi	Executive Vice President, Engineering and Products	55	March 2020	full time

Michael Golomb, Chairman of the Board, Chief Executive Officer, Principal Financial Officer, and Principal Accounting Officer

Michael Golomb is a leader in the business community and recognized as an innovator in the world of business and fintech. As the founder of fan engagement and investment platform FanVestor, he has created a unique offering for elite talent, musicians, athletes, entertainment entities as well as consumers.

Born in Ukraine, Michael came to America as a teenager with the dreams of success that many immigrants bring with them to America, and today with a strong track record of maximizing shareholder value, he has had several successful exits, managed two IPOs, and been a leader at several publicly traded companies (NASDAQ, LSE, AIM). Michael founded FanVestor at a time where disruption in the entertainment industry is explosive, with companies such as Netflix changing the way consumers engage with television, and iHeartMedia bringing entertainment to millions of fans of sports and music. Prior to founding FanVestor, Michael served as a resident mentor to the Stanford GSB Ignite Global Innovation Program from 2013 onwards and as a resident mentor to 500 Startups from 2012 onwards.

A hands-on company builder, Michael’s background as an entrepreneurial executive with the culmination of twenty-five years of senior management experience across a broad spectrum of industries. His expertise has been successfully applied across verticals ranging from startups to large public corporations including telecom, blockchain, digital health and medical devices, consumer electronics and hardware, manufacturing, software/SaaS, and real estate. In addition to Michael’s knowledge-based experience across multiple categories in raising equity though variety of public and private equity/debt instruments, as well as experience in handling complex M&A transactions, he also brings exceptional knowhow of global capital markets, compliance, and fintech to FanVestor a unique ability to be an innovator and leader in the marketplace.

Mr. Golomb is a graduate of Stanford University’s Graduate School of Business, where he received a Master of Science (M.Sc.) degree in Management, with an emphasis on Organization Behavior and Entrepreneurship. Michael also received his MBA in Finance at Santa Clara University’s Leavey School of Business. Prior that that, for his undergraduate education, he attended Occidental College, where he gained a Bachelor of Arts Degree, double majoring in Diplomacy & World Affairs and Economics. Michael is a certified public accountant (inactive).

A former professional chess player, Michael resides with his family in San Francisco, California, where FanVestor’s HQ is currently based.

Larry Namer, Executive Director and Chief Operating Officer

An entertainment industry veteran with 50 years professional experience in television, film, live events and digital media, Namer first joined FanVestor’s Advisory Board in January 2020. On September 1, 2020 Larry agreed to join the executive team as Company’s COO and was elected to the Company’s board of directors as executive director. In his new role, Namer is charged with overseeing the day-to-day operations and partner management for FanVestor.

Namer is the co-founder of E! Entertainment Television, a company now valued at over four billion dollars, and the creator of several successful companies in the United States and overseas. Among those companies are Comspan Communications, which pioneered Western forms of entertainment in the former Soviet Union and Steeplechase Media, which served as the primary consultant to Microsoft’s MiTV for developing interactive TV applications. Larry served as President of Metan Global Entertainment LLC from 2014 to the present and LJN Media LLC as President from 2008 to the present.

He is the executive producer of the feature film EMPRESS, a new travel series for the China audience titled Explore The World, and an executive producer of the new crime drama series Nova Vita. He is a founding member of the recently launched lifestyle platform BeautyKween, co-founded by global branding expert MISTER D and former Club Kid and Heatherette designer Richie Rich.

Early on, Larry was named the youngest general manager of a major cable system at Valley Cable TV (VCTV) in Los Angeles. His vision and direction garnered VCTV several Emmy and Cable ACE award nominations, as well as recognition by Forbes magazine as the national model for local cable television programming. In 1989, he was awarded the prestigious President’s Award from the National Cable Television Association. He was honored with the “Outstanding Contribution to Asian Television Award” at the 19th Asian Television Awards in Singapore, and received the International Media Legacy Award at the 2017 Elite Awards Foundation Gala. He was the recipient of Lifetime Achievement Awards at the 2018 Hollywood Tribute Awards and the 2019 Hollywood China Night, presented by the American-Chinese CEO Society, both in celebration of the Academy Awards®. In July 2019, he was awarded The Tribeca Disruptor Award at the Novus Summit, held at the United Nations.

Namer received a degree in Economics from Brooklyn College, graduating in 1971.

Larry resides in Los Angeles – FanVestor’s future HQ.

Marty Pompadur, Director

Marty Pompadur first joined FanVestor’s Advisory Board in at the end of 2019. On September 1, 2020 he was elected as an independent board member along with Larry’s nomination.

Marty Pompadur graduated from Williams College in 1955 with a BA Degree and from the University of Michigan Law School in 1958 with a LLB Degree. He began his career as a practicing attorney in Stamford, Connecticut in 1958 but quickly entered the media field when in 1960 he joined American Broadcasting Companies, Inc. (ABC, Inc). He remained at ABC, Inc for 17 years, culminating with his becoming the youngest person ever appointed a member of the ABC, Inc Board of Directors. While at ABC, Inc Mr. Pompadur held the positions of General Manager of the Television Network; Vice President of the Broadcast Division which included the radio and television networks, the radio and television stations, news, sports and engineering; President of the Leisure Activities Group, which included Magazine Publishing, Records, Music Publishing, Motion Picture Theaters, Record and Tape distribution, and Motion Picture Production; and Vice President of ABC, Inc.

Mr. Pompadur left ABC, Inc in 1977 and became President of Ziff Corporation, a position he held until 1982. Ziff Corporation then was the holding company for both Ziff-Davis Publishing Company, one of the world’s largest publishers of business publications and consumer special interest magazines, and Ziff-Davis Broadcasting Company, which operated six network affiliated television stations.

From 1982, until April 2007, Mr. Pompadur was chairman and Chief Executive Officer of RP Companies’ various private and public limited partnerships (including 2 public limited partnerships with Merrill Lynch), which operated 12 television stations, 25 radio stations and numerous cable television systems totaling 500,000 subscribers.

In 1985 Mr. Pompadur, as advisor to News Corporation, helped acquire for News Corporation the Metromedia television station group and wrote the business plan for the start-up of the Fox Television Network.

In June 1998, Mr. Pompadur became Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe, and a member of News Corporation’s Executive Management Committee. In January 2000, Mr. Pompadur was appointed Chairman of News Corporation Europe. In his decade with News Corporation, he was instrumental in negotiating the merger of Stream and Telepiu to create Sky Italia in Italy, now one of the world’s most successful Pay-TV businesses, and in creating and managing three successful businesses : a television station group in several emerging countries; a radio station group in Russia and Bulgaria; and News Outdoor, the leading outdoor advertising company in Russia and other emerging countries.

In November 2008, Mr. Pompadur stepped down as a full-time employee of News Corporation to pursue other business interests. He then became a senior advisor to Oliver Wyman, consulting primarily in the Middle East.  Mr. Pompadur also became global vice chairman media and entertainment for Macquarie capital.

Mr. Pompadur now is involved in many companies, as an investor, advisor and board member.

He currently is a board member of two public companies: Nexstar broadcasting group and Truli media group. Previously he was a board member of many public and private companies including Imax Corporation, ABC. Inc, BSkyB, Sky Italia, Premier World, Fox Kids Europe, Metromedia International and Elong.

Marty resides in Connecticut.

Naji Bekhazi, Executive Vice President of Engineering and Products

With 35+ years in senior management and engineering, Naji Bekhazi brings FanVestor a successful track record of designing and spearheading the development of large-scale software systems and applications.

Prior to joining FanVestor in February 2020 as Executive Vice President of Engineering & Products, Naji was the Co-founder and President of Wasche Inc, an on-demand service provider for the automotive industry, from 2016. Prior to that, Naji was the Vice President of Engineering at Synopsys Inc. for 13 years from 2003, where he managed the Analog Mixed-Signal Design products. He joined Synopsys as part of the acquisition of Numerical Technologies Inc., where he was Vice President of Engineering. Prior to joining Numerical Technologies, Naji was at Volera Inc., a startup funded by Novell and Andersen Consulting, where he was in charge of the development of the company’s media streaming services and content distribution products. Prior to Volera, Naji was the Co-founder and Vice President of Engineering at JustOn Inc., an application service provider focused on web-based communication and collaborative applications. He developed the company’s flagship product JustOn Files, a cloud-based platform for storing, managing, sharing, and publishing files on the cloud. JustOn was acquired by Novell Inc in 2000 after six months of its inception at 30X initial investment. Prior to JustOn, Naji held several senior positions at Cadence Design Systems and National Semiconductor. Over the past 15 years Naji invested and held advisory roles at several startups. He earned his Bachelor’s degree in electrical engineering as well as his Master’s degree in computer engineering from Syracuse University where he graduated as Summa Cum Laude in 1989.

Naji resides near San Francisco, California.

Mitesh Parikh, Director

Mitesh Parikh is a team-motivating entrepreneur and experienced C-Level executive who joined our Board of Directors in December 2018. Mitesh has held roles such as Venture Partner with Altus Alliance, a professional services company, which he has held since May 2016, as well previously serving as President of ANOB World Inc. from 2005 to 2015, and Chairman/Chief Marketing Officer/Chief Financial Officer of Comsolo LLC from 2004 to 2008. Mitesh received a degree in Finance and Marketing from California State University East Bay in 1988.

Mitesh resides in San Francisco, California.

Alex Yastremski, Director

Alex Yastremski joined our Board of Directors in December 2018. He currently serves as General Counsel at DASAN Zhone Solutions, where he has been since February 2018. Prior to that, he served as General Counsel to BitFury Group Ltd, from April 2014 to October 2017, and as General Counsel to Hudson International from November 2008 through March 2014. Alex receive his JD from Washington College of Law, and his bachelor’s degree from Bucknell University.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the period ending December 31, 2019, we compensated Chief Executive Officer, the only officer compensated, as follows. We did not pay any compensation to our directors in connection with their board service in 2019.

Name	Capacities in which compensation was received (1)	Cash compensation ($) (2)	Other compensation ($)	Total compensation ($)
Michael Golomb	Chief Executive Officer	$250,000	0	$250,000

(1)	Under the terms of his employment agreement, Mr. Golomb has served in this capacity since September 1, 2019.
(2)	Payment of these amounts has been deferred as discussed below.

There were three members on the Company’s board of directors during 2019, including Mr. Golomb. None of the directors received cash compensation for their service. The other two directors serving during 2019, Mr. Parikh and Mr. Yastremski, each have separately purchased the Company’s Non-Voting Common Shares. See “Security Ownership of Management and Certain Securityholders,” below.

Mr. Golomb’s annual salary is $250,000 plus all health and dental insurance premiums for him and his immediate family. Under the terms of his employment agreement, these amounts accrue and become payable once the Company either receives external financing or at least $1,000,000 of revenue has been achieved. If Mr. Golomb extends financing to the Company, those amounts accrue 5% annual interest and both principal and interest become due and payable once the Company receives external financing or achieves $1,000,000 in revenue. For information regarding loans made by Mr. Golomb to the Company, see “Management’s Discussion and Analysis – Liquidity,” above, and “Interest of Management and Others in Certain Transactions,” below. Mr. Golomb’s employment agreement states that all of his equity interest in the Company is fully vested as of the date of the agreement, September 1, 2019. For information regarding Mr. Golomb’s equity interest in the Company, see “Security Ownership of Management and Certain Securityholders,” below. In the event of termination of Mr. Golomb for any reason other than gross misconduct, criminal activity, or fraud, he will receive one year of salary, including health insurance premiums and other ancillary benefits, paid in bi-weekly installments; additionally, any unvested stock options held by Mr. Golomb at that time would immediately become vested.

Mr. Namer’s service to the Company as COO is pursuant to a consulting agreement and a board advisory agreement. Under the consulting agreement, Mr. Namer and his company, LJN Media, serve as an independent contractor to the Company. Mr. Namer will also receive compensation in the form of salary, bonus and perks under his consulting agreement which provides a monthly retainer of $5,000 per month cash plus $5,000 per month deferred until outside financing has been achieved. Once this Offering has been completed, Mr. Namer’s monthly compensation would increase to $15,000 and he has been granted additional equity compensation equal up to 250,000 restricted stock awards that vest over four years with a one-year cliff of 25% of the shares and then vesting quarterly.  He also is eligible for a KPI-based bonus equal to 1% of the company’s completed deal flow on a cash flow basis for the year.  Assuming the Company raises sufficient funds, he would receive an annual retainer ranging from $100,000 - $750,000 and equity interest in FanVestor ranging from 0.10% - 1.0%. Additionally, the Company will pay for Mr. Namer to have an office, an assistant and a discretionary monthly T&E expense budget of $1,000. See Exhibit  6.3. Pursuant to Mr. Namer’s advisory board agreement, he has been granted an option for up to 0.5% of the Company’s Non-Voting Common Stock that vests over three years on the basis of both time and performance. Once the Company successfully completes this Offering for an amount in excess of $10,000,000 or more, the advisory board agreement states that Mr. Namer will receive annual cash compensation in the amount of $50,000 paid in twelve monthly payments. See Exhibit 6.2.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets out, as of October 29, 2020, the Company’s shares of Voting Common Stock and Non-Voting Common Stock that are owned by executive officers and directors or that they have a right to acquire. No other person holds more than 10% of any class of the Company’s voting securities or has the right to acquire those securities.

Name and address of beneficial owner (1)	Title of Class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class

Executive Officers and Directors

Michael Golomb (2) Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board	Voting Common Stock	525,987	0	100%

Michael Golomb (2) Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board	Non-Voting Common Stock	8,337,849	98,121(3)	78%

All current executive officers and directors as a group (1 person)	Voting Common Stock	525,987	0	100%

All current executive officers and directors as a group (5 people) (4)	Non-Voting Common Stock	8,831,871	98,121	83%

(1)	The address for all officers and directors is 2055 Lombard St., #470217, San Francisco, CA 94147.
(2)	Mr. Golomb’s shares are held by The Golomb Family Trust, which is fully controlled by Michael Golomb, the Company’s Founder, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board.
(3)	Mr. Golomb holds a Convertible Promissory Note that he purchased from the Company for which he paid total consideration of $235,000, of that amount $200,000 was paid as of June 30, 2020, and $35,491 was paid in the third quarter of 2020. The Convertible Promissory Note yields 6% annual interest, a maturity date of December 31, 2021, and provides for the Company to either repay or convert into the Company’s Non-Voting Common Stock at the Company’s discretion but no later than March 31, 2021. A conversion would be at a 20% discount to the price in the “Next Equity Financing.” The Convertible Promissory Note also includes an obligation for the Company to convert or repay the note to Mr. Golomb by March 31, 2021 at the Holder’s discretion. If this current Offering were to be deemed the Company’s “Next Equity Financing,” the Convertible Promissory Note would be converted at $2.40, which is 20% lower than the price in this offering, and Mr. Golomb would receive 98,121 shares of the Company’s Non-Voting Common Stock.
(4)	In addition to Mr. Golomb’s 8,337,849 shares of Non-Voting Common Stock, Mr. Parikh owns 300,000 shares and Mr. Yastremski owns 194,022 shares of Non-Voting Common Stock. On January 3, 2020, Mr. Namer received a stock option grant for up to 0.5% of the Company’s Non-Voting Common Stock that vests over three years on the basis of both time and performance targets determined by the Company. See Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part. Under his consulting agreement, Mr. Namer has been granted additional equity compensation equal up to 250,000 restricted stock awards that vest over four years with a one-year cliff of 25% of the shares and then vesting quarterly thereafter. He also is eligible for a KPI-based bonus equal to 1% of the Company’s completed deal flow on a cash flow basis for the year. He would receive an annual retainer ranging from $100,000 - $750,000 and equity interest in FanVestor ranging from 0.10% — 1.0%. On February 12, 2020, Mr. Pompadur received an award of 115,053 restricted shares of Non-Voting Common Stock which vest on the basis of time (86,289 shares) and performance (28,764). In October, 2019, Mr. Pompadur also received a stock option grant for up to 1.5% of the Company’s Non-Voting Common Stock, which vest over four years on the basis of time (pro rata on a quarterly basis) and performance target determined by the Company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In December 2019, Michael Golomb, the Company’s CEO, advanced $100,000 to the Company. As of December 31, 2019, the Company owes Michael Golomb $590,510 for various expenses incurred on behalf of the Company during 2019, for a total balance due of $690,510. Under the terms of Mr. Golomb’s employment agreement, the loan accrues interest at 5% per annum and is due upon receiving outside funding or achieving at least $1,000,000 in revenue. If the Company raises external financing, any outstanding loans from Mr. Golomb may be converted into equity or a convertible note under the same conditions as the participating investors in the financing. As of December 31, 2019, the Company had accrued and unpaid interest of $8,732 pertaining to this loan. For additional information regarding the Mr. Golomb’s deferred salary and other compensation, see “Compensation of Directors and Executive Officers,” above.

In May 2020, Michael Golomb, the founder and CEO, purchased from the Company a Convertible Promissory Note under Regulation D for $235,491. The Convertible Promissory Note yields 6% annual interest, a maturity date of December 31, 2021, and provides for the Company to either repay or convert into the Company’s Non-Voting Common Stock at the Company’s discretion but no later than March 31, 2021. A conversion would be at a 20% discount to the price in the “Next Equity Financing.” The Convertible Promissory Note also includes an obligation for the Company to convert or repay the note to Mr. Golomb by March 31, 2021 at the Holder’s discretion.

Mr. Golomb’s salary has been deferred and will accrue as debt for the Company until it receives outside funding or achieves at least $1,000,000 in revenue. For additional information regarding the Mr. Golomb’s deferred salary and other compensation, see “Compensation of Directors and Executive Officers,” above.

SECURITIES BEING OFFERED

The Company is offering up to 5,000,000 shares of Non-Voting Common Stock. See “Plan of Distribution and Selling Security Holders.”

General

Our Company was incorporated in the State of Delaware on December 13, 2018. The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated Certificate of Incorporation (“Certificate”), a copy of which has been filed as an exhibit to the Offering Statement of which this Offering Circular is a part. For a complete description of our capital stock, you should refer to the Certificate and to the applicable provisions of Delaware law.

We are authorized to issue 18,750,000 shares, consisting of 1,250,000 of Voting Common Stock and 17,500,000 Non-Voting Common Stock, each with par value $0.0001. As of October 29, 2020, our outstanding shares of capital stock Non-Voting Common Stock consisted of 10,779,262 shares. In addition, we have granted 1,387,373 restricted stock awards under our Amended and Restated 2019 Equity Incentive Plan, which reserves for issuance 1,500,000 shares of Non-Voting Common Stock.

Non-Voting Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Non-Voting Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights

Holders of Non-Voting Common Stock will only be entitled to vote on matters for which the right to vote is required under Delaware corporate law. Holders of our Voting Common Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors (see below).

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, holders of Non-Voting Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

The rights, preferences and privileges of the holders of the Company’s Non-Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock and any additional classes of preferred stock that we may designate in the future.

Voting Common Stock

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Voting Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights

Each holder of our Voting Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote; shareholders do not have a right to cumulate their votes for directors. Holders of Non-Voting Common Stock will only be entitled to vote on matters for which the right to vote is required under Delaware corporate law.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, holders of Voting Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

The rights, preferences and privileges of the holders of the Company’s Voting Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock and any additional classes of preferred stock that we may designate in the future.

Transfer Agent

The Company has also engaged KoreConX, a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering a maximum of 5,000,000 shares of Non-Voting Common Stock to the public at a price of $3.00 per share on a “best efforts” basis. This Offering will trigger automatic conversion of the Company’s convertible securities.

In an offering under Regulation CF during October and November 2020, the Company sold SAFE Notes for a total of $                  . The SAFE Notes would automatically convert into the Company’s Non-Voting Common Stock based on the proceeds of this offering. At $3 per share price for this Offering, SAFE Noteholders who invested less than $1,000 will receive X shares. SAFE Noteholders who invested between $1,000 and $9,999 in SAFE Notes will receive a 5% discount on conversion. Similarly, SAFE Noteholders who purchased between $10,000 and $14,999 will receive a 10% discount on conversion and holders of $15,000 or more of SAFE Notes will receive a 15% discount. The total number of shares of Non-Voting Common Stock that will be issued upon conversion of the SAFE Notes will be                    based on the $3.00 price in this Offering.

The Company’s founder and CEO, Michael Golomb, purchased the Company’s Convertible Promissory Notes for $235,491 consideration and will receive 98,121 shares of Non-Voting Common Stock upon conversion at $2.40, a 20% discount to the Offering price. Also during 2020, the Company received funds from a Regulation D offering of Convertible Promissory Notes. Under the Regulation D offering, the Company sold to an investor a convertible promissory note bearing 6% annual interest, with a maturity date of December 31, 2021, for consideration of $205,000, which was paid in installments during 2020. This promissory note converts into the Company’s Non-Voting Common Stock at the Company’s discretion and at the same price as the price of the Company’s shares in its Next Equity Financing, as defined in the terms of the note. The Company further received funds from a further Regulation D offering of Convertible Promissory Notes in the fourth quarter of 2020. Under that offering, the Company sold a convertible promissory note bearing 6% annual interest, with a maturity date of December 31, 2021, for consideration of $100,000, which was paid in two installments of $50,000 each one of which was paid October 28, 2020, and the other will be paid by December 11, 2020. This promissory note converts into the Company’s Non-Voting Common Stock at the Company’s discretion and at the same price as the price of the Company’s shares in its Next Equity Financing, as defined in the terms of the note. This Offering would meet the definition of Next Equity Financing.

The shares are being offered in the United States pursuant to Regulation A under the Securities Act, in certain provinces of Canada on a private placement basis pursuant to exemptions from the prospectus requirements under applicable Canadian law, and in jurisdictions outside the United States and Canada on a basis which does not require qualification or registration of such securities. There is no minimum offering amount; however, the minimum investment for each investor is $300.00, or 100 shares. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

We plan to market the securities in this offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular and other materials on an online investment platform. Any Company officers marketing the securities will do so in compliance with Rule 3a4-1 under the Exchange Act.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the SEC, and (3) the date at which the Offering is earlier terminated by us at our sole discretion.

The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

We are offering securities in all states.

The Company has engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

●	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the company whether or not to accept investor as a customer.
●	Review each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation.
●	Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;
●	Not provide any investment advice nor any investment recommendations to any investor.
●	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).
●	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $5,000 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a $20,000 consulting fee that will be due after FINRA issues a No Objection Letter and the Commission qualifies the offering. The Company estimates that total fees due to pay Dalmore would be $225,000 for a fully subscribed offering. These assumptions were used in estimating the expenses of this offering.

Incentives

The Company intends to offer marketing promotions to encourage potential investors to invest, which may include offers such as branded promotional merchandise and discounts on the purchase of the Company’s products. Details on the Company’s current incentives, if any, can be found on the Company’s offering page found at www.XXXXXXX.com.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT BENEFIT PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Investors’ Tender of Funds

We and the selling shareholders will conduct multiple closings on investments (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be held by our escrow agent, Prime Trust, LLC (the “Escrow Agent”) and will be transferred to us and the selling shareholders at each Closing. The form of escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part. See “—Escrow Agent” below for a description of the Escrow Services Agreement.

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

If you decide to subscribe for the Non-Voting Common Stock in this offering, you should complete the following steps:

1.	Go to XXXXXXX/FanVestor, click on the “Invest Now” button
2.	Complete the online investment form.
3.	Deliver funds directly by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt.
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor.
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Dalmore will review all subscription agreements completed by the investor. After Dalmore has completed its review of a subscription agreement for an investment in the Company, the funds may be released by the Escrow Agent.

If the subscription agreement is not complete or there is other missing or incomplete information, the funds will not be released until the investor provides all required information. In the case of a debit card payment, provided the payment is approved, Dalmore will have up to three days to ensure all the documentation is complete. Dalmore will generally review all subscription agreements on the same day, but not later than the day after the submission of the subscription agreement.

All funds tendered (by check, wire, debit card, or electronic funds transfer via ACH to the specified account or deliver evidence of cancellation of debt) by investors will be deposited into an escrow account at the Escrow Agent for the benefit of the Company and the selling shareholders. All funds received by wire transfer will be made available immediately while funds transferred by ACH will be restricted for a minimum of three days to clear the banking system prior to deposit into an account at the Escrow Agent.

The Company and the selling shareholders maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the offering is oversubscribed in excess of the maximum offering amount.

In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, there is no maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or check will be returned to subscribers within 30 days of such rejection without deduction or interest. Upon acceptance of a subscription, the Company will send a confirmation of such acceptance to the subscriber.

Dalmore has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the shares. Dalmore is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Dalmore is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Dalmore’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Dalmore in this offering as any basis for a belief that it has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular. All inquiries regarding this offering should be made directly to the Company.

Upon confirmation that an investor’s funds have cleared, the Company and the selling shareholders will instruct the Transfer Agent to issue shares to the investor, or transfer such shares, in the case of shares sold by the selling shareholders. The Transfer Agent will notify an investor when shares are ready to be issued or transferred and the Transfer Agent has set up an account for the investor.

Escrow Agent

Following qualification, the Company will enter into an Escrow Services Agreement with Prime Trust, LLC (the “Escrow Agent”). Investor funds will be held in an account by the Escrow Agent pending closing or termination of the offering. While funds are held the escrow account and prior to a closing of the sale of shares in bona fide transactions that are fully paid and cleared, (i) the escrow account and escrowed funds will be held for the benefit of the investors, (ii) the neither the Company nor any selling security holder is entitled to any funds received into the escrow account, and (iii) no amounts deposited into the escrow account shall become the property of the Company, any selling shareholder or any other entity, or be subject to any debts, liens or encumbrances of any kind of the Company, any selling shareholder or any other entity. No interest shall be paid on balances in the escrow account.

The Company will pay the Escrow Agent the following fees for its services under the Escrow Services Agreement:

●	Account setup fee of $425,
●	Account fee of $25 per month,
●	Accounting fee of $4 to post funds received,
●	Cloud hosting fee or $750 per month,
●	Technology transaction fee of $4,
●	Accounting batch fee of $20 per batch,
●	Platform fee of $1,500, and
●	AML processing fees of $1 per individual, $25 per entity ($5 per UK/Canada individual; $60 per international individual and $75 per international entity).

The Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC. All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

EDGENLEDGER, INC. d/b/a FANVESTOR

FINANCIAL STATEMENTS

JUNE 30, 2020

UNAUDITED

i

EDENLEDGER, INC.

BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$119,219	$10,462
Other current assets	24,222	24,222
Total assets	$143,441	$34,684

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$310,553	$94,222
Loan payable, related party	1,244,310	690,510
Interest payable, related party	36,591	8,732
Interest payable	2,010	-
Total current liabilities	1,593,463	793,464
Convertible promissory note payable, related party	200,000	-
Convertible promissory note payable	100,000	-
Loan payable	55,645	-
Total current liabilities	1,949,108	793,464

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 15,000,000 shares authorized
Voting common stock, 1,000,000 shares designated, 525,988 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	53	53
Non-voting common stock, 14,000,000 shares designated, 10,104,645 and 9,474,012 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1,011	947
Additional paid-in capital	1,035,786	1,029,970
Accumulated deficit	(2,842,516)	(1,789,750)
Total stockholders’ equity (deficit)	(1,805,666)	(758,781)
Total liabilities and stockholders’ equity (deficit)	$143,441	$34,684

The accompanying notes are integral to these financial statements.

EDENLEDGER, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Six Months Ended
	June 30,
	2020	2019

Net revenue	$-	$-

Operating expenses:
Research and development	573,345	118,269
Selling, general and administrative	449,552	382,619
Total operating expenses	1,022,896	500,887

Loss from operations	(1,022,896)	(500,887)

Other income (expense):
Gains (losses) on cryptocurrencies	-	155,250
Interest expense	(29,868)	-
Total other income (expense), net	(29,868)	155,250

Provision for income taxes	-	-
Net loss	$(1,052,766)	$(345,636)

Weighted average common shares outstanding - basic and diluted	10,532,917	10,000,000
Net loss per common share - basic and diluted	$(0.10)	$(0.03)

The accompanying notes are integral to these financial statements.

EDENLEDGER, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(unaudited)

	Common Stock				Additional		Total
	Voting Stock		Non-Voting Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at December 31, 2018	525,988	53	9,474,012	947	1,029,970	(586,253)	444,717
Net loss	-	-	-	-	-	(345,636)	(345,636)
Balances at June 30, 2019 (unaudited)	525,988	$53	9,474,012	$947	$1,029,970	$(931,889)	$99,080
Balances at December 31, 2019	525,988	$53	9,474,012	$947	$1,029,970	$(1,789,750)	$(758,780)
Repurchase of common shares	-	-	(200,000)	(20)	21	-	1
Issuance of common shares for services	-	-	5,250	1	-	-	1
Issuance of restricted common stock, net of forfeitures	-	-	825,383	83	5,795	-	5,877
Net loss	-	-	-	-	-	(1,052,766)	(1,052,766)
Balances at June 30, 2020 (unaudited)	525,988	$53	10,104,645	$1,011	$1,035,786	$(2,842,516)	$(1,805,666)

The accompanying notes are integral to these financial statements.

EDENLEDGER, INC.

STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities:
Net loss	(1,052,766)	(345,636)
Adjustments to reconcile net loss to net cash used in operating activities:
Gains (losses) on cryptocurrency	-	(155,250)
Changes in operating assets and liabilities:
Accrued expenses	216,331	-
Interest payable	29,868	-
Net cash used in operating activities	(806,565)	(500,887)
Cash flows from investing activities:
Proceeds from sale of cryptocurrency	-	247,750
Net cash provided by investing activities	-	247,750
Cash flows from financing activities:
Loan payable, related party	553,800	338,417
Proceeds from convertible notes payable	300,000	-
Proceeds from loan payable	55,645	-
Issuance of restricted common stock	5,877	-
Net cash provided by financing activities	915,322	338,417
Net change in cash and cash equivalents	108,757	85,280
Cash and cash equivalents at beginning of period	10,462	293,995
Cash and cash equivalents at end of period	$119,219	$379,275
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are integral to these financial statements.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

EdenLedger, Inc. (the “Company”), doing business as Fanvestor, is a corporation formed on December 13, 2018 under the laws of Delaware. EdenCoin, Inc. (“EdenCoin”) was a corporation formed on July 7, 2017 under the laws of Delaware and considered a predecessor entity. On October 3, 2019, an Agreement of Merger was approved between the two companies and the surviving corporation was EdenLedger, Inc. The Company is a data-driven investment platform creating a new ecosystem that enables fans (both accredited and non-accredited) to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations.

As of June 30, 2020, the Company has not generated revenue. The Company’s activities since inception have consisted of formation and development activities and preparations to raise capital. The Company is dependent upon additional capital resources for its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $1,052,766 and $345,636 for the six months ended June 30, 2020 and 2019, respectively, and has incurred negative cash flows from operations for the six months ended June 30, 2020 and 2019. As of June 30, 2020, the Company had an accumulated deficit of $2,842,516. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional working capital. Through the date the financial statements were available to be issued, the Company has been financed by its primary shareholder and convertible notes. No assurances can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities as a result of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31. The accompanying financial statements include the results of operations of EdenLedger, Inc., and its predecessor entity EdenCoin, Inc., as if they were one company since the incorporation of EdenCoin, Inc.

Unaudited Interim Financial Information

The accompanying balance sheet as of June 30, 2020 and the statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2020 and 2019 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of June 30, 2020 and the results of its operations and its cash flows for the six months ended June 30, 2020 and 2019. The financial data and other information disclosed in these notes related to the six months ended June 30, 2020 and 2019 are also unaudited. The results for the six months ended June 30, 2020 are not necessarily indicative of results to be expected for the year ending December 31, 2020, any other interim periods, or any future year or period.

Stock Split

On October 4, 2019, the Company effected a 1,000-for-1 forward stock split of its issued and outstanding common shares. On January 24, 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding common shares (see Note 5). Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect these stock splits.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At June 30, 2020 and December 31, 2019, all of the Company’s cash and cash equivalents were held at one accredited financial institution.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2020 and December 31, 2019. The carrying values of the Company’s assets and liabilities approximate their fair values. Other current assets include cryptocurrencies (see note below) which are subject to fair value adjustments using quoted prices from various digital currency exchanges with active markets.

Cryptocurrencies

The Company holds cryptocurrency-denominated assets (“cryptocurrencies”) such as bitcoin, which are included as other current assets in the balance sheets. As of both June 30, 2020 and December 31, 2019, cryptocurrencies were $24,222, which is recorded at cost less impairment.

The Company recognizes impairment on cryptocurrency assets caused by decreases in market value, determined by taking quoted prices from various digital currency exchanges with active markets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such impairment in the value of cryptocurrencies is recorded in other income (expense) in the statements of operations. The Company did not recognize any impairments on cryptocurrencies during the six months ended June 30, 2020 and 2019.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Gains and losses realized upon sale of cryptocurrencies are also recorded in other income (expense) in the statements of operations. Realized gains on cryptocurrencies was $0 and $155,250 during the six months ended June 30, 2020 and 2019, respectively.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. To date, no revenue has been recognized.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred.

Accrued Expenses

Accrued expenses consist of accrued compensation to the Company’s Chief Executive Officer and accrued professional fees.

Research and Development Costs

Costs incurred in the research and development of the Company’s application software are expensed as incurred.

Software Development Costs

Costs incurred in connection with the development of software products are accounted for in accordance with the ASC 985-20, “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs will be capitalized after a product is determined to be technologically feasible and in the process of being developed for market and capitalization ceases after the general release of the software. Amortization of capitalized software development costs will begin upon the release of the software. Capitalized software development costs will be amortized over the estimated life of the related product using the straight-line method. The Company will evaluate its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of software assets to be held and used will be measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset. There were no capitalized software development costs as of June 30, 2020 and December 31, 2019.

Convertible Instruments

U.S. GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption. The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Stock-Based Compensation

The Company measures stock-based compensation based on the fair value of its common stock on the date of the agreement.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. As of June 30, 2020, there were 107,068 potentially dilutive securities outstanding due to the Company’s convertible notes (see Note 4).

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company has is currently evaluating the impact on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard replaced all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance was effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard effective January 1, 2019. The adoption of this standard did not affect our financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	DEBT

Loan Payable, Related Party

In December 2019, the Chief Executive Officer advanced $100,000 to the Company. The advance is due on demand and accrues interest at 5% per annum. During the six months ended June 30, 2020, the Chief Executive Officer advanced an additional $500,000.

As of June 30, 2020, the Company owes the Chief Executive Officer $644,310 for various expenses incurred on behalf of the Company. Of this amount, $53,800 were incurred during the six months ended June 30, 2020. The loan accrues interest at 5% per annum. As of June 30, 2020 and December 31, 2019, the Company had accrued and unpaid interest of $36,591 and $8,732, respectively, pertaining to this loan.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Convertible Promissory Note Payable, Related Party

In June 2020, the Company issued two convertible notes to the Chief Executive Officer for total proceeds of $200,000.

Convertible Promissory Note Payable

From January to May 2020, the Company issued a series of identical convertible promissory notes (“2020 Note”) for an aggregate principal amount of $100,000. The 2020 Note is subject to automatic conversion upon the next equity financing. Upon a qualified financing, the outstanding principal and any unpaid accrued interest shall automatically convert at a conversion price equal to the quotient of $30,000,000 divided by the Company’s common shares outstanding or at a discount of 20% to the price paid by investors in the qualifying round. In the event that a qualified equity financing does not occur prior to the maturity date, the 2020 Note is convertible into shares of the Company’s preferred stock. In the event of a change of control prior to repayment in full, the outstanding principal and any unpaid accrued interest shall be due and payable. The 2020 Note matures on December 31, 2020 and bears interest at 6% per annum. Accrued interest payable on these notes was $2,010 as of June 30, 2020.

Loan Payable

In May 2020, the Company entered into a loan with HSBC as the lender (“Lender”) in an aggregate principal amount of $55,645 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note. Subject to the terms of the note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of two years, and is unsecured and guaranteed by the Small Business Administration. The Company has applied to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable period, calculated in accordance with the terms of the CARES Act. The Note provides for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default.

5.	STOCKHOLDERS’ EQUITY

Common Stock

Upon the merger of EdenCoin in 2019, the Company had 1,000 common shares issued and outstanding. In October 2019, the Company effected a 1000-for-1 forward stock split of its issued and outstanding shares. As a result, the Company had 1,000,000 common shares issued and outstanding. The Company’s Amended and Restated Certificate of Incorporation authorized 5,000,000 total common shares, par value $0.01, including 100,000 shares designated as voting common stock and 4,900,000 shares designated as non-voting common stock.

In January 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding shares. As a result, the Company had 10,000,000 common shares issued and outstanding. The Company’s Amended and Restated Certificate of Incorporation authorized 15,000,000 total common shares, par value $0.0001, including 1,000,000 shares designated as voting common stock and 14,000,000 shares designated as non-voting common stock. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements have been adjusted retroactively, where applicable, to reflect these stock splits.

In March 2020, the Company repurchased 200,000 common shares for $1.

As of June 30, 2020 and December 31, 2019, the Company had 525,988 voting common shares outstanding and 10,104,645 non-voting common shares outstanding, after effect of the January 2020 stock split and issuance of restricted stock awards (see below).

Each share of common stock carrying the right to vote shall entitle the holder to one vote on any matter submitted to a vote at a meeting of the stockholders.

Restricted Stock Awards

In February 2020, the Board of Directors approved the Company’s adoption of the Amended and Restated 2019 Equity Incentive Plan (“2019 Plan”) for the grant of shares of stock options and restricted stock awards to employees, non-employee directors, and advisors. The number of shares authorized by the 2019 Plan is 1,500,000 shares. As of June 30, 2020, there were 674,617 restricted stock awards available for future grant.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

In February 2020, the Company granted 887,704 restricted stock awards to advisors and employees pursuant to the 2019 Plan. As of June 30, 2020, the Company had forfeited 62,321 shares and 825,383 shares remained outstanding. The restricted stock awards have both service-based and performance-based vesting conditions. Awards with service-based vesting conditions generally vest over a term of four years. As of June 30, 2020, 25,284 shares were vested.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

6.	RELATED PARTY TRANSACTIONS

Refer to Note 4 for detail on the Company’s related party loan payable.

On September 1, 2019, the Company entered into an employment agreement with its Chief Executive Officer which entitles him to compensation of $250,000 per year, which shall be accrued until the Company raises debt or equity proceeds of $1,000,000 or has generated revenue. As of June 30, 2020 and December 31, 2019, the Company had $235,553 and 94,222 in accrued compensation, respectively.

If the Company raises external financing of $1,000,000 or achieves revenue, any direct loans provided to the Company or expenses incurred by the CEO on behalf of the Company shall accrue interest at 5% per annum. If the Company raises external financing, any outstanding payables to the CEO may be converted into equity or a convertible note under the same conditions as the participating investors in the financing.

7.	SUBSEQUENT EVENTS

Through the issuance date, the Company issued convertible notes for total proceeds of approximately $140,000, of which $35,000 were issued to the Chief Executive Officer. The notes are subject to automatic conversion upon the next equity financing. Upon a qualified financing, the outstanding principal and any unpaid accrued interest shall automatically convert at a conversion price equal to the lesser of the quotient of $30,000,000 divided by the Company’s common shares outstanding or at a discount of 20% to the price paid by investors in the qualifying round. The notes mature on December 31, 2021 and bear interest at 6% per annum.

Through the issuance date, the Chief Executive Officer advanced an additional $100,000 to the Company in accordance with his related party loan payable.

Management has evaluated subsequent events through November 2, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

EDGENLEDGER, INC. d/b/a FANVESTOR

FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2019 AND 2018

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

EdenLedger, Inc.

We have audited the accompanying financial statements of EdenLedger, Inc. and its predecessor entity EdenCoin, Inc. (collectively the “Company”), a Delaware corporation, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EdenLedger, Inc. and its predecessor entity EdenCoin, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has experienced operational losses and negative cash flows since Inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ dbbmckennon

Newport Beach, CA

October 23, 2020

EDENLEDGER, INC.

BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$10,462	$293,995
Other current assets	24,222	190,722
Total assets	$34,684	$484,717

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$-	$40,000
Accrued officer compensation	94,222	-
Loan payable, related party	690,510	-
Interest payable, related party	8,732	-
Total liabilities	793,464	40,000

Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 15,000,000 shares authorized
Voting common stock, 1,000,000 shares designated, 525,988 shares issued and outstanding as of December 31, 2019 and 2018, respectively	53	53
Non-voting common stock, 14,000,000 shares designated, 9,474,012 shares issued and outstanding as of December 31, 2019 and 2018, respectively	947	947
Additional paid-in capital	1,029,970	1,029,970
Accumulated deficit	(1,789,750)	(586,253)
Total stockholders’ equity (deficit)	(758,780)	444,717
Total liabilities and stockholders’ equity (deficit)	$34,684	$484,717

The accompanying notes are an integral part of these financial statements.

EDENLEDGER, INC.

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2019	2018
Net revenue	$-	$-

Operating expenses:
Research and development	599,397	-
Selling, general and administrative	880,318	88,738
Total operating expenses	1,479,715	88,738

Loss from operations	(1,479,715)	(88,738)

Other income (expense):
Gains (losses) on cryptocurrencies	284,950	(309,278)
Interest expense	(8,732)	-
Total other income (expense), net	276,218	(309,278)

Provision for income taxes	-	-
Net loss	$(1,203,497)	$(398,016)

Weighted average common shares outstanding - basic and diluted	10,000,000	9,469,150
Net loss per common share - basic and diluted	$(0.12)	$(0.04)

The accompanying notes are an integral part of these financial statements.

EDENLEDGER, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICT)

	Common Stock				Additional		Total
	Voting Stock		Non-Voting Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balances at December 31, 2017	525,988	$53	8,914,012	$891	$1,029,970	$(188,237)	$842,677
Issuance of common shares for services	-	-	560,000	56	-	-	56
Net loss	-	-	-	-	-	(398,016)	(398,016)
Balances at December 31, 2018	525,988	53	9,474,012	947	1,029,970	(586,253)	444,717
Net loss	-	-	-	-	-	(1,203,497)	(1,203,497)
Balances at December 31, 2019	525,988	$53	9,474,012	$947	$1,029,970	$(1,789,750)	$(758,780)

The accompanying notes are an integral part of these financial statements.

EDENLEDGER, INC.

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	(1,203,497)	(398,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Gains (losses) on cryptocurrency	(284,950)	309,278
Shares issued for services	-	56
Changes in operating assets and liabilities:
Accounts payable	(40,000)	40,000
Accrued officer compensation	94,222	-
Interest payable, related party	8,732	-
Net cash used in operating activities	(1,425,493)	(48,682)

Cash flows from investing activities:
Proceeds from sale of cryptocurrency	451,450	-
Purchase of cryptocurrency	-	(500,000)
Net cash provided by (used in) investing activities	451,450	(500,000)

Cash flows from financing activities:
Loan payable, related party	690,510	-
Net cash provided by financing activities	690,510	-
Net change in cash and cash equivalents	(283,533)	(548,682)
Cash and cash equivalents at beginning of year	293,995	842,677
Cash and cash equivalents at end of year	$10,462	$293,995

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of these financial statements.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

EdenLedger, Inc. (the “Company”), doing business as Fanvestor, is a corporation formed on December 13, 2018 under the laws of Delaware. EdenCoin, Inc. (“EdenCoin”) was a corporation formed on July 7, 2017 under the laws of Delaware and considered a predecessor entity. On October 3, 2019, an Agreement of Merger was approved between the two companies and the surviving corporation was EdenLedger, Inc. The Company is a data-driven investment platform creating a new ecosystem that enables fans (both accredited and non-accredited) to invest in and engage with their favorite talent, musicians, athletes as well as entertainment and sport/e-sport organizations.

As of December 31, 2019, the Company has not generated revenue. The Company’s activities since inception have consisted of formation and development activities and preparations to raise capital. The Company is dependent upon additional capital resources for its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

2.	GOING CONCERN

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated profits since inception, has sustained net losses of $1,203,497 and $398,016 for the years ended December 31, 2019 and 2018, respectively, and has incurred negative cash flows from operations for the years ended December 31, 2019 and 2018. As of December 31, 2019, the Company had an accumulated deficit of $1,789,750. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or to obtain additional working capital. Through the date the financial statements were available to be issued, the Company has been financed by its primary shareholder. No assurances can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities as a result of this uncertainty.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company’s fiscal year is December 31. The accompanying financial statements include the results of operations of EdenLedger, Inc., and its predecessor entity EdenCoin, Inc., as if they were one company since the incorporation of EdenCoin, Inc.

Stock Split

On October 4, 2019, the Company effected a 1,000-for-1 forward stock split of its issued and outstanding common shares. On January 24, 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding common shares (see Note 5). Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect these stock splits.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and cash equivalents and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2019 and 2018, all of the Company’s cash and cash equivalents were held at one accredited financial institution.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2019 and 2018. The carrying values of the Company’s assets and liabilities approximate their fair values. Other current assets include cryptocurrencies (see note below) which are subject to fair value adjustments using quoted prices from various digital currency exchanges with active markets.

Cryptocurrencies

The Company holds cryptocurrency-denominated assets (“cryptocurrencies”) such as bitcoin, which are included as other current assets in the balance sheets. As of December 31, 2019, cryptocurrencies were $24,222 and $190,722, which is recorded at cost less impairment.

The Company recognizes impairment on cryptocurrency assets caused by decreases in market value, determined by taking quoted prices from various digital currency exchanges with active markets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Such impairment in the value of cryptocurrencies is recorded in other income (expense) in the statements of operations. Impairments on cryptocurrencies was $0 and $309,278 during the years ended December 31, 2019 and 2018, respectively which is included in gains (loss) on cryptocurrencies in the accompanying statements of operations.

Gains and losses realized upon sale of cryptocurrencies are also recorded in other income (expense) in the statements of operations. Realized gains on cryptocurrencies was $284,950 and $0 during the years ended December 31, 2019 and 2018, respectively.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. To date, no revenue has been recognized.

Advertising and Promotion

Advertising and promotional costs are expensed as incurred.

Research and Development Costs

Costs incurred in the research and development of the Company’s application software are expensed as incurred.

Software Development Costs

Costs incurred in connection with the development of software products are accounted for in accordance with the ASC 985-20, “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs will be capitalized after a product is determined to be technologically feasible and in the process of being developed for market and capitalization ceases after the general release of the software. Amortization of capitalized software development costs will begin upon the release of the software. Capitalized software development costs will be amortized over the estimated life of the related product using the straight-line method. The Company will evaluate its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of software assets to be held and used will be measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset. There were no capitalized software development costs as of December 31, 2019 and 2018.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

Net Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. There were no potentially dilutive securities outstanding as of December 31, 2019 and 2018.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company has is currently evaluating the impact on its financial statements.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and has issued subsequent amendments to this guidance. This new standard replaced all current guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. The guidance was effective for interim and annual periods beginning after December 31, 2018. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company has adopted this standard effective January 1, 2019. The adoption of this standard did not affect our financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

4.	LOAN PAYABLE, RELATED PARTY

In December 2019, the Chief Executive Officer advanced $100,000 to the Company. The advance is due on demand and accrues interest at 5% per annum.

As of December 31, 2019, the Company owes the Chief Executive Officer $590,910 for various expenses incurred on behalf of the Company during 2019. The loan accrues interest at 5% per annum. As of December 31, 2019, the Company had accrued and unpaid interest of $8,732 pertaining to this loan.

5.	STOCKHOLDERS’ EQUITY (DEFICIT)

Upon the merger of EdenCoin in 2019, the Company had 1,000 common shares issued and outstanding. In October 2019, the Company effected a 1000-for-1 forward stock split of its issued and outstanding shares. As a result, the Company had 1,000,000 common shares issued and outstanding. The Company’s Amended and Restated Certificate of Incorporation authorized 5,000,000 total common shares, par value $0.01, including 100,000 shares designated as voting common stock and 4,900,000 shares designated as non-voting common stock.

In January 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding shares. As a result, the Company had 10,000,000 common shares issued and outstanding. The Company’s Amended and Restated Certificate of Incorporation authorized 15,000,000 total common shares, par value $0.0001, including 1,000,000 shares designated as voting common stock and 14,000,000 shares designated as non-voting common stock. Accordingly, all share and per share amounts for all periods presented in the accompanying financial statements have been adjusted retroactively, where applicable, to reflect these stock splits.

As of December 31, 2019, the Company had 525,988 voting common shares outstanding and 9,474,012 non-voting common shares outstanding, after effect of the January 2020 stock split.

In 2018, the Company issued 560,000 shares of common stock to two individuals for services. The Company valued the shares based on management estimates of the fair value of common stock which equaled the par value. Management’s estimate was based on the fact that substantive operations had not commenced and the enterprise value of the Company was minimal at such points in time.

Each share of common stock carrying the right to vote shall entitle the holder to one vote on any matter submitted to a vote at a meeting of the stockholders.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

6.	INCOME TAXES

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to cash to accrual differences, research and development and net operating loss carryforwards. As of December 31, 2019 and 2018, the Company had net deferred tax assets before valuation allowance of $518,823 and $75,790, respectively. The following table presents the deferred tax assets and liabilities by source:

	December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$487,525	$64,546
Research and development tax credit carryforwards	4,812	-
Other differences	26,486	-
Valuation allowance	(518,823)	(64,546)
Net deferred tax assets	$-	$-

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to taxable losses for the years ended December 31, 2019 and 2018, cumulative losses through December 31, 2019, and no history of generating taxable income. Therefore, valuation allowances of $518,823 and $75,790 were recorded as of December 31, 2019 and 2018, respectively. Valuation allowance increased by $443,033 during the year ended December 31, 2019. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be 28.0%. The effective rate is reduced to 0% for 2019 and 2018 due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2019 and 2018, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of $1,464,731and $81,381, respectively.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

In December 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law and the new legislation contains several key tax provisions that affected the Company, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring deferred tax assets and liabilities, as well as reassessing the net realizability of our deferred tax assets and liabilities. The Company used the new tax rates in calculating its 2018 deferred tax assets.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception, other than minimum state tax. The Company is not presently subject to any income tax audit in any taxing jurisdiction, though its 2017-2019 tax years remain open to examination.

7.	RELATED PARTY TRANSACTIONS

Refer to Note 4 for detail on the Company’s related party loan payable.

On September 1, 2019, the Company entered into an employment agreement with its Chief Executive Officer which entitles him to compensation of $250,000 per year, which shall be accrued until the Company raises debt or equity proceeds of $1,000,000 or has generated revenue. As of December 31, 2019, the Company had $94,222 in accrued compensation.

If the Company raises external financing of $1,000,000 or achieves revenue, any direct loans provided to the Company or expenses incurred by the CEO on behalf of the Company shall accrue interest at 5% per annum. If the Company raises external financing, any outstanding payables to the CEO may be converted into equity or a convertible note under the same conditions as the participating investors in the financing.

8.	SUBSEQUENT EVENTS

In January 2020, the Company effected a 10-for-1 forward stock split of its issued and outstanding shares. See Note 5.

EDENLEDGER, INC.

NOTES TO FINANCIAL STATEMENTS

In February 2020, the Board of Directors approved the Company adoption of the Amended and Restated 2019 Equity Incentive Plan (“2019 Plan”) for the grant of shares of stock options and restricted stock awards to employees, non-employee directors, and non-employee consultants. The number of shares authorized by the 2019 Plan is 1,500,000 shares. In February 2020, the Company granted 737,652 restricted stock awards pursuant to the 2019 Plan with various vesting terms which include both time and performance based vesting.

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. The Company’s research and development activities have been impacted due to the inability to meet in person and utilize resources. The effects of the potential impact cannot be estimated at this time.

In May 2020, the Company entered into a loan with HSBC as the lender (“Lender”) in an aggregate principal amount of $55,645 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP Loan is evidenced by a promissory note. Subject to the terms of the note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of two years, and is unsecured and guaranteed by the Small Business Administration. The Company has applied to the Lender for forgiveness of the PPP Loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by the Company during the applicable period, calculated in accordance with the terms of the CARES Act. The Note provides for customary events of default including, among other things, cross-defaults on any other loan with the Lender. The PPP Loan may be accelerated upon the occurrence of an event of default.

Through the issuance date, the Company issued convertible notes for total proceeds of approximately $440,000, of which $235,000 were issued to the Chief Executive Officer. The notes are subject to automatic conversion upon the next equity financing. Upon a qualified financing, the outstanding principal and any unpaid accrued interest shall automatically convert at a conversion price equal to the lesser of the quotient of $30,000,000 divided by the Company’s common shares outstanding or at a discount of 20% to the price paid by investors in the qualifying round. The notes mature on December 31, 2021 and bear interest at 6% per annum.

Through the issuance date, the Chief Executive Officer advanced an additional $600,000 to the Company in accordance with his related party loan payable.

Management has evaluated subsequent events through October 23, 2020, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Listing Agreement
2.1	Certificate of Incorporation
2.2	Bylaws
4.1	Form of Subscription Agreement*
6.1	Employment Agreement of Michael Golomb
6.2	Advisory Board Agreement (Larry Namer)
6.3	Master Consulting Agreement (Larry Namer)
6.4	Proprietary Information and Inventions Agreement (Larry Namer)
6.5	Advisory Board Agreement (I. Martin Pompadur)
6.6	Common Stock Purchase Agreement, May 31, 2019 (Mitesh Parikh)
6.7	Common Stock Purchase Agreement, March 27, 2020, between EdenLedger, Inc. and Mitesh Parikh
6.8.	Amendment No. 1 to Common Stock Purchase Agreement, dated May 31, 2019, between EdenLedger, Inc. and Mitesh Parikh
6.9	Common Stock Purchase Agreement, dated August 28, 2019, between EdenLedger, Inc. and Alex Yastremski
6.10	Amended Common Stock Purchase Agreement, August 28, 2019, between EdenLedger, Inc. and Alex Yastremski
6.11	Convertible Promissory Note Purchased by Michael Golomb (May 2020)
8	Form of Escrow Agreement*
11	Auditor’s Consent*
12.	Opinion of CrowdCheck Law, LLP*

*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on November 2, 2020.

EdenLedger, Inc. (dba FanVestor)

/s/ EdenLedger, Inc.
By:	Michael Golomb, Chief Executive Officer

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Michael Golomb
Michael Golomb, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors
Date: November 2, 2020

/s/ Larry Namer
Larry Namer, Chief Operating Officer and Executive Director
Date: November 2, 2020

/s/ Martin Pompadur
I. Martin Pompadur, Director
Date: November 2, 2020

/s/ Mitesh Parikh
Mitesh Parikh, Director
Date: November 2, 2020

/s/ Alex Yastremski
Alex Yastremski, Director
Date: November 2, 2020

Exhibit 1.1

Broker-Dealer Agreement

This agreement (together with exhibits and schedules, the “Agreement”) is entered into by and between EdenLedger Inc. d/b/a FanVestor (“Client”), a Delaware Corporation, and Dalmore Group, LLC., a New York Limited Liability Company (“Dalmore”). Client and Dalmore agree to be bound by the terms of this Agreement, effective as of October 29, 2020 (the “Effective Date”):

Whereas, Dalmore is a registered broker-dealer providing services in the equity and debt securities market, including offerings conducted via SEC approved exemptions such as Reg D 506(b), 506(c), Regulation A+, Reg CF and others;

Whereas, Client is offering securities directly to the public in an offering exempt from registration under Regulation A (the “Offering”); and

Whereas, Client recognizes the benefit of having Dalmore as a service provider for investors who participate in the Offering (“Investors”).

Now, Therefore, in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Appointment, Term, and Termination

a. Client hereby engages and retains Dalmore to provide operations and compliance services at Client’s discretion.

b. The Agreement will commence on the Effective Date and will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless any party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term. If Client defaults in performing the obligations under this Agreement, the Agreement may be terminated (i) upon sixty (60) days written notice if Client fails to perform or observe any material term, covenant or condition to be performed or observed by it under this Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Provider or Client proves to be incorrect at any time in any material respect, (iii) in order to comply with a Legal Requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if Client or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappeable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors. The description in this section of specific remedies will not exclude the availability of any other remedies. Any delay or failure by Client to exercise any right, power, remedy or privilege will not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege will preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege. All terms of the Agreement, which should reasonably survive termination, shall so survive, including, without limitation, limitations of liability and indemnities, and the obligation to pay Fees relating to Services provided prior to termination.

2. Services. Dalmore will perform the services listed on Exhibit A attached hereto and made a part hereof, in connection with the Offering (the “Services”). Unless otherwise agreed to in writing by the parties.

3. Compensation. As compensation for the Services, Client shall pay to Dalmore a fee equal to one hundred (100) basis points on the aggregate amount raised by the Client. This will only start after FINRA Corporate Finance issues a No Objection Letter for the offering. Client authorizes Dalmore to deduct the fee directly from the Client’s third party escrow or payment account.

There will also be a one time advance payment for out of pocket expenses of $5,000. Payment is due and payable upon execution of this agreement. The advance payment will cover expenses anticipated to be incurred by the firm such a preparing the FINRA filing, due diligence expenses, working with the Client’s SEC counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the offering. The firm will refund a portion of the payment related to the advance to the extent it was not used, incurred or provided to the Client.

The Client shall also engage Dalmore as a consultant to provide ongoing general consulting services relating to the Offering such as coordination with third party vendors and general guidance with respect to the Offering. The Client will pay a one time Consulting Fee of $20,000 which will be due and payable immediately after FINRA issues a No Objection Letter.

4. Regulatory Compliance

a. Client and all its third party providers shall at all times (i) comply with direct requests of Dalmore; (ii) maintain all required registrations and licenses, including foreign qualification, if necessary; and (iii) pay all related fees and expenses (including the FINRA Corporate Filing Fee), in each case that are necessary or appropriate to perform their respective obligations under this Agreement. Client shall comply with and adhere to all Dalmore policies and procedures.

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FINRA Corporate Filing Fee for this $15,000,000, best efforts offering will be $2,750 and will be a pass- through fee payable to Dalmore, from the Client, who will then forward it to FINRA as payment for the filing. This fee is due and payable prior to any submission by Dalmore to FINRA.

b. Client and Dalmore will have the shared responsibility for the review of all documentation related to the Transaction but the ultimate discretion about accepting a client will be the sole decision of the Client. Each Investor will be considered to be that of the Client’s and NOT Dalmore.

c. Client and Dalmore will each be responsible for supervising the activities and training of their respective sales employees, as well as all of their other respective employees in the performance of functions specifically allocated to them pursuant to the terms of this Agreement.

d. Client and Dalmore agree to promptly notify the other concerning any material communications from or with any Governmental Authority or Self Regulatory Organization with respect to this Agreement or the performance of its obligations, unless such notification is expressly prohibited by the applicable Governmental Authority.

5. Role of Dalmore. Client acknowledges and agrees that Client will rely on Client’s own judgment in using Dalmore’ Services. Dalmore (i) makes no representations with respect to the quality of any investment opportunity or of any issuer; (ii) does not guarantee the performance to and of any Investor; (iii) will make commercially reasonable efforts to perform the Services in accordance with its specifications; (iv) does not guarantee the performance of any party or facility which provides connectivity to Dalmore; and (v) is not an investment adviser, does not provide investment advice and does not recommend securities transactions and any display of data or other information about an investment opportunity, does not constitute a recommendation as to the appropriateness, suitability, legality, validity or profitability of any transaction. Nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship of any kind.

6. Indemnification.

a. Indemnification by Client. Client shall indemnify and hold Dalmore, its affiliates and their representatives and agents harmless from, any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of this Agreement by Client, (ii) the wrongful acts or omissions of Client, or (iii) the Offering.

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b. Indemnification by Dalmore. Dalmore shall indemnify and hold Client, Client’s affiliates and Client’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of this Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement.

c. Indemnification Procedure. If any Proceeding is commenced against a party entitled to indemnification under this section, prompt notice of the Proceeding shall be given to the party obligated to provide such indemnification. The indemnifying party shall be entitled to take control of the defense, investigation or settlement of the Proceeding and the indemnified party agrees to reasonably cooperate, at the indemnifying party's cost in the ensuing investigations, defense or settlement.

7. Notices. Any notices required by this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, or faxed or emailed to the other parties hereto at such addresses as such other parties may designate from time to time for the receipt of such notices. Until further notice, the address of each party to this Agreement for this purpose shall be the following:

If to the Client:

EdenLedger Inc. d/b/a FanVestor

2055 Lombard St., #470217

San Francisco, CA 94147

Attn: Michael Golomb – CEO

Tel: 415-944-9430

Email: mgolomb@fanvestor.com

If to Dalmore:

Dalmore Group, LLC.

525 Green Place

Woodmere, NY 11598

Attn: Etan Butler, Chairman

Tel: 917-319-3000

etan@dalmorefg.com

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8. Confidentiality and Mutual Non-Disclosure:

a. Confidentiality.

i. Included Information. For purposes of this Agreement, the term “Confidential Information” means all confidential and proprietary information of a party, including but not limited to (i) financial information, (ii) business and marketing plans, (iii) the names of employees and owners, (iv) the names and other personally-identifiable information of users of the third-party provided online fundraising platform, (v) security codes, and (vi) all documentation provided by Client or Investor.

ii. Excluded Information. For purposes of this Agreement, the term “confidential and proprietary information” shall not include (i) information already known or independently developed by the recipient without the use of any confidential and proprietary information, or (ii) information known to the public through no wrongful act of the recipient.

iii. Confidentiality Obligations. During the Term and at all times thereafter, neither party shall disclose Confidential Information of the other party or use such Confidential Information for any purpose without the prior written consent of such other party. Without limiting the preceding sentence, each party shall use at least the same degree of care in safeguarding the other party’s Confidential Information as it uses to safeguard its own Confidential Information. Notwithstanding the foregoing, a party may disclose Confidential Information (i) if required to do by order of a court of competent jurisdiction, provided that such party shall notify the other party in writing promptly upon receipt of knowledge of such order so that such other party may attempt to prevent such disclosure or seek a protective order; or (ii) to any applicable governmental authority as required by applicable law. Nothing contained herein shall be construed to prohibit the SEC, FINRA, or other government official or entities from obtaining, reviewing, and auditing any information, records, or data. Issuer acknowledges that regulatory record-keeping requirements, as well as securities industry best practices, require Provider to maintain copies of practically all data, including communications and materials, regardless of any termination of this Agreement.

9. Miscellaneous.

a. ANY DISPUTE OR CONTROVERSY BETWEEN THE CLIENT AND PROVIDER RELATING TO OR ARISING OUT OF THIS AGREEMENT WILL BE SETTLED BY ARBITRATION BEFORE AND UNDER THE RULES OF THE ARBITRATION COMMITIEE OF FINRA.

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b. This Agreement is non-exclusive and shall not be construed to prevent either party from engaging in any other business activities

c. This Agreement will be binding upon all successors, assigns or transferees of Client. No assignment of this Agreement by either party will be valid unless the other party consents to such an assignment in writing. Either party may freely assign this Agreement to any person or entity that acquires all or substantially all of its business or assets. Any assignment by the either party to any subsidiary that it may create or to a company affiliated with or controlled directly or indirectly by it will be deemed valid and enforceable in the absence of any consent from the other party.

d. Neither party will, without prior written approval of the other party, place or agree to place any advertisement in any website, newspaper, publication, periodical or any other media or communicate with the public in any manner whatsoever if such advertisement or communication in any manner makes reference to the other party, to any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control, with the other party and to the clearing arrangements and/or any of the Services embodied in this Agreement. Client and Dalmore will work together to authorize and approve co-branded notifications and client facing communication materials regarding the representations in this Agreement. Notwithstanding any provisions to the contrary within, Client agrees that Dalmore may make reference in marketing or other materials to any transactions completed during the term of this Agreement, provided no personal data or Confidential Information is disclosed in such materials.

e. THE CONSTRUCTION AND EFFECT OF EVERY PROVISION OF THIS AGREEMENT, THE RIGHTS OF THE PARTIES UNDER THIS AGREEMENT AND ANY QUESTIONS ARISING OUT OF THE AGREEMENT, WILL BE SUBJECT TO THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party

f. If any provision or condition of this Agreement will be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, the validity of the remaining provisions and conditions will not be affected and this Agreement will be carried out as if any such invalid or unenforceable provision or condition were not included in the Agreement.

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g. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement relating to the subject matter herein. The Agreement may not be modified or amended except by written agreement.

h. This Agreement may be executed in multiple counterparts and by facsimile or electronic means, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CLIENT: EdenLedger Inc. d/b/a FanVestor

By	/s/ Michael Golomb
Name:	Michael Golomb
Its:	CEO

Dalmore Group, LLC:

By	/s/ Etan Butler
Name:	Etan Butler
Its:	Chairman

Exhibit A

Services:

a. Dalmore Responsibilities – Dalmore agrees to:

i.	Review investor information, including KYC (Know Your Customer) data, perform AML (Anti-Money Laundering) and other compliance background checks, and provide a recommendation to Client whether or not to accept investor as a customer of the Client;

ii.	Review each investors subscription agreement to confirm such Investors participation in the offering, and provide a determination to Client whether or not to accept the use of the subscription agreement for the Investors participation;

iii.	Contact and/or notify the issuer, if needed, to gather additional information or clarification on an investor;

iv.	Not provide any investment advice nor any investment recommendations to any investor;

v.	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or in our performance under this Agreement (e.g. as needed for AML and background checks);

vi.	Coordinate with third party providers to ensure adequate review and compliance.

Exhibit 2.1

Exhibit 2.2

AMENDED AND RESTATED

BYLAWS

OF

EDENLEDGER, INC.

A DELAWARE CORPORATION

EDENLEDGER, INC.

______

AMENDED AND RESTATED BYLAWS

______

ARTICLE I

OFFICES

Section 1. Offices. The registered office shall be in the State of Delaware. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated by the Board of Directors from time to time and stated in the notice of the meeting.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Corporation’s parent company, EdenCoin, Inc. (“Parent”) or the Board of Directors and stated in the notice of the meeting. If Parent convenes a special meeting, notice shall be provided to the Board of Directors.

Section 3. Notice of Meetings. (a) The Corporation shall give notice of any annual or special meeting of stockholders. Notices of meetings of the stockholders shall state the place, if any, date, and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. Notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation. In the case of a special meeting of stockholders, the notice shall state the purpose or purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting of stockholders.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile, electronic mail, or other means of electronic transmission in the manner provided by the General Corporation Law of the State of Delaware. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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Section 4. Quorum and Adjournment. Except as otherwise required by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat (“Regular Quorum”), shall constitute a quorum for the transaction of business at all meetings of the stockholders; provided, however that Parent (or its proxy) must be included to constitute a quorum; provided, further that if a quorum is not present due to the absence of Parent (or its proxy), such meeting shall be adjourned to the same place and time on the date which is fifteen (15) calendar days after the original meeting date (with notice to all stockholders) and, if at such adjourned meeting on the same subject and with the same agenda, such quorum is still not present, a Regular Quorum shall be deemed a quorum. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting to another time and place.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than sixty (60) nor less than ten (10) days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 6. Vote Required. Except as otherwise provided herein or required by law or by the Certificate of Incorporation:

(a) All elections of directors shall be by written ballot. Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors; and

(b) Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

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Section 7. Manner of Voting; Proxies. (a) At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b) Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

(c) The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Section 8. Remote Communication. (a) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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(b) In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

Section 9. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9 at the adjourned meeting.

(b) In order to determine the stockholders entitled to consent to corporate action without a meeting (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directions. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action of the Board of Directors is required by the General Corporation Law of the State of Delaware shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in Section 10 of this Article II. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 10. Stockholder Action Without a Meeting. (a) Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

(b) A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such telegram, cablegram, or other electronic transmission sets forth or is delivered with the information required by, and is otherwise delivered in accordance with, the General Corporation Law of the State of Delaware. Any consent by means of telegram, cablegram, or other electronic transmission shall be deemed to have been signed on the date on which such telegram, cablegram, or electronic transmission was transmitted.

Section 11. Meeting Procedure. The Chairman of the Board or such other person as may be designated by the Board of Directors shall preside at meetings of the stockholders. At each meeting of stockholders, the presiding officer of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the presiding officer of the meeting may establish rules, which need not be in writing, to maintain order and safety and for the conduct of the meeting.

Section 12. Stock List. The officer who has charge of the stock ledger of the Corporation shall, at least ten (10) days before every meeting of stockholders, prepare and make a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

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A stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine (a) the identity of the stockholders entitled to examine such stock list and to vote at the meeting and (b) the number of shares held by each of them.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors, each of whom must be a natural person, that shall constitute the whole Board of Directors shall be such number of directors as determined from time to time by resolution adopted by the Board of Directors, except that in the absence of any such determination, such number shall be five (5).

Section 2. Resignations and Removal. (a) Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

(b) Except as otherwise may be provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed with or without cause, by the holders of capital stock having a majority in voting power of the shares entitled to vote in the election of directors.

Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any and all business may be transacted at a regular meeting of the Board of Directors.

Section 4. Special Meetings. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, upon notice to each director in accordance with Section 5 of this Article III. Special meetings shall be called by the Chairman of the Board or the Secretary on like notice at the written request of a member of the Board of Directors then in office. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.

Section 5. Notice. Notice of any special meeting of the Board of Directors shall be given to each director by whom it is not waived by personal delivery, mail, telegram, express courier service (including, without limitation, Federal Express), facsimile transmission, electronic mail or other form of electronic transmission. If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission, then such notice shall be given not less than three (3) business days before the meeting. If written notice is delivered before the meeting by mail or express courier service, then it shall be given not less than three (3) business days before the meeting. Notice must be accompanied by an agenda specifying in reasonable detail the matters to be raised at the meeting and copies of any papers to be discussed at the meeting. Notwithstanding the foregoing, a shorter period of notice may be acceptable if at least one member of the Board of Directors designated by Parent and one member of the Board of Directors not designated by Parent agree in writing. Matters not on the agenda, or business conducted in relation to those matters, may not be raised at a meeting unless at least one member of the Board of Directors designated by Parent and one member of the Board of Directors not designated by Parent agree.

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Section 5. Meeting Procedure. The Chairman of the Board shall preside at meetings of the Board of Directors.

Section 6. Quorum and Powers of a Majority. At all meetings of the Board of Directors and of each committee thereof, one (1) member of the Board of Directors designated by Parent (or an alternate designated by such a person) and one (1) member of the Board of Directors not designated by Parent (or an alternate designated by such a person) shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of votes of the members present at any meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of law, of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control. No business shall be conducted unless a quorum is present at the beginning of the meeting and at the time when there is to be voting on any business. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

Section 7. Manner of Acting. (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(c) A meeting of the Board of Directors shall be adjourned to another time or date at the request of (i) all the members of the Board of Directors designated by Parent present at such meeting or (ii) all the members of the Board of Directors not designated by Parent present at such meeting. No business may be conducted at a meeting after such a request has been made. No more than one such adjournment may be made in respect of a meeting.

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Section 8. Committees. The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more directors, which to the extent permitted by applicable law and provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board of Directors). The Board of Directors may designate one (1) or more directors as alternate members of any committee to replace any absent or disqualified member of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director. Every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Section 9. Committee Procedure. Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 7 of this Article III with respect to notices of meetings of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 10. Vacancies and Newly-Created Directorships. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 11. Compensation. The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors. Each director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

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ARTICLE IV

OFFICERS

Section 1. Officers, Powers, and Duties. The officers of the Corporation shall include a President, a Secretary, a Treasurer, a Chairman of the Board, a Chief Technology Officer and such other officers as the members of the Board of Directors designated by Parent shall from time to time deem appropriate or necessary. The officers of the Corporation shall have such powers and duties as set forth in these Bylaws and as determined by the members of the Board of Directors designated by parent.

Section 2. Election of Officers, Term, and Qualifications. The officers of the Corporation shall be elected from time to time by the members of the Board of Directors designated by Parent and shall hold office at the pleasure of the members of the Board of Directors designated by Parent. Except for the Chairman of the Board, none of the officers of the Corporation needs to be a director of the Corporation. Any two (2) or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware.

Section 3. Vacancies. A vacancy in officers shall be filled by the members of the Board of Directors designated by Parent.

Section 4. Removal. Any officer of the Corporation may be removed, either with or without cause, by the members of the Board of Directors designated by Parent.

Section 5. Resignation. Any officer may resign from the Corporation by providing notice in writing or by electronic transmission to the Board of Directors or to the Chairman of the Board. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. The Chairman of the Board. The Chairman of the Board shall have the powers and duties as set forth in these Bylaws and as customarily and usually associated with the office of the Chairman of the Board.

Section 7. The President. The President shall be the chief executive officer of the Corporation. The President shall have, subject to the supervision, direction, and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the affairs and business of the Corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation. If at any time the office of the Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

Section 8. The Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Board of Directors and meetings of the stockholders. The Secretary shall have charge of the corporate books and shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President.

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Section 9. The Treasurer. The Treasurer shall have custody of the Corporation’s funds and securities, shall be responsible for maintaining the Corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer also shall maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. The Treasurer shall have all such further powers and duties as are customarily and usually associated with the position of Treasurer or as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President.

ARTICLE V

STOCK

Section 1. Certificates. The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation or the Board of Directors, by resolution, otherwise provides that some or all of the shares of any class or series of the Corporation’s capital stock shall be uncertificated. Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by or in the name of the Corporation by any two of the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer or any other authorized officers of the Corporation, representing the number of shares registered in certificate form.

Section 2. Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer.

Section 3. Lost, Stolen, or Destroyed Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed.

Section 4. Registered Stockholders. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the General Corporation Law of the State of Delaware.

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Section 5. Fractional Shares. The Corporation may, but shall not be required to, issue fractional shares of its capital stock if necessary or appropriate to effect authorized transactions. If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification. (a) Subject to Section 3 of this Article VI, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”).

(b) The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise.

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Section 2. Advancement of Expenses. (a) Subject to Section 3 of this Article VI, with respect to any person who is made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay to the fullest extent not prohibited by applicable law the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of the State of Delaware requires, any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) With respect to any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 3. Actions Initiated Against The Corporation. Anything in Section 1(a) or Section 2(a) of this Article VI to the contrary notwithstanding, except as provided in Section 5(b) of this Article VI, with respect to a Proceeding initiated against the Corporation by any person who is or was serving as a director or officer of the Corporation (or by a person who, while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise), whether initiated in such capacity or in any other capacity, the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors.

Section 4. Contract Rights. The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VI (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

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Section 5. Claims. (a) If (i) a claim under Section 1(a) of this Article VI with respect to any right to indemnification is not paid in full by the Corporation (following the final disposition of the Proceeding) within sixty (60) days after a written demand has been received by the Corporation or (ii) a claim under Section 2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b) If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VI, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c) In (i) any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the person seeking to enforce such rights has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

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Section 6. Determination of Entitlement to Indemnification. Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the General Corporation Law of the State of Delaware. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

Section 7. Non-Exclusive Rights. The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 9. Miscellaneous. For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as a employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

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ARTICLE VII

MISCELLANEOUS

Section 1. Books and Records. (a) Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the General Corporation Law of the State of Delaware.

(b) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, except as otherwise required by the General Corporation Law of the State of Delaware, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name. Nothing contained in this subsection (b) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence of the identity of the stockholders entitled to examine such list.

Section 2. Voting Shares in Other Business Entities. The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 4. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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Section 5. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 6. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 7. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8. Waivers of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Section 9. Amendment. These Bylaws may be amended or repealed by the Board of Directors or the stockholders of the Corporation.

Section 10. Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

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Exhibit 6.1

EDENLEDGER, INC. (DBA FanVestor)

EXECUTIVE COMPENSATION,

PROPRIETARY INFORMATION, AND INVENTIONS AGREEMENT

Executive Name: Mikhail Golomb

Effective Date: September 1st, 2019

This Executive Compensation, Proprietary Information and Inventions Agreement memorializes the Agreement between EdenLedger, Inc (hereafter, “The Company”) and Mikhail Golomb, it’s Founder and Chief Executive Officer (hereafter, “The Executive”). As a condition of, and in consideration of, his continued employment by EdenLedger, Inc., a Delaware corporation, or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), The Executive agrees to the following:

1.  Relationship. This Agreement will apply to the employment relationship with the Company. If that relationship ends and the Company, within a year thereafter, either re-employs the Executive or engages him as a consultant or other service provider, Executive agree that this Agreement will also apply to that later employment or service relationship, unless the parties otherwise expressly agree in writing. Any such employment or service relationship between the Company and the Executive, whether commenced before, upon or after the Effective Date of this Agreement, is referred to herein as the “Relationship.”

2. Confidential Information.

(a)  Definition. For purposes of this Agreement, “Confidential Information” means information not generally known or available outside the Company and information entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation, all Inventions (as defined below), technical data, trade secrets, know-how, research, product or service ideas or plans, software code and designs, developments, processes, formulas, techniques, biological materials, mask works, designs and drawings, hardware configuration information, information relating to employees and other service providers of the Company (including, but not limited to, their names, contact information, jobs, compensation and expertise), information relating to suppliers and customers (including, but not limited to, those on whom the Executive called or with whom the Executive became acquainted during the Relationship), information relating to stockholders or lenders, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information.

(b)  Protection of Information. At all times during the term of the Relationship and thereafter, the Executive agrees to hold in strictest confidence and not disclose Confidential Information to any person, firm, corporation or other entity, without written authorization from the Company, and not to use Confidential Information except to perform my obligations to the Company within the scope of the Relationship, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved. The Executive further agrees not to make any copies of Confidential Information except as authorized by the Company.

(c)  Third Party Information and Other Rights. The Executive’s agreements in this Section 2 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence. This Agreement is intended to supplement, and not to supersede, any rights the Company may have with respect to the protection of trade secrets or confidential or proprietary information.

(d)  No Disclosure or Use of Information of Others. The Executive agrees not to disclose to the Company, or use for its benefit, any confidential information or material in violation of the rights of his former employers or any third parties. The Executive agrees not to improperly use or disclose, or bring onto the premises of the Company, any confidential or proprietary information or material of any third party for which he has provided or currently provide service.

(e)  Confidential Disclosure in Reporting Violations of Law or in Court Filings. The Executive acknowledges and the Company agrees that he may disclose Confidential Information in confidence directly or indirectly to federal, state, or local government officials, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. The Executive may also disclose Confidential Information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b).

3. Ownership of Inventions.

(a)  Definition. For purposes of this Agreement, “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. This includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. The Executive understands that “Company Inventions” means any Inventions that he, solely or jointly with others, author, discover, develop, conceive or reduce to practice, in whole or in part, during the period of the Relationship, except as provided in Section 3(i) hereof.

(b)  Inventions Retained. The Executive has attached hereto as Exhibit A, without disclosing any third party confidential information, a complete list describing all Inventions that, as of the Effective Date, belong solely to him or belong to him jointly with others, that relate in any way to any of the Company’s proposed businesses, products or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, the Executive represents that there are currently no such Inventions.

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(c)  Assignment of Company Inventions. The Executive agrees that he will promptly makefull written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of his right, title and interest in and to any and all Company Inventions throughout the world, including all copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights and all other intellectual property rights of any sort relating thereto. The Executive further agrees that all Company Inventions are “works made for hire” to the greatest extent permitted by applicable law. The Executive hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that he now has or may hereafter have for infringement of any and all Company Inventions and intellectual property rights related thereto.

(d)  License to Inventions. If in the course of the Relationship the Executive uses or incorporates into any Company Invention any confidential information or Inventions in which he or a third party has an interest and which is not covered by Section 3(c) hereof, he will promptly so inform the Company. Whether or not the Executive gives such notice, he hereby irrevocably grants to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with full right to transfer and sublicense, to practice and exploit such confidential information and Inventions and to make, have made, copy, modify, make derivative works of, use, sell, import and otherwise distribute under all applicable intellectual property rights without restriction of any kind.

(e)  Moral Rights. To the extent allowed by law, this Section 3 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively “Moral Rights”). To the extent the Executive retains any such Moral Rights under applicable law, he hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or on behalf of the Company and agree not to assert any Moral Rights with respect thereto. The Executive will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

(f)  Maintenance of Records. The Executive agrees to maintain adequate and current written records of all Company Inventions made by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings or any other format. The records will be available to and remain the sole property of the Company at all times. The Executive agrees to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Section 4 hereof.

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(g)  Patents and Copyrights. The Executive agrees to assist the Company or its designee, at its expense, in every proper way to secure the Company’s or its designee’s rights in the Company Inventions and any copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights or other intellectual property rights of any sort relating thereto throughout the world, including the disclosure of information with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations and all other instruments which the Company or its designee shall deem necessary to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign to the Company or its designee, and any successors, assigns and nominees, the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patent rights, trademark rights, mask work rights, sui generis database rights and other intellectual property rights of any sort relating thereto throughout the world. The Executive agrees that his obligation to execute any such instrument or papers shall continue during and after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. The Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in- fact, to act for and in my behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters of patents, copyright, trademark, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and will not be affected by the Executive’s subsequent incapacity.

(h)  Online Accounts. The Executive agrees that he will register all domains, usernames, handles, social media accounts and similar online accounts which he registers on behalf of the Company and which relate to the Company or its intellectual property rights (the “Online Accounts”) in the name of the Company, except to the extent that such requests by the Company are prohibited by law. The term “Online Accounts” shall exclude any domains, usernames, handles, social media accounts and similar online accounts which the Executive has registered, or may in the future register, under his name exclusively for his personal use. If any Online Account that is not (or by the terms of such Online Account cannot be) registered in the name of the Company is registered in my name or under the Executive’s control, he agrees to assign ownership and control of such Online Account to any person designated by the Company upon the Company’s request. The Executive agrees to use any Online Account, whether registered in his name or the name of the Company, in compliance with any applicable policies or guidelines of the Company.

(i)  Exception to Assignments. I understand that the Company Inventions will not include, and the provisions hereof requiring assignment of inventions to the Company do not apply to, any Invention which qualifies fully for exclusion under the provisions attached hereto as Exhibit B. In order to assist in determining which Inventions qualify for such exclusion, I will advise the Company promptly in writing, during and after the term of the Relationship, of all Inventions solely or jointly authored, discovered, developed, conceived or reduced to practice by me, in whole or in part, during the Relationship.

4.  Compensation. In consideration of the Executive’s best commercial efforts, the company will pay an annual salary of $250,000 to the Executive and cover all health and dental insurance premiums for him and his immediate family. The Company acknowledges that the Employee has been in his current capacity since September 1st, 2019, and his salary payments and premium payments for that time period are accrued and payable once the Company either receives external financing (debt, equity, others) or at least $1M of revenue has been achieved. Additionally:

(a) If the Executive will either provide bridge financing to the company through direct wire transfers into Company’s bank account or through the use of his personal financial instruments to support (through his personal credit cards and bank account) to cover Company’s operational expenses and then submit the complete expense report, the Company can hold off on paying such until either receives external financing (debt, equity, others) or at least $1M of revenue has been achieved, while accruing 5% annual interest as a debt payable to the Executive due when the financing milestone or revenue target has been met.

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(b) The Executive’s equity is fully vested at the time of This Agreement. At the sole option of the Executive, his outstanding debt may be converted into Company stock as either a convertible note or equity under the same conditions as the investor participating in the then open round of financing. The Executive’s stock is vested immediately as it is earned as founder stock with preferred voting rights.

(c) Company Expenses. The Executive is entitled to reimbursement for business expenses incurred on the Company’s behalf according to the Company’s internal expense policy as detailed in the Employee Handbook.

(d) At-Will Relationship. The Executive understands and acknowledges that, except as may be explicitly provided in a separate written agreement with the Company, his Relationship with the Company is “at-will,” as defined under applicable law, meaning that either he or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability, other than those provisions of this Agreement that explicitly survive the termination of the Relationship. The Executive agrees that, in connection with the termination of his employment for any reason, he will meet with representatives of the Company to assist with the transfer of his duties to other employees, including answering questions about his work and work product, completing the return of Company property, permitting inspection of personal electronic devices he has used in connection with his work at the Company, and confirming his obligations under this Agreement.

(e) Severance. Upon termination of the Executive’s Employment for any reason, excepting gross misconduct, criminal activity, or fraud, the Company shall pay One Year’s salary, including health insurance premiums and any other ancillary benefits, in regular bi-weekly installments. Any outstanding Company stock options will immediately vest upon said termination date.

5.  Company Property; Return of Documents. The Executive agrees that he has no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages and voice messages) and that his activity and any files or messages on or using any of those systems may be monitored at any time without notice. The Executive further agrees that any property situated on the Company’s premises, including disks and other storage media, filing cabinets or other work areas, are subject to inspection by Company personnel at any time with or without notice. The Executive agrees that, at the end of the Relationship,

(a)  He will deliver to the Company (and will not retain, copy or deliver to anyone else) any and all keys, passes, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property developed by him pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns, and (b) will sign and deliver a certificate that certifies to his full compliance with the provisions of this Section 4 in such form as may be acceptable to the Company. The Executive agrees that the Company will be entitled to communicate his obligations under this Agreement to any future employer or potential employer.

6.  Non-solicitation. The Executive agrees that, during the term of the Relationship and for a period of twenty four (24) months following the termination of the Relationship for any reason, with or without cause, he will not, directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees, consultants or other service providers to terminate their relationship with the Company, or attempt to do so, whether for his benefit or that of any other person or entity.

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7. No Conflicts.

(a)  No Conflicting Obligations. The Executive represents and warrants that his performance of this Agreement does not and will not breach any written or oral agreement he has entered into, or will enter into, with any other party. The Executive will not induce the Company to use any Inventions or confidential proprietary information or material belonging to any other client, employer or other party. The Executive agrees not to enter into any written or oral agreement that conflicts with this Agreement or otherwise creates a conflict of interest with his service to the Company.

(b)  No Conflicting Activities. The Executive agrees that, during the term of the Relationship, he will not (i) engage in any activity (whether or not during business hours) that is in any way competitive, or prepare to compete, with the business or demonstrably anticipated business of the Company, (ii) assist any other person or organization in competing, or in preparing to compete, with any business or demonstrably anticipated business of the Company, or (iii) act as an employee, consultant, director or advisor to any other business, or take any action that would constitute a conflict of interest, without the prior written consent of the Company.

8. Arbitration and Equitable Relief.

IN CONSIDERATION OF THE EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND HIS RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO HIM BY THE COMPANY, HE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM HIS EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF HIS EMPLOYMENT WITH THE COMPANY, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”), AND EXPLAINED BELOW, AND PURSUANT TO CALIFORNIA LAW.

CLAIMS COVERED BY THIS AGREEMENT. TO THE MAXIMUM EXTENT ALLOWED BY LAW, THE COMPANY AND THE EXECUTIVE MUTUALLY CONSENT TO THE RESOLUTION BY BINDING ARBITRATION OF ALL CLAIMS OR CAUSES OF ACTION THAT THE COMPANY MAY HAVE AGAINST HIM OR THAT HE MAY HAVE AGAINST THE COMPANY OR THE COMPANY’S CURRENT AND FORMER OWNERS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS, ALL SUBSIDIARY AND AFFILIATED ENTITIES, ALL BENEFIT PLANS, THE BENEFIT PLANS’ SPONSORS, FIDUCIARIES, ADMINISTRATORS, AFFILIATES, AND ALL SUCCESSORS AND ASSIGNS OF ANY OF THEM.

THE CLAIMS COVERED BY THIS AGREEMENT INCLUDE, BUT ARE NOT LIMITED TO: CLAIMS FOR BREACH OF ANY CONTRACT OR COVENANT; TORT CLAIMS; CLAIMS FOR DISCRIMINATION OR HARASSMENT (INCLUDING, BUT NOT LIMITED TO, RACE, SEX, RELIGION, NATIONAL ORIGIN, AGE, MEDICAL CONDITION, DISABILITY OR SEXUAL ORIENTATION); CLAIMS FOR RETALIATION; CLAIMS FOR VIOLATION OF PUBLIC POLICY; AND CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE, LOCAL OR OTHER LAW, STATUTE, REGULATION OR ORDINANCE, INCLUDING, BUT NOT LIMITED TO, ALL CLAIMS ARISING UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR EMPLOYMENT & HOUSING ACT (AND OTHER STATE’S ANTI-DISCRIMINATION LAWS), THE CALIFORNIA LABOR CODE, AND/OR THE FAIR LABOR STANDARDS ACT.

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CLASS ACTION WAIVER. THE EXECUTIVE AGREES THAT HE WILL NOT ASSERT CLASS ACTION OR REPRESENTATIVE ACTION CLAIMS AGAINST THE COMPANY IN ARBITRATION OR OTHERWISE, NOR WILL HE JOIN OR SERVE AS A MEMBER OF A CLASS ACTION OR REPRESENTATIVE ACTION, AND HE AGREES THAT HE WILL ONLY SUBMIT HIS OWN, INDIVIDUAL CLAIMS IN ARBITRATION AND WILL NOT SEEK TO REPRESENT THE INTERESTS OF ANY OTHER PERSON.

ADMINISTRATIVE RELIEF. THE EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT HIM FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNING AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING BUT NOT LIMITED TO THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE HIM FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

WAIVER OF RIGHT TO JURY TRIAL. THE EXECUTIVE UNDERSTANDS THAT, BY SIGNING THIS AGREEMENT, BOTH PARTIES ARE GIVING UP ANY RIGHT THEY MAY HAVE TO A JURY TRIAL ON ALL CLAIMS THEY MAY HAVE AGAINST EACH OTHER, AS DESCRIBED ABOVE.

REQUIRED NOTICE OF ALL CLAIMS. THE COMPANY AND THE EXECUTIVE AGREE THAT IF A DISPUTE ARISES, THE PARTY WHO WANTS TO ARBITRATE THE DISPUTE MUST GIVE WRITTEN NOTICE OF ANY CLAIM TO THE OTHER PARTY. WRITTEN NOTICE TO THE COMPANY OR ITS OFFICERS, EMPLOYEES OR AGENTS, SHALL BE SENT TO THE COMPANY’S CORPORATE OFFICE. THE EXECUTIVE WILL BE GIVEN NOTICE AT THE LAST ADDRESS RECORDED IN HIS PERSONNEL FILE (UNLESS HE SENDS WRITTEN NOTICE TO THE COMPANY NOTIFYING THEM OF THE NEED TO USE A DIFFERENT ADDRESS). THE WRITTEN NOTICE MUST DESCRIBE THE NATURE OF ALL CLAIMS ASSERTED AND MUST DETAIL THE FACTS UPON WHICH THE CLAIMS ARE BASED. THE NOTICE MUST BE SENT TO THE OTHER PARTY(IES) BY FEDERAL EXPRESS (OR ANOTHER SIMILAR OVERNIGHT MAIL SERVICE PROVIDER) OR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

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ARBITRATION PROCEDURES. THE COMPANY AND THE EXECUTIVE AGREE THAT, EXCEPT AS PROVIDED HEREIN, ANY ARBITRATION SHALL BE IN ACCORDANCE WITH AND UNDER THE AUSPICES AND RULES OF THE JAMS, INC. (“JAMS”) FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. THE JAMS EMPLOYMENT ARBITRATION RULES AND PROCEDURES ARE AVAILABLE AT WWW.JAMSADR.COM. THE ARBITRATOR MAY NOT CONSOLIDATE MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING. THE EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. THE EXECUTIVE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE EXECUTIVE AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. THE EXECUTIVE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA. THE ARBITRATOR’S DECISION REGARDING THE CLAIMS SHALL BE FINAL AND BINDING UPON THE PARTIES AND SHALL BE ENFORCEABLE IN ANY COURT HAVING JURISDICTION THEREOF.

ARBITRATION FEES AND COSTS. IN THE EVENT THAT EITHER PARTY INITIATES AN ARBITRATION, THE EXECUTIVE AGREES THAT EACH PARTY SHALL BE RESPONSIBLE FOR PAYING SUCH PARTY’S OWN ATTORNEYS’ FEES AND COSTS. THE EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. WITHOUT IN ANY WAY LIMITING THE SCOPE OF CLAIMS SUBJECT TO ARBITRATION, THE EXECUTIVE UNDERSTANDS THAT THE ISSUE OF WHICH PARTY PAYS FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS SHALL DEPEND ON WHETHER THE CLAIM BEING ARBITRATED IS ONE THAT HE HAS INITIATED AGAINST COMPANY RELATING TO ANY OF HIS CONSTITUTIONAL RIGHTS, FUNDAMENTAL RIGHTS, UNWAIVABLE PUBLIC RIGHTS, UNWAIVABLE FEDERAL OR STATE STATUTORY RIGHTS, OR AN EMPLOYMENT CLAIM FOR VIOLATION OF THE COMMON LAW THAT IS GROUNDED ON SIMILAR UNWAIVABLE STATUTORY RIGHTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIM RELATING TO WRONGFUL TERMINATION IN VIOLATION OF PUBLIC POLICY, COLLECTIVELY AN “EMPLOYMENT CLAIM”) OR WHETHER THE CLAIM BEING ARBITRATED DOES NOT CONSTITUTE AN EMPLOYMENT CLAIM BUT RATHER RELATES TO A WAIVABLE RIGHT (WHETHER STATUTORY, COMMON LAW, CONSTITUTIONAL OR OTHERWISE) INCLUDING, WITHOUT LIMITATION, A CLAIM BY EITHER PARTY RELATING TO MISUSE OF CONFIDENTIAL INFORMATION OR OTHER BREACH OF THE CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT BETWEEN HIM AND THE COMPANY (“NON-EMPLOYMENT CLAIM”). TO THE EXTENT EITHER PARTY INITIATES AN EMPLOYMENT CLAIM, THEN COMPANY SHALL PAY FOR THE COSTS OF ARBITRATION, INCLUDING ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS, EXCEPT THAT THE EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY EMPLOYMENT CLAIM ARBITRATION THAT HE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS HE WOULD HAVE INSTEAD PAID HAD HE FILED A COMPLAINT IN A COURT OF LAW. TO THE EXTENT THAT EITHER PARTY INITIATES A NON-EMPLOYMENT CLAIM, THEN EACH PARTY SHALL BEAR AN EQUAL (PRO-RATA) SHARE OF ANY ARBITRATION COSTS, INCLUDING ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS. THE PARTIES INTEND FOR THE FOREGOING TO COMPLY WITH THE THEN-CURRENT JAMS POLICY ON EMPLOYMENT ARBITRATION (MINIMUM STANDARDS OF PROCEDURAL FAIRNESS) AND ANY OTHER APPLICABLE LAW CONCERNING THE ENFORCEMENT OF AGREEMENTS TO ARBITRATE. TO THE EXTENT ANY OF THE FOREGOING COST-SPLITTING PROVISIONS ARE FOUND NOT TO COMPLY WITH SUCH THEN-APPLICABLE LAW, THE ARBITRATOR SHALL REFORM THIS AGREEMENT SUCH THAT IT IS ENFORCEABLE AND CONSISTENT WITH THEN-APPLICABLE DECISIONAL OR STATUTORY LAW.

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MODIFICATION/ENTIRE AGREEMENT. THIS AGREEMENT TO ARBITRATE SHALL SURVIVE THE TERMINATION OF THE EXECUTIVE’S EMPLOYMENT. IT CAN ONLY BE REVOKED OR MODIFIED BY A WRITING SIGNED BY THE PARTIES THAT SPECIFICALLY STATES AN INTENT TO REVOKE OR MODIFY THIS AGREEMENT. THIS IS THE COMPLETE AGREEMENT OF THE PARTIES ON THE SUBJECT OF ARBITRATION OF DISPUTES (EXCEPT FOR ANY ARBITRATION AGREEMENT IN CONNECTION WITH ANY PENSION OR BENEFIT PLAN). THIS AGREEMENT SUPERSEDES ANY PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN UNDERSTANDING ON THE SUBJECT. NO PARTY IS RELYING ON ANY REPRESENTATIONS, ORAL OR WRITTEN, ON THE SUBJECT OF THE EFFECT, ENFORCEABILITY, OR MEANING OF THIS AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. IF ANY PROVISION OF THIS AGREEMENT IS FOUND TO BE UNENFORCEABLE, IN WHOLE OR IN PART, SUCH FINDING SHALL NOT AFFECT THE VALIDITY OF THE REMAINDER OF THIS AGREEMENT AND THIS AGREEMENT SHALL BE REFORMED TO THE GREATEST EXTENT POSSIBLE TO ENSURE THAT THE RESOLUTION OF ALL CONFLICTS BETWEEN THE PARTIES ARE RESOLVED BY NEUTRAL, BINDING ARBITRATION.

VIOLATION OF THIS AGREEMENT. SHOULD ANY PARTY TO THIS AGREEMENT PURSUE ANY ARBITRABLE DISPUTE BY ANY METHOD OTHER THAN ARBITRATION, THE RESPONDING PARTY SHALL RECOVER FROM THE INITIATING PARTY ALL DAMAGES, COSTS, EXPENSES AND ATTORNEYS’ FEES INCURRED AS A RESULT OF SUCH ACTION.

VOLUNTARY NATURE OF AGREEMENT. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON HIM WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO HIM TO INDUCE HIM TO SIGN THIS AGREEMENT. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH HIS PRIVATE, LEGAL COUNSEL AND HAS TAKEN ADVANTAGE OF THAT OPPORTUNITY TO THE EXTENT HE WANTED TO DO SO.

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9. General Provisions.

(a)  Governing Law; Arbitration. This Agreement will be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. To the extent that any lawsuit is permitted under this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California) for any lawsuit filed against me by the Company.

(b)  Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire agreement and understanding between the Company and the Executive relating to its subject matter and supersedes all prior discussions and agreements (whether written or oral) between us with respect thereto. No amendments or waivers to this Agreement will be effective unless in writing and signed by the party against whom such amendment or waiver is to be enforced. The failureof either party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights.

(c)  Severability. If any provision of this Agreement is deemed void or unenforceable, such provision will nevertheless be enforced to the fullest extent allowed by law, and the validity of the remainder of this Agreement will not be affected.

(d)  Successors and Assigns. The Executive understands that this Agreement is personal to him, that he will not have the right or ability to assign, transfer or subcontract any of his obligations under this Agreement without the written consent of the Company, and that any attempt by him to do so will be void. The Executive further understands that the Company may assign its rights and obligations under this Agreement in whole or part without his consent. This Agreement will be binding upon his heirs, executors, administrators and other legal representatives, and his successors and permitted assigns, and will be for the benefit of the Company and its successors and assigns.

(e)  Remedies. The Executive acknowledges that violation of this Agreement will cause the Company irreparable harm and therefore agrees that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, if such bond or security is required, he agrees that a $1,000 bond will be adequate), in addition to any other rights or remedies that the Company may have for a breach of this Agreement. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to recover a reasonable allowance for attorneys’ fees and litigation expenses in addition to court costs.

(f)  Notices. All notices under this Agreement must be in writing and will be deemed given when delivered personally or by confirmed facsimile or email, one (1) day after being sent by nationally recognized courier service, or three (3) days after being sent by prepaid certified mail, to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other party by written notice.

(g)  Voluntary Execution. The Executive acknowledges and agrees that he has carefully read all of the provisions of this Agreement, that he understands and has voluntarily accepted such provisions, and that he will fully and faithfully comply with such provisions.

(h)  Advice of Counsel. THE EXECUTIVE ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, HE HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HE HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.

COMPANY:

EDENLEDGER, INC. (DBA FanVestor)

By:	/s/ Mitesh Parikh
Name:	Mitesh Parikh
Title:	Board of Directors

EMPLOYEE:

By:	/s/ Michael Golomb
Name:	Michael Golomb

Address:	268 Mallorca Way
San Francisco, CA 94123

EXHIBIT A

LIST OF PRIOR INVENTIONS

EXCLUDED UNDER SECTION 3(B)

Title	Date	Identifying Number or Brief Description

If no inventions, improvements, or original works of authorship are listed, I hereby represent that I have none to disclose.

        Additional sheets attached

By:

Name:
Dated as of: , 2020

A-1

EXHIBIT B

Section 2870 of the California Labor Code is as follows:

(a)  Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)  Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b)  To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

B-1

Exhibit 6.2

Advisory Board Agreement

This Advisory Board Agreement (the “Agreement”) is entered into the date set forth on the signature page by and between EdenLedger Inc., a Delaware corporation, dba FanVestor (the “Company”) and the undersigned advisor Larry Namer (the “Advisor”).

The parties agree as follows:

1.    Services. Advisor agrees to act as advisor to the Company and provide advice and assistance to the Company from time to time as further described on Schedule A attached hereto or as otherwise mutually agreed to by the parties (collectively, the “Services”).

2.    Compensation. Advisor shall not be entitled to receive cash compensation; however, Advisor shall be entitled to receive the equity compensation indicated on the signature page hereto at an exercise or purchase price equal to the fair market value of the Company’s Common Stock, which will be documented in the applicable Stock Option Agreement or Restricted Stock Purchase Agreement to be entered into by Advisor and the Company. The Company will deliver definitive stock purchase or option agreements regarding the stock compensation within 90 days from the date of this Agreement.

3.    Expenses. The Company shall reimburse Advisor for reasonable travel and related expenses incurred in the course of performing services hereunder, provided, however, that any expenses shall be pre-approved by the Company with the Advisor emailing a request including the nature of the expense and a maximum amount to the company for pre-approval.

4.    Term and Termination.

A.	Termination on Notice – “For Cause”. The term of this Agreement shall continue until terminated by the Company “For Cause” upon written notice without further obligation or liability to Adviser. The Advisor shall be granted a post-termination exercise period of 90 days for vested stock options as per Company’s Stock Option Plan.

“For Cause” term as defined below:

(1)	Failure or neglect by Advisor to use reasonable efforts to perform duties agreed in this Agreement;

(2)	Misconduct in connection with the performance of any of Advisor’s duties, including, without limitation, misappropriation of funds or property of the company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the company, misrepresentation to the company, or any violation of law or regulations on company premises or to which the company is subject;

(3)	Commission by Advisor of an act involving moral turpitude, dishonesty, theft, unethical business conduct, or conduct that impairs or injures the reputation of, or harms, the company;

(4)	Disloyalty by Advisor, including, without limitation, aiding a competitor;

(5)	Failure by Advisor to devote his reasonable efforts to the company’s business and affairs;

(6)	Misappropriation of a company opportunity:

(7)	Failure to fully cooperate in any investigation by the company; or

(8)	Any breach of this agreement or company rules.

B.	Termination Without Cause. Either Party may agree to terminate agreement upon thirty (30) days prior written notice without further obligation or liability. If terminated by the Company and Without Cause (except for the matters noted in 4.c and 4.d), the Adviser would be eiligble to receive 50% of the offered equity in this Agreement, which were earned by not yet vested at the Termination Date. The Advisor shall be granted a post-termination exercise period of 90 days for vested stock options.

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C.	Termination for Material Breach. Each party may terminate this agreement with immediate effect by delivering notice of the termination to the other party, if

i.	the other party fails to perform, has made or makes any inaccuracy in, or otherwise materially breaches, any of its covenants, representations, or obligations, and

ii.	the failure, inaccuracy, or breach continues for a period of seven business days’ after the injured party delivers notice to the breaching party reasonably detailing the breach.

D.	Termination for Insolvency. If either party becomes insolvent, bankrupt, or enters receivership, dissolution, or liquidation, the other party may terminate this agreement with immediate effect.

E.	Termination for Change of Control. Either party may terminate this agreement with immediate effect, by giving notice to the other party, in the event of a Change in Control of the Company. If terminated by the Company, then 50% of the unvested shares become vested immediately. Advisor shall be granted a post-termination exercise period of 90 days for vested stock options.

5.     Independent Contractor. Advisor’s relationship with the Company will be that of an independent contractor and not that of an employee. Advisor will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Advisor for employment or income taxes, all of which will be Advisor’s responsibility. Advisor will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

6.     Nondisclosure of Confidential Information.

A.	Agreement Not to Disclose. Advisor agrees not to use any Confidential Information (as defined below) disclosed to Advisor by the Company for Advisor’s own use or for any purpose other than to carry out discussions concerning must be, and the undertaking of, the Services. Advisor agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company in order to prevent it from falling into the public domain or the possession of persons other than agents of the Company or persons to whom the Company consents to such disclosure. Upon request by the Company, any materials or documents that have been furnished by the Company to Advisor in connection with the Services shall be promptly returned by Advisor to the Company.

B.	Definition of Confidential Information. “Confidential Information” means any information, technical data or know-how (whether disclosed before or after the date of this Agreement), including, but not limited to, information relating to business and product or service plans, financial projections, customer lists, business forecasts, sales and merchandising, human resources, patents, patent applications, computer object or source code, research, inventions, processes, designs, drawings, engineering, marketing or finance to be confidential or proprietary or which information would, under the circumstances, appear to a reasonable person to be confidential or proprietary. Confidential Information does not include information, technical data or know-how that: (i) is in the possession of Advisor at the time of disclosure, (except to the extent that Advisor is obligated under the terms of the Asset Purchase Agreement or under any other Confidentiality provisions related to Cointopia to maintain confidentiality of such information) as shown by Advisor’s files and records immediately prior to the time of disclosure; or (ii) becomes part of the public knowledge or literature, not as a direct or indirect result of any improper inaction or action of Advisor. Notwithstanding the foregoing, Advisor may disclose Confidential Information with the prior written approval of the Company or pursuant to the order or requirement of a court, administrative agency or other governmental body.

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7.     No Rights Granted. Nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of the Company, nor shall this Agreement grant Advisor any rights in or to the Company’s Confidential Information, except the limited right to use the Confidential Information in connection with the Services.

8.     Assignment of Intellectual Property. To the extent that Advisor jointly or solely conceives, develops or reduces to practice any new inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws or other intellectual property which would be deemed to be Confidential Information of the Company (collectively, “Intellectual Property”) which clearly relates to the Company’s business or technology and has been created by the Advisor solely in the course of the performance of Services such as in correspondence, e-mails, meetings or meetings relating to the Company, Advisor hereby acknowledges that it is “work made for hire” for the benefit of the Company and hereby assigns all rights, titles and interest to such Intellectual Property to the Company.

9.     Duty to Assist. As requested by the Company and only with respect to Intellectual Property created by Advisor for the Company as provided in paragraph 8 above, Advisor shall take all steps reasonably necessary to assist the Company in obtaining and enforcing in its own name any such Intellectual Property right. Advisor’s obligation to assist the Company shall continue beyond the termination of Advisor’s relationship with the Company, but the Company shall compensate Advisor at a reasonable rate after the termination of such relationship for time actually spent at the Company’s request providing such assistance.

10.   No Conflicts. Advisor represents that Advisor’s compliance with the terms of this Agreement and provision of Services hereunder will not violate any duty which Advisor may have to any other person or entity (such as a present or former employer), and Advisor agrees that Advisor will not do anything in the performance of Services hereunder that would violate any such duty. In addition, Advisor agrees that, during the term of this Agreement, Advisor shall promptly notify the Company in writing of any direct competitor of the Company which Advisor is also performing services. It is understood that in such event, the Company will review whether Advisor’s activities are consistent with Advisor remaining as an advisor of the Company.

11.   Miscellaneous. Any term of this Agreement may be amended or waived only with the written consent of the parties. So long as you continue to serve as an advisor to the Company, you hereby consent to the Company including your name on its marketing materials, Web site or private placement memo, or offering materials as an advisor of the Company. This Agreement, including any schedules hereto, constitute the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 1/3/2020 ___2019.

EdenLedger, Inc.		Advisor

By:	/s/ Michael Golomb	By:	/s/ Larry Namer
Name:	Michael Golomb	Name:	Larry Namer

Address:	400 Beale Street, Sw.103	Address:	17112 killion street
	San Francisco, CA 94105		Encino 91316

Advisor Compensation

Type of Security:

Up to 0.50% Option to purchase Common Stock

Vesting Period:

All shares shall vest on a pro-rata basis quarterly and performance-based over a 3-year period as noted in the Schedule A.

*Advisor’s performance level of service shall be determined by the Company, and its determination shall be final and binding; provided that Advisor may request confirmation of the level of service at least each quarter.

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Schedule A:

Advisor agrees to provide services based on performance level as outlined below to the Company:

1.	As Advisor at EdenLedger (DBA FanVestor), provide pro-active guidance on managing music, sport, movies/tv, and other entertainment verticals. Make introductions to and assist in the acquisition of marquee customers, strategic partners and key industry contacts and attend meetings with such potential customers, partners and key contacts. At the minimum - three monthly meetings to provide feedback on Company’s strategy for at least one hour each and be trusted adviser to Founder and CEO on special projects.

●	0.15% stock option compensation

2.	During the initial 18 months of this agreement, pro-actively assist / guide the Company on bringing on board and signing up through LOI’s and Definite Agreements with significant entities/Brands in music, sport, movies/tv, and other entertainment verticals, resulting at a minimum of 3 Brand/Influencer with at least 50M followers, 5 Brands with at least 35M followers, 5 Brands with at least 10M followers on any of the major social media platforms, such as Instagram, Facebook, Twitter, YouTube, etc. The Advisor and the Company agrees to modify this in good faith as business develops.

●	0.20% stock option compensation

3.	During the initial 12 months of this agreement, pro-actively assist / guide the Company on bringing on board the strategic partnership with key music record labels, sport agencies, influencers, movie/tv studios, telecom companies, and even potentially traditional investment banks – including inviting them to become strategic investors in the Company

●	0.15% stock option compensation

4.	Once the Company successfully completes the Series A funding round of $10M+, the Advisor would receive the annual cash compensation in the amount of $50,000.00 paid in twelve monthly payments

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Exhibit 6.3

MASTER CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made as of September 1, 2020 (“Effective Date”), by and between EdenLedger, Inc., a Delaware corporation (“Company” “FanVestor”) represented by its CEO Mr. Michael Golomb, and Larry Namer (“Consultant” “LJN Media”).

Company desires to have Consultant perform consulting services as an independent contractor to the Company, and Consultant desires to perform such services for Company, subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.	SERVICES.

1.1       Performance of Services. Consultant will perform the consulting services (“Services”) described in detail on Exhibit A to this Agreement as such Exhibit may be amended by the parties hereto from time to time (“Statement of Work”) in accordance with the terms and conditions of this Agreement and the Statement of Work.

1.2       Payment. Subject to the terms and conditions of this Agreement, for the performance of the Services, Company will pay Consultant fees on the first day of each month start, calculated as set forth in the Statement of Work, on the terms and in the manner set forth in the Statement of Work.

2.	RELATIONSHIP OF PARTIES.

2.1       Independent Contractor. Consultant is an independent contractor and nothing in this Agreement will be construed as establishing an employment or agency relationship between Company and Consultant. Consultant has no authority to bind Company by contract or otherwise. Consultant will perform Services under the general direction of Company, but Consultant will determine, in Consultant’s sole discretion, the manner and means by which Services are accomplished, subject to the requirement that Consultant will at all times comply with applicable law.

2.2       Taxes and Employee Benefits. Consultant will report to all applicable government agencies as income all compensation received by Consultant pursuant to this Agreement. Consultant will be solely responsible for the payment of all withholding taxes, social security, workers’ compensation, unemployment and disability insurance or similar items required by any government agency. Consultant will not be entitled to any benefits paid or made available by Company to its employees, including, without limitation, any vacation or illness payments, or to participate in any plans, arrangements or distributions made by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits. Consultant will indemnify and hold Company harmless from and against all damages, liabilities, losses, penalties, fines, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Consultant pursuant to this Agreement.

2.3       Liability Insurance. Consultant acknowledges that Company will not carry any liability insurance on behalf of Consultant. Consultant will maintain in force adequate liability insurance to protect Consultant from claims of personal injury (or death) or tangible or intangible property damage (including loss of use) that arise out of any act or omission of Consultant.

3.	OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS.

3.1       Disclosure of Work Product. Consultant will, as an integral part of the performance of Services, disclose in writing to Company all inventions, products, designs, drawings, notes, documents, information, documentation, improvements, works of authorship, processes, techniques, know-how, algorithms, specifications, biological or chemical specimens or samples, hardware, circuits, computer programs, databases, user interfaces, encoding techniques, and other materials of any kind that Consultant may make, conceive, develop or reduce to practice, alone or jointly with others, in connection with performing Services, or that result from or that are related to such Services, whether or not they are eligible for patent, copyright, mask work, trade secret, trademark or other legal protection (collectively, “Consultant Work Product”).

3.2       Ownership of Consultant Work Product. Consultant agrees that all Consultant Work Product will be the sole and exclusive property of Company. Consultant hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, all right, title and interest in and to the Consultant Work Product, including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights (collectively, “Intellectual Property Rights”) therein. At Company’s request and expense, during and after the term of this Agreement, Consultant will assist and cooperate with Company in all respects and will execute documents, and, subject to the reasonable availability of Consultant, give testimony and take such further acts reasonably requested by Company to enable Company to acquire, transfer, maintain, perfect and enforce its Intellectual Property Rights and other legal protections for the Consultant Work Product. Consultant hereby appoints the officers of Company as Consultant’s attorney-in-fact to execute documents on behalf of Consultant for this limited purpose.

3.3       Moral Rights. To the fullest extent permitted by applicable law, Consultant also hereby irrevocably transfers and assigns to Company, and agrees to irrevocably transfer and assign to Company, and waives and agrees never to assert, any and all Moral Rights (as defined below) that Consultant may have in or with respect to any Consultant Work Product, during and after the term of this Agreement. “Moral Rights” mean any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right as called or generally referred to as a “moral right.”

3.4       Related Rights. To the extent that Consultant owns or controls (presently or in the future) any patent rights, copyright rights, mask work rights, trade secret rights, or any other intellectual property or proprietary rights that may block or interfere with, or may otherwise be required for, the exercise by Company of the rights assigned to Company under this Agreement (collectively, “Related Rights”), Consultant hereby grants or will cause to be granted to Company a non-exclusive, royalty-free, irrevocable, perpetual, transferable, worldwide license (with the right to sublicense) to make, have made, use, offer to sell, sell, import, copy, modify, create derivative works based upon, distribute, sublicense, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by such Related Rights, to the extent necessary to enable Company to exercise all of the rights assigned to Company under this Agreement.

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4.            CONFIDENTIAL INFORMATION. For purposes of this Agreement, “Confidential Information” means and will include: (i) any information, materials or knowledge regarding Company and its business, financial condition, products, programming techniques, customers, suppliers, technology or research and development that is disclosed to Consultant or to which Consultant has access in connection with performing Services; (ii) the Consultant Work Product; and (iii) the terms and conditions of this Agreement. Confidential Information will not include any information that: (a) is or becomes part of the public domain through no fault of Consultant; (b) was rightfully in Consultant’s possession at the time of disclosure, without restriction as to use or disclosure; or (c) Consultant rightfully receives from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure. At all times, both during Consultant’s engagement by Company as an independent contractor and after its termination, and to the fullest extent permitted by law, Consultant agrees to hold all Confidential Information in strict confidence, not to use it in any way, commercially or otherwise, except in performing Services, and not to disclose it to others. Consultant further agrees to take all actions reasonably necessary to protect the confidentiality of all Confidential Information. Nothing in this Section 4 or otherwise in this Agreement shall limit or restrict in any way Consultant’s immunity from liability for disclosing Company’s trade secrets as specifically permitted by 18 U.S. Code Section 1833, the pertinent provisions of which are attached hereto as Exhibit B.

5.	WARRANTIES.

5.1       No Pre-existing Obligations. Consultant represents and warrants that Consultant has no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or commitments) that would be in conflict or inconsistent with or that would hinder Consultant’s performance of its obligations under this Agreement. The Company acknolodges that the Consultant is currently engaged in Metan Global Entertainment Group, Ultra Beauty/ BeautyKween, Film.IO, Yuzzl Music, Eurocinema, Theater Ears, C Life Network, Threshhold Entertainment, Divon Academy and Radvision.

5.2       Performance Standard. Consultant represents and warrants that the Services will be performed in a thorough and professional manner, consistent with high professional and industry standards by individuals with the requisite training, background, experience, technical knowledge and skills to perform the Services.

5.3       Non-infringement. Consultant represents and warrants that the Consultant Work Product will not infringe, misappropriate or violate the rights of any third party, including, without limitation, any Intellectual Property Rights or any rights of privacy or rights of publicity, except to the extent any portion of the Consultant Work Product is created, developed or supplied by Company or by a third party on behalf of Company.

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5.4       Competitive Activities. During the term of this Agreement and the following twelve months after the termination of this Agreement, Consultant will not, directly or indirectly, in any individual or representative capacity, engage or participate in or provide services to any business that is competitive with the types and kinds of business being conducted by Company.

5.5       Non-Solicitation of Personnel. During the term of this Agreement and for a period of twelve months after the termination of this Agreement, Consultant will not directly or indirectly solicit the services of any Company employee or consultant for Consultant’s own benefit or for the benefit of any other person or entity.

6.	INDEMNIFICATION.

6.1       Infringement Indemnity. Company and Consultant will mutually indemnify each other, defend and hold harmless Company and its directors, employees and agents (collectively, the “Indemnitees”) from and against any and all damages, liabilities, penalties, fines, losses, costs and expenses including reasonable attorneys’ fees (collectively, “Losses”) arising from or relating to Consultant’s performance of the services under this Agreement. If requested by the Company, Consultant will become Company’s Executive Board Member at no additional fees to the Company and participate in the D&O and E&O insurance program.

6.2       General Indemnification. Company and Consultant will indemnify, defend and hold harmless the Indemnitees from and against any and all Losses arising from or relating to any claims or actions arising from or relating to: (i) any negligent act or omission or willful misconduct of Company’s employees, directors, consultants, and Consultant or its Personnel in Consultant’s performance of or failure to perform the Services pursuant to this Agreement; (ii) Consultant’s failure to comply with applicable law in connection with its provision of Services hereunder; (iii) any claim for wages or benefits and/or related taxes against Company by Consultant or its Personnel; (iv) any claim with respect to bodily injury, death or damage to tangible property sustained as a result of the Services or Deliverables; and (v) any other breach of Consultant’s representations, warranties or obligations under this Agreement. If requested by the Company, Consultant will become Company’s Executive Board Member at no additional fees to the Company and participate in the D&O and E&O insurance program.

6.3       Notification, Rights and Cooperation. The indemnified party agrees to give the indemnifying party prompt written notice of any claim subject to indemnification; provided that an indemnified party’s failure to promptly notify the indemnifying party will not affect the indemnifying party’s obligations hereunder except to the extent that such delay prejudices the indemnifying party’s ability to defend such claim. Whether Company is the indemnifying party or the indemnified party, Company shall take control of any third party actions with counsel of its own choosing and with the right to defend or settle such claim as it deems appropriate, provided that Company will not enter into any settlement that adversely affects Consultant’s rights without Consultant’s prior written consent. Consultant agrees to reasonably cooperate with Company in the defense and settlement of any third-party claim.

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7.	TERM AND TERMINATION.

7.1      Term. This Agreement will commence on the Effective Date and, unless terminated earlier in accordance with the terms of this Agreement, will remain in force and effect for as long as Consultant is performing Services pursuant to the Statement of Work. The initial term is set at four years from the Effective Date.

7.2      Termination on Notice – “For Cause”. The term of this Agreement shall continue until terminated by the Company “For Cause” upon written notice without further obligation or liability to Consultant. The Consultant shall be granted a post-termination exercise period of 90 days for vested stock options as per Company’s Stock Option Plan.

7.2.1      “For Cause” term as defined below:

7.2.1.1      (1) Failure or neglect by Consultant to use reasonable efforts to perform duties agreed in this Agreement;

7.2.1.2      Misconduct in connection with the performance of any of Consultant’s duties, including, without limitation, misappropriation of funds or property of the Company, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company, misrepresentation to the Company, or any violation of law or regulations on Company premises or to which the Company is subject;

7.2.1.3      Commission by Consultant of an act involving moral turpitude, dishonesty, theft, unethical business conduct, or conduct that impairs or injures the reputation of, or harms, the Company;

7.2.1.4      Disloyalty by Consultant, including, without limitation, aiding a competitor;

7.2.1.5      Failure by Consultant to devote his reasonable efforts to the company’s business and affairs;

7.2.1.6      Misappropriation of a Company opportunity;

7.2.1.7      Failure to fully cooperate in any investigation by the Company; or

7.2.1.8      Any breach of this agreement or Company rules.

7.3      Termination Without Cause. Either Party may agree to terminate agreement upon thirty (30) days prior written notice without further obligation or liability. If terminated by the Company and Without Cause (except for the matters noted in 7.2 and 7.4), the Consultant would be eiligble to receive 50% of the offered equity in this Agreement, which were earned by not yet vested at the Termination Date. The Consultant shall be granted a post-termination exercise period of 90 days for vested stock options.

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7.4      Termination for Material Breach. Each party may terminate this agreement with immediate effect by delivering notice of the termination to the other party, if

7.4.1.1      the other party fails to perform, has made or makes any inaccuracy in, or otherwise materially breaches, any of its covenants, representations, or obligations, and

7.4.1.2      the failure, inaccuracy, or breach continues for a period of seven business days’ after the injured party delivers notice to the breaching party reasonably detailing the breach.

7.5      Termination for Insolvency. If either party becomes insolvent, bankrupt, or enters receivership, dissolution, or liquidation, the other party may terminate this agreement with immediate effect.

7.6      Termination for Change of Control. Either party may terminate this agreement with immediate effect, by giving notice to the other party, in the event of a Change in Control of the Company. If terminated by the Company, then 50% of the unvested shares become vested immediately. Consultant shall be granted a post-termination exercise period of 90 days for vested stock options.

7.7      Effect of Termination.

(a)       Upon the expiration or any termination of this Agreement for any reason, Consultant will promptly deliver to Company all Consultant Work Product, including all work in progress on any Consultant Work Product not previously delivered to Company, if any.

(b)       Upon the expiration or any termination of this Agreement (except termination of this Agreement pursuant by Company pursuant to Section 7.2 and 7.4 for breach by Consultant), Company will pay Consultant any amounts that are due and payable under Section 1.2 for Services performed by Consultant prior to the effective date of expiration or termination.

(c)       Upon the expiration or termination of this Agreement for any reason, Consultant will promptly notify Company of all Confidential Information in Consultant’s possession or control and will promptly deliver all such Confidential Information to Company, at Consultant’s expense and in accordance with Company’s instructions.

7.8      Survival. The provisions of Sections 2.2, 3, 4, 5.3, 6, 7.7, 7.8, 8 and 9 will survive the expiration or termination of this Agreement.

8.            LIMITATION OF LIABILITY. IN NO EVENT WILL COMPANY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

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9.	GENERAL.

9.1       No Election of Remedies. Except as expressly set forth in this Agreement, the exercise by Company of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or available at law or in equity.

9.2       Assignment. Consultant may not assign or transfer any of Consultant’s rights or delegate any of Consultant’s obligations under this Agreement, in whole or in part, without Company’s express prior written consent. Any attempted assignment, transfer or delegation, without such consent, will be void. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties permitted successors and assigns.

9.3       Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of Company, Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without having to post a bond or other consideration, in addition to all other remedies that Company may have for a breach of this Agreement.

9.4       Attorneys’ Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys’ fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

9.5       Governing Law. This Agreement will be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. In the event of any controversy or claim arising out of or relating to this Agreement, or a breach thereof, the parties shall first attempt to settle the dispute by mediation, administered by the American Arbitration Association under its Mediation Rules. If settlement is not reached within thirty (30) days after service of a written demand for mediation, any unresolved controversy or claim shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The number of arbitrators shall be one. The place of arbitration shall be San Francisco, California or as the Parties may otherwise agree in writing.

9.6       Severability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Agreement will remain in full force and effect, and the provision affected will be construed so as to be enforceable to the maximum extent permissible by law.

9.7       Notices. All notices required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service, or by certified mail, and in each instance will be deemed given upon receipt. All notices will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section 9.7.

9.8       Entire Agreement. This Agreement, together with the Statement of Work, constitutes the complete and exclusive understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. In the event of a conflict, the terms and conditions of the Statement of Work will take precedence over the terms and conditions of this Agreement. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

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9.9       Waiver. The waiver of any breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same other provisions hereof.

9.10     Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

COMPANY:		CONSULTANT:

EdenLedger, Inc.

By:	Michael Golomb	By:	Larry Namer

	/s/ Michael Golomb		/s/ Larry Namer

Title:	CEO	Title:	LJN Media

Date:	September 15, 2020	Date:	September 15, 2020

Attachments:

Exhibit A – Statement of Work

Exhibit B – Defend Trade Secrets Act

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Exhibit 6.4

EDENLEDGER, INC. (DBA FanVestor)

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

Employee Name: Larry Namer

Effective Date: September 4th, 2020

Updated - September 1, 2020

As a condition of, and in consideration of, my consulting or employment or continued employment by EdenLedger, Inc., a Delaware corporation, or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the “Company”), I agree to the following:

1.      Relationship. This Agreement will apply to my employment relationship with the Company. If that relationship ends and the Company, within a year thereafter, either re-employs me or engages me as a consultant or other service provider, I agree that this Agreement will also apply to that later employment or service relationship, unless the Company and I otherwise expressly agree in writing. Any such employment or service relationship between the Company and me, whether commenced before, upon or after the Effective Date of this Agreement, is referred to herein as the “Relationship.”

2.      Confidential Information.

(a)       Definition. For purposes of this Agreement, “Confidential Information” means information not generally known or available outside the Company and information entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation, all Inventions (as defined below), technical data, trade secrets, know-how, research, product or service ideas or plans, software code and designs, developments, processes, formulas, techniques, biological materials, mask works, designs and drawings, hardware configuration information, information relating to employees and other service providers of the Company (including, but not limited to, their names, contact information, jobs, compensation and expertise), information relating to suppliers and customers (including, but not limited to, those on whom I called or with whom I became acquainted during the Relationship), information relating to stockholders or lenders, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information.

(b)       Protection of Information. At all times during the term of the Relationship and thereafter, I agree to hold in strictest confidence and not disclose Confidential Information to any person, firm, corporation or other entity, without written authorization from the Company, and not to use Confidential Information except to perform my obligations to the Company within the scope of the Relationship, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved. I further agree not to make any copies of Confidential Information except as authorized by the Company.

(c)       Third Party Information and Other Rights. My agreements in this Section 2 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence. This Agreement is intended to supplement, and not to supersede, any rights the Company may have with respect to the protection of trade secrets or confidential or proprietary information.

(d)       No Disclosure or Use of Information of Others. I will not disclose to the Company, or use for its benefit, any confidential information or material in violation of the rights of my former employers or any third parties. I agree not to improperly use or disclose, or bring onto the premises of the Company, any confidential or proprietary information or material of any third party for which I have provided or currently provide service.

(e)       Confidential Disclosure in Reporting Violations of Law or in Court Filings. I acknowledge and the Company agrees that I may disclose Confidential Information in confidence directly or indirectly to federal, state, or local government officials, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. I may also disclose Confidential Information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b).

3.      Ownership of Inventions.

(a)       Definition. For purposes of this Agreement, “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. This includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. I understand that “Company Inventions” means any Inventions that I, solely or jointly with others, author, discover, develop, conceive or reduce to practice, in whole or in part, during the period of the Relationship, except as provided in Section 3(i) hereof.

(b)       Inventions Retained. I have attached hereto as Exhibit A, without disclosing any third party confidential information, a complete list describing all Inventions that, as of the Effective Date, belong solely to me or belong to me jointly with others, that relate in any way to any of the Company’s proposed businesses, products or research and development, and that are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are currently no such Inventions.

(c)       Assignment of Company Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of my right, title and interest in and to any and all Company Inventions throughout the world, including all copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights and all other intellectual property rights of any sort relating thereto. I further agree that all Company Inventions are “works made for hire” to the greatest extent permitted by applicable law. I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that I now have or may hereafter have for infringement of any and all Company Inventions and intellectual property rights related thereto.

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(d)       License to Inventions. If in the course of the Relationship I use or incorporate into any Company Invention any confidential information or Inventions in which I or a third party has an interest and which is not covered by Section 3(c) hereof, I will promptly so inform the Company. Whether or not I give such notice, I hereby irrevocably grant to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with full right to transfer and sublicense, to practice and exploit such confidential information and Inventions and to make, have made, copy, modify, make derivative works of, use, sell, import and otherwise distribute under all applicable intellectual property rights without restriction of any kind.

(e)       Moral Rights. To the extent allowed by law, this Section 3 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or on behalf of the Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

(f)       Maintenance of Records. I agree to maintain adequate and current written records of all Company Inventions made by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings or any other format. The records will be available to and remain the sole property of the Company at all times. I agree to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Section 4 hereof.

(g)       Patents and Copyrights. I agree to assist the Company or its designee, at its expense, in every proper way to secure the Company’s or its designee’s rights in the Company Inventions and any copyrights, patent rights, trademark rights, mask work rights, moral rights, sui generis database rights or other intellectual property rights of any sort relating thereto throughout the world, including the disclosure of information with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations and all other instruments which the Company or its designee shall deem necessary to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign to the Company or its designee, and any successors, assigns and nominees, the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patent rights, trademark rights, mask work rights, sui generis database rights and other intellectual property rights of any sort relating thereto throughout the world. I agree that my obligation to execute any such instrument or papers shall continue during and after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in- fact, to act for and in my behalf to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters of patents, copyright, trademark, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and will not be affected by my subsequent incapacity.

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(h)       Online Accounts. I agree that I will register all domains, usernames, handles, social media accounts and similar online accounts which I register on behalf of the Company and which relate to the Company or its intellectual property rights (the “Online Accounts”) in the name of the Company, except to the extent that such requests by the Company are prohibited by law. The term “Online Accounts” shall exclude any domains, usernames, handles, social media accounts and similar online accounts which I have registered, or may in the future register, under my name exclusively for my personal use. If any Online Account that is not (or by the terms of such Online Account cannot be) registered in the name of the Company is registered in my name or under my control, I agree to assign ownership and control of such Online Account to any person designated by the Company upon the Company’s request. I agree to use any Online Account, whether registered in my name or the name of the Company, in compliance with any applicable policies or guidelines of the Company.

(i)       Exception to Assignments. I understand that the Company Inventions will not include, and the provisions hereof requiring assignment of inventions to the Company do not apply to, any Invention which qualifies fully for exclusion under the provisions attached hereto as Exhibit B. In order to assist in determining which Inventions qualify for such exclusion, I will advise the Company promptly in writing, during and after the term of the Relationship, of all Inventions solely or jointly authored, discovered, developed, conceived or reduced to practice by me, in whole or in part, during the Relationship.

4.       Company Property; Return of Documents. I agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I further agree that any property situated on the Company’s premises, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the end of the Relationship,

(a) I will deliver to the Company (and will not retain, copy or deliver to anyone else) any and all keys, passes, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns, and (b) will sign and deliver a certificate that certifies to my full compliance with the provisions of this Section 4 in such form as may be acceptable to the Company. I agree that the Company will be entitled to communicate my obligations under this Agreement to any future employer or potential employer.

5.       At-Will Relationship. I understand and acknowledge that, except as may be explicitly provided in a separate written agreement with the Company, my Relationship with the Company is “at-will,” as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability, other than those provisions of this Agreement that explicitly survive the termination of the Relationship. I agree that, in connection with the termination of my employment for any reason, I will meet with representatives of the Company to assist with the transfer of my duties to other employees, including answering questions about my work and work product, completing the return of Company property, permitting inspection of personal electronic devices I have used in connection with my work at the Company, and confirming my obligations under this Agreement.

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6.      Nonsolicitation. I agree that, during the term of the Relationship and for a period of twenty four (24) months following the termination of the Relationship for any reason, with or without cause, I will not, directly or indirectly, solicit, induce, recruit or encourage any of the Company’s employees, consultants or other service providers to terminate their relationship with the Company, or attempt to do so, whether for my benefit or that of any other person or entity.

7.      No Conflicts.

(a)       No Conflicting Obligations. I represent and warrant that my performance of this Agreement does not and will not breach any written or oral agreement I have entered into, or will enter into, with any other party. I will not induce the Company to use any Inventions or confidential proprietary information or material belonging to any other client, employer or other party. I agree not to enter into any written or oral agreement that conflicts with this Agreement or otherwise creates a conflict of interest with my service to the Company.

(b)       No Conflicting Activities. I agree that, during the term of the Relationship, I will not (i) engage in any activity (whether or not during business hours) that is in any way competitive, or prepare to compete, with the business or demonstrably anticipated business of the Company, (ii) assist any other person or organization in competing, or in preparing to compete, with any business or demonstrably anticipated business of the Company, or (iii) act as an employee, consultant, director or advisor to any other business, or take any action that would constitute a conflict of interest, without the prior written consent of the Company.

8.      Arbitration and Equitable Relief.

IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO ME BY THE COMPANY, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 THROUGH 1294.2, INCLUDING SECTION 1281.8 (THE “ACT”), AND EXPLAINED BELOW, AND PURSUANT TO CALIFORNIA LAW.

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CLAIMS COVERED BY THIS AGREEMENT. TO THE MAXIMUM EXTENT ALLOWED BY LAW, THE COMPANY AND I MUTUALLY CONSENT TO THE RESOLUTION BY BINDING ARBITRATION OF ALL CLAIMS OR CAUSES OF ACTION THAT THE COMPANY MAY HAVE AGAINST ME OR THAT I MAY HAVE AGAINST THE COMPANY OR THE COMPANY’S CURRENT AND FORMER OWNERS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES AND AGENTS, ALL SUBSIDIARY AND AFFILIATED ENTITIES, ALL BENEFIT PLANS, THE BENEFIT PLANS’ SPONSORS, FIDUCIARIES, ADMINISTRATORS, AFFILIATES, AND ALL SUCCESSORS AND ASSIGNS OF ANY OF THEM.

THE CLAIMS COVERED BY THIS AGREEMENT INCLUDE, BUT ARE NOT LIMITED TO: CLAIMS FOR BREACH OF ANY CONTRACT OR COVENANT; TORT CLAIMS; CLAIMS FOR DISCRIMINATION OR HARASSMENT (INCLUDING, BUT NOT LIMITED TO, RACE, SEX, RELIGION, NATIONAL ORIGIN, AGE, MEDICAL CONDITION, DISABILITY OR SEXUAL ORIENTATION); CLAIMS FOR RETALIATION; CLAIMS FOR VIOLATION OF PUBLIC POLICY; AND CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE, LOCAL OR OTHER LAW, STATUTE, REGULATION OR ORDINANCE, INCLUDING, BUT NOT LIMITED TO, ALL CLAIMS ARISING UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR EMPLOYMENT & HOUSING ACT (AND OTHER STATE’S ANTI-DISCRIMINATION LAWS), THE CALIFORNIA LABOR CODE, AND/OR THE FAIR LABOR STANDARDS ACT.

CLASS ACTION WAIVER. I AGREE THAT I WILL NOT ASSERT CLASS ACTION OR REPRESENTATIVE ACTION CLAIMS AGAINST THE COMPANY IN ARBITRATION OR OTHERWISE, NOR WILL I JOIN OR SERVE AS A MEMBER OF A CLASS ACTION OR REPRESENTATIVE ACTION, AND I AGREE THAT I WILL ONLY SUBMIT MY OWN, INDIVIDUAL CLAIMS IN ARBITRATION AND I WILL NOT SEEK TO REPRESENT THE INTERESTS OF ANY OTHER PERSON.

ADMINISTRATIVE RELIEF. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNING AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING BUT NOT LIMITED TO THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

WAIVER OF RIGHT TO JURY TRIAL. I UNDERSTAND THAT, BY SIGNING THIS AGREEMENT, BOTH THE COMPANY AND I ARE GIVING UP ANY RIGHT WE MAY HAVE TO A JURY TRIAL ON ALL CLAIMS WE MAY HAVE AGAINST EACH OTHER, AS DESCRIBED ABOVE.

REQUIRED NOTICE OF ALL CLAIMS. THE COMPANY AND I AGREE THAT IF A DISPUTE ARISES, THE PARTY WHO WANTS TO ARBITRATE THE DISPUTE MUST GIVE WRITTEN NOTICE OF ANY CLAIM TO THE OTHER PARTY. WRITTEN NOTICE TO THE COMPANY OR ITS OFFICERS, EMPLOYEES OR AGENTS, SHALL BE SENT TO THE COMPANY’S CORPORATE OFFICE. I WILL BE GIVEN NOTICE AT THE LAST ADDRESS RECORDED IN MY PERSONNEL FILE (UNLESS I SEND WRITTEN NOTICE TO THE COMPANY NOTIFYING THEM OF THE NEED TO USE A DIFFERENT ADDRESS). THE WRITTEN NOTICE MUST DESCRIBE THE NATURE OF ALL CLAIMS ASSERTED AND MUST DETAIL THE FACTS UPON WHICH THE CLAIMS ARE BASED. THE NOTICE MUST BE SENT TO THE OTHER PARTY(IES) BY FEDERAL EXPRESS (OR ANOTHER SIMILAR OVERNIGHT MAIL SERVICE PROVIDER) OR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

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ARBITRATION PROCEDURES. THE COMPANY AND I AGREE THAT, EXCEPT AS PROVIDED HEREIN, ANY ARBITRATION SHALL BE IN ACCORDANCE WITH AND UNDER THE AUSPICES AND RULES OF THE JAMS, INC. (“JAMS”) FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. THE JAMS EMPLOYMENT ARBITRATION RULES AND PROCEDURES ARE AVAILABLE AT WWW.JAMSADR.COM. THE ARBITRATOR MAY NOT CONSOLIDATE MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. I AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA. THE ARBITRATOR’S DECISION REGARDING THE CLAIMS SHALL BE FINAL AND BINDING UPON THE PARTIES AND SHALL BE ENFORCEABLE IN ANY COURT HAVING JURISDICTION THEREOF.

ARBITRATION FEES AND COSTS. IN THE EVENT THAT EITHER PARTY INITIATES AN ARBITRATION, I AGREE THAT EACH PARTY SHALL BE RESPONSIBLE FOR PAYING SUCH PARTY’S OWN ATTORNEYS’ FEES AND COSTS. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. WITHOUT IN ANY WAY LIMITING THE SCOPE OF CLAIMS SUBJECT TO ARBITRATION, I UNDERSTAND THAT THE ISSUE OF WHICH PARTY PAYS FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS SHALL DEPEND ON WHETHER THE CLAIM BEING ARBITRATED IS ONE THAT I HAVE INITIATED AGAINST COMPANY RELATING TO ANY OF MY CONSTITUTIONAL RIGHTS, FUNDAMENTAL RIGHTS, UNWAIVABLE PUBLIC RIGHTS, UNWAIVABLE FEDERAL OR STATE STATUTORY RIGHTS, OR AN EMPLOYMENT CLAIM FOR VIOLATION OF THE COMMON LAW THAT IS GROUNDED ON SIMILAR UNWAIVABLE STATUTORY RIGHTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIM RELATING TO WRONGFUL TERMINATION IN VIOLATION OF PUBLIC POLICY, COLLECTIVELY AN “EMPLOYMENT CLAIM”) OR WHETHER THE CLAIM BEING ARBITRATED DOES NOT CONSTITUTE AN EMPLOYMENT CLAIM BUT RATHER RELATES TO A WAIVABLE RIGHT (WHETHER STATUTORY, COMMON LAW, CONSTITUTIONAL OR OTHERWISE) INCLUDING, WITHOUT LIMITATION, A CLAIM BY EITHER PARTY RELATING TO MISUSE OF CONFIDENTIAL INFORMATION OR OTHER BREACH OF THE CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT BETWEEN ME AND THE COMPANY (“NON-EMPLOYMENT CLAIM”). TO THE EXTENT EITHER PARTY INITIATES AN EMPLOYMENT CLAIM, THEN COMPANY SHALL PAY FOR THE COSTS OF ARBITRATION, INCLUDING ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS, EXCEPT THAT I SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY EMPLOYMENT CLAIM ARBITRATION THAT I INITIATE, BUT ONLY SO MUCH OF THE FILING FEES AS I WOULD HAVE INSTEAD PAID HAD I FILED A COMPLAINT IN A COURT OF LAW. TO THE EXTENT THAT EITHER PARTY INITIATES A NON-EMPLOYMENT CLAIM, THEN EACH PARTY SHALL BEAR AN EQUAL (PRO-RATA) SHARE OF ANY ARBITRATION COSTS, INCLUDING ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS. THE PARTIES INTEND FOR THE FOREGOING TO COMPLY WITH THE THEN-CURRENT JAMS POLICY ON EMPLOYMENT ARBITRATION (MINIMUM STANDARDS OF PROCEDURAL FAIRNESS) AND ANY OTHER APPLICABLE LAW CONCERNING THE ENFORCEMENT OF AGREEMENTS TO ARBITRATE. TO THE EXTENT ANY OF THE FOREGOING COST- SPLITTING PROVISIONS ARE FOUND NOT TO COMPLY WITH SUCH THEN- APPLICABLE LAW, THE ARBITRATOR SHALL REFORM THIS AGREEMENT SUCH THAT IT IS ENFORCEABLE AND CONSISTENT WITH THEN-APPLICABLE DECISIONAL OR STATUTORY LAW.

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MODIFICATION/ENTIRE AGREEMENT. THIS AGREEMENT TO ARBITRATE SHALL SURVIVE THE TERMINATION OF MY EMPLOYMENT. IT CAN ONLY BE REVOKED OR MODIFIED BY A WRITING SIGNED BY THE PARTIES THAT SPECIFICALLY STATES AN INTENT TO REVOKE OR MODIFY THIS AGREEMENT. THIS IS THE COMPLETE AGREEMENT OF THE PARTIES ON THE SUBJECT OF ARBITRATION OF DISPUTES (EXCEPT FOR ANY ARBITRATION AGREEMENT IN CONNECTION WITH ANY PENSION OR BENEFIT PLAN). THIS AGREEMENT SUPERSEDES ANY PRIOR OR CONTEMPORANEOUS ORAL OR WRITTEN UNDERSTANDING ON THE SUBJECT. NO PARTY IS RELYING ON ANY REPRESENTATIONS, ORAL OR WRITTEN, ON THE SUBJECT OF THE EFFECT, ENFORCEABILITY, OR MEANING OF THIS AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT. IF ANY PROVISION OF THIS AGREEMENT IS FOUND TO BE UNENFORCEABLE, IN WHOLE OR IN PART, SUCH FINDING SHALL NOT AFFECT THE VALIDITY OF THE REMAINDER OF THIS AGREEMENT AND THIS AGREEMENT SHALL BE REFORMED TO THE GREATEST EXTENT POSSIBLE TO ENSURE THAT THE RESOLUTION OF ALL CONFLICTS BETWEEN THE PARTIES ARE RESOLVED BY NEUTRAL, BINDING ARBITRATION.

VIOLATION OF THIS AGREEMENT. SHOULD ANY PARTY TO THIS AGREEMENT PURSUE ANY ARBITRABLE DISPUTE BY ANY METHOD OTHER THAN ARBITRATION, THE RESPONDING PARTY SHALL RECOVER FROM THE INITIATING PARTY ALL DAMAGES, COSTS, EXPENSES AND ATTORNEYS’ FEES INCURRED AS A RESULT OF SUCH ACTION.

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VOLUNTARY NATURE OF AGREEMENT. I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE, LEGAL COUNSEL AND HAVE TAKEN ADVANTAGE OF THAT OPPORTUNITY TO THE EXTENT I WANTED TO DO SO.

9.      General Provisions.

(a)       Governing Law; Arbitration. This Agreement will be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. To the extent that any lawsuit is permitted under this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California) for any lawsuit filed against me by the Company.

(b)       Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire agreement and understanding between the Company and me relating to its subject matter and supersedes all prior discussions and agreements (whether written or oral) between us with respect thereto. No amendments or waivers to this Agreement will be effective unless in writing and signed by the party against whom such amendment or waiver is to be enforced. The failure of either party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights.

(c)       Severability. If any provision of this Agreement is deemed void or unenforceable, such provision will nevertheless be enforced to the fullest extent allowed by law, and the validity of the remainder of this Agreement will not be affected.

(d)       Successors and Assigns. I understand that this Agreement is personal to me, that I will not have the right or ability to assign, transfer or subcontract any of my obligations under this Agreement without the written consent of the Company, and that any attempt by me to do so will be void. I further understand that the Company may assign its rights and obligations under this Agreement in whole or part without my consent. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and permitted assigns, and will be for the benefit of the Company and its successors and assigns.

(e)       Remedies. I acknowledge that violation of this Agreement by me will cause the Company irreparable harm and therefore agree that the Company will be entitled to seek extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions and permanent injunctions without the necessity of posting a bond or other security (or, if such bond or security is required, I agree that a $1,000 bond will be adequate), in addition to any other rights or remedies that the Company may have for a breach of this Agreement. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to recover a reasonable allowance for attorneys’ fees and litigation expenses in addition to court costs.

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(f)       Notices. All notices under this Agreement must be in writing and will be deemed given when delivered personally or by confirmed facsimile or email, one (1) day after being sent by nationally recognized courier service, or three (3) days after being sent by prepaid certified mail, to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other party by written notice.

(g)      Voluntary Execution. I acknowledge and agree that I have carefully read all of the provisions of this Agreement, that I understand and have voluntarily accepted such provisions, and that I will fully and faithfully comply with such provisions.

(h)      Advice of Counsel. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.

COMPANY:

EDENLEDGER, INC. (DBA FanVestor)

By:	/s/ Michael Golomb
Name: Michael Golomb
Title: CEO

Address:	2055 Lombard Street, #470217
San Francisco, CA 94147

EMPLOYEE: CONSULTANT

By:	/s/ Larry Namer
Name: Larry Namer, LJN Media

Address:	17112 killion st
encino ca 91316

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EXHIBIT A

LIST OF PRIOR INVENTIONS

EXCLUDED UNDER SECTION 3(B)

Title	Date	Identifying Number or Brief Description
N/A

If no inventions, improvements, or original works of authorship are listed, I hereby represent that I have none to disclose.

N/A Additional sheets attached

By:	/s/ Larry Namer

Name:
Dated as of: September 15, 2020

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EXHIBIT B

Section 2870 of the California Labor Code is as follows:

(a)           Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)       Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)      Result from any work performed by the employee for the employer.

(b)           To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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Exhibit 6.5

Advisory Board Agreement

This Advisory Board Agreement (the "Agreement”) is entered into the date set forth on the signature page by and between Edenledger Inc., a Delaware corporation, dba FanVestor (the "Company") and the undersigned advisor I. Martin Pompadur (the "Advisor").

The parties agree as follows:

1. Services. Advisor agrees to act as advisor to the Company and provide advice and assistance to the Company from time to time as further described on Schedule A attached hereto or as otherwise mutually agreed to by the parties (collectively, the "Services").

2. Compensation. Advisor shall not be entitled to receive cash compensation; however, Advisor shall be entitled to receive the equity compensation indicated on the signature page hereto at an exercise or purchase price equal to the fair market value of the Company's Common Stock, which will be documented in the applicable Stock Option Agreement or Restricted Stock Purchase Agreement to be entered into by Advisor and the Company. The Company will seek written approval or have a meeting of the Board of Directors to authorize the Advisor compensation and deliver definitive stock purchase or option agreements regarding the stock compensation within 90 days from the date of this Agreement. If the Company fails to provide the foregoing documentation within such 90-day period, then the Advisor shall have right to contact directors of the Company and to the extent the Advisor needs to take action to enforce this Agreement, then the Company agrees to pay all Advisor's reasonable expenses in connection therewith.

3. Expenses. The Company shall reimburse Advisor for reasonable travel and related expenses incurred in the course of performing services hereunder, provided, however, that any expenses shall be approved by the Advisor emailing a request including the nature of the expense and a maximum amount to the company for approval.

4. Term and Termination. The term of this Agreement shall continue until terminated by either party for any reason upon five (5) days prior written notice without further obligation or liability.

5. Independent Contractor. Advisor's relationship with the Company will be that of an independent contractor and not that of an employee. Advisor will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Advisor for employment or income taxes, all of which will be Advisor's responsibility. Advisor will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

6. Nondisclosure of Confidential information.

a. Agreement Not to Disclose. Advisor agrees not to use any Confidential Information (as defined below) disclosed to Advisor by the Company for Advisor's own use or for any purpose other than to carry out discussions concerning, and the undertaking of, the Services. Advisor agrees to take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company in order to prevent it from falling into the public domain or the possession of persons other than agents of the Company or persons to whom the Company consents to such disclosure. Upon request by the Company, any materials or documents that have been furnished by the Company to Advisor in connection with the Services shall be promptly returned by Advisor to the Company.

b. Definition of Confidential Information. "Confidential Information” means any information, technical data or know-how (whether disclosed before or after the date of this Agreement), including, but not limited to, information relating to business and product or service plans, financial projections, customer lists, business forecasts, sales and merchandising, human resources, patents, patent applications, computer object or source code, research, inventions. processes, designs, drawings, engineering, marketing or finance to be confidential or proprietary or which information would, under the circumstances, appear to a reasonable person to be confidential or proprietary. Confidential Information does not include information, technical data or know-how that: (i) is in the possession of Advisor at the time of disclosure, (except to the extent that Advisor is obligated under the terms of the Asset Purchase Agreement or under any other Confidentiality provisions related to Cointopia to maintain confidentiality of such information) as shown by Advisor's files and records immediately prior to the time of disclosure; or (ii) becomes part of the public knowledge or literature, not as a direct or indirect result of any improper inaction or action of Advisor. Notwithstanding the foregoing, Advisor may disclose Confidential Information with the prior written approval of the Company or pursuant to the order or requirement of a court, administrative agency or other governmental body.

c.

7. No Rights Granted. Nothing in this Agreement shall be construed as granting any rights under any patent, copyright or other intellectual property right of the Company, nor shall this Agreement grant Advisor any rights in or to the Company's Confidential Information, except the limited right to use the Confidential Information in connection with the Services.

8. Assignment of Intellectual Property. To the extent that Advisor jointly or solely conceives, develops or reduces to practice any new inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws or other intellectual property which would be deemed to be Confidential Information of the Company (collectively, "Intellectual Property") which clearly relates to the Company’s business or technology and has been created by the Advisor solely in the course of the performance of Services such as in correspondence, e-mails, meetings or meetings relating to the Company, Advisor hereby acknowledges that it is "work made for hire" for the benefit of the Company and hereby assigns all rights, titles and interest to such Intellectual Property to the Company.

9. Duty to Assist. As requested by the Company and only with respect to Intellectual Property created by Advisor for the Company as provided in paragraph 8 above, Advisor shall take all steps reasonably necessary to assist the Company in obtaining and enforcing in its own name any such Intellectual Property right. Advisor's obligation to assist the Company shall continue beyond the termination of Advisor's relationship with the Company, but the Company shall compensate Advisor at a reasonable rate after the termination of such relationship for time actually spent at the Company's request providing such assistance.

10. No Conflicts. Advisor represents that Advisor's compliance with he terms of this Agreement and provision of Services hereunder will not violate any duty which Advisor may have to any other person or entity (such as a present or former employer), and Advisor agrees that Advisor will not do anything in the performance of Services hereunder that would violate any such duty. In addition, Advisor agrees that, during the term of this Agreement, Advisor shall promptly notify the Company in writing of any direct competitor of the Company which Advisor is also performing services. It is understood that in such event, the Company will review whether Advisor's activities are consistent with Advisor remaining as an advisor of the Company.

11. Miscellaneous. Any term of this Agreement may be amended or waived only with the written consent of the parties. So long as you continue to serve as an advisor to the Company, you hereby consent to the Company including your name on its marketing materials, Web site or private placement memo, or offering materials as an advisor of the Company. This Agreement, including any schedules hereto, constitute the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same Instrument.

Signature Page

 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October/ /2019.

EdenLedger, Inc.		Advisor

By:	/s/ Michael Golomb	By:	/s/ I. Martin Pompadur
Name:	Michael Golomb	Name:	I. Martin Pompadur

Address:	400 Beale Street, Sw.103	Address:	10 Highland Farm Rd,
	San Francisco, CA 94105		Greenwich, CT 06831

Advisor Compensation

Type of Security:

Up to 1.50% Option to purchase Common Stock

Vesting Period:

All shares shall vest on a pro-rata basis quarterly and performance-based over a 4year period with one-year cliff period.

* Advisor's performance level of service shall be determined by the Company, and its determination shall be final and binding; provided that Advisor may request confirmation of the level of service at least each quarter.

Schedule A:

Advisor agrees to provide services based on performance level as outlined below to the Company:

1.	As Advisor at EdenLedger / FanVestor, provide pro-active guidance on managing music, sport, movies, and other entertainment verticals;

• 0.15% stock option compensation

2.	During the initial 12 months of this agreement, pro-actively assist / guide the Company on bringing on board and signing up through LOI's and Definite Agreements with significant entities/Brands in music, sport, movies, and other entertainment verticals, resulting at a minimum of 1 Brand/Influencer with at least 15M followers, 2 Brands with at least 10M followers, 5 Brands with at least 1M followers on any of the major social media platforms, such as lnstagram, Facebook, Twitter, YouTube, etc.

• 0.25% stock option compensation

3.	During the initial 12 months of this agreement, pro-actively assist / guide the Company on bringing on board the strategic partnership with key music record labels, sport agencies, movie studies, and even potentially traditional investment banks - including inviting them to become strategic investors in the Company

• 0.25% stock option compensation

4.	Make introductions to and assist in the acquisition of marquee customers, strategic partners and key industry contacts and attend meetings with such potential customers, partners and key contacts;

• 0.15% stock option compensation

5.	Actively advise company on social media as well as marketing campaign of services and products as it develops go to markets strategies and executes in music, sports, movies, and other entertainment verticals.

• 0.10% stock option compensation

6.	Support the FanVestor (EL) team during the Series A fundraising exercise by consulting/advising on best way to present our story to strategic qualified/accredited investors in the sports, entertainment, and media industries. If these direct introductions result eventually in Company and those entities forming relationship in terms of Company accepting strategic investments from these firms, Advisor will immediately vest the corresponding equity for the advisory service. For the avoidance of the doubt, this process is simply the fundraising advisory and consulting service, while merely doesn't replace the requirements spelled out under the broker-dealer success fee model.

• 0.50% stock option compensation

7.	At the minimum - three monthly meetings to provide feedback on Company's strategy for at least two hours each and be trusted adviser to Founder and CEO on special projects.

• 0.10% stock option compensation

Exhibit 6.6

COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of May 31, 2019, by and between EdenLedger, Inc., a Delaware corporation (the “Company”), and Mitesh Parikh (“Purchaser”).

WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, capital stock of the Company as herein described according to the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Purchaser is an employee, officer and/or director of the Company;

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.            Number of Shares and Price Per Share. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company agrees to sell and issue to the Purchaser, fifty (50) shares of the Company’s Common Stock, $0.01 par value per share (the “Stock”), at a purchase price of $0.01 per share, for an aggregate purchase price of $0.50 (the “Purchase Price”). The Purchase Price for the Stock will be paid by the Purchaser’s delivery of cash or a check in the amount of the Purchase Price. The closing of such purchase shall occur immediately upon execution of this Agreement.

2.            Unvested Share Repurchase Option. Upon the termination of the Purchaser’s service to the Company (including service to any parent or subsidiary thereof) as an employee with or without cause, including termination due to Purchaser’s death or disability, or if the Purchaser or the Purchaser’s legal representative attempts to transfer any Unvested Shares (as defined below) other than as permitted in this Agreement, the Company shall have the option (the “Unvested Share Repurchase Option”) to repurchase fifty (50) shares of Stock to the extent they have not vested pursuant to subsections 2(a) (“Unvested Shares”) under the terms set forth in this Section 2.

(a)           Vesting of Unvested Shares. The Unvested Shares will vest at the rate of 2/5 of the shares immediately after such issuance. Thereafter:

(i)            2/5 of the remaining Unvested Shares of Purchaser will vest on the last day of the calendar month in which at least Two Million Five Hundred Thousand Dollars ($2,500,000) is invested in the Company either through a convertible note or a Series A-round on the terms acceptable to the Board of Directors of the Company; provided, that, (A) the Purchaser introduces such investor to the Company and closes such investment on behalf of the Company, and (B) such investment closes and funds no later than December 31, 2019; and

(ii)           1/5 of the remaining Unvested Shares of Purchaser will vest on the last day of each full calendar quarter of Purchaser’s full time service to the Company in the role of Chief Marketing Officer; provided, that, the conditions set forth on Schedule 1 for each such quarter has been satisfied as the Company may reasonably determine in good faith.

(b)           Exercise of Unvested Share Repurchase Option. The Company may exercise the Unvested Share Repurchase Option by written notice to the Purchaser or the Purchaser’s legal representative in the form of Exhibit A within sixty (60) days after such termination or after the Company has received notice of an attempted disposition in violation of this Agreement.

(c)           Payment for Stock and Return of Stock. Payment by the Company to the Purchaser or the Purchaser’s legal representative shall be made in cash or by check within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Purchaser to the Company shall be treated as payment to the Purchaser in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share for the shares of Stock being repurchased by the Company shall be equal to the Purchase Price, as appropriately adjusted for any stock split, reverse stock split, recapitalization or the like. Within thirty (30) days after payment by the Company, the Purchaser shall deliver to the Company for cancellation the shares of Stock that the Company has repurchased and shall remit to the Purchaser the payment received from the Company.

(d)          Transfers Not Subject to the Unvested Share Repurchase Option. The Unvested Share Repurchase Option shall not apply to a transfer to the Purchaser’s ancestors, descendants or spouse or to a trustee for their benefit or the benefit of the Purchaser, provided that such transferee agrees in writing (in a form satisfactory to the Company) to take the Stock subject to all the terms and conditions of this Section 2.

(e)           Legends. The Company may place a legend referencing the Unvested Share Repurchase Option on any certificate representing Stock subject to the Unvested Share Repurchase Option.

3.	Right of First Refusal.

(a)           Notice of Transfer. In the event that the Purchaser proposes to sell, assign, pledge, encumber, transfer or otherwise dispose of (“Transfer”) any of Purchaser’s Stock, Purchaser shall give the Company written notice of Purchaser’s intention (“Transfer Notice”), describing the number of shares of Stock offered (“Offered Shares”), the identity of the prospective transferee and the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Purchaser has received a firm offer from the prospective transferee and in good faith believes a binding agreement for Transfer is obtainable on the terms set forth in the Transfer Notice, and shall also include a copy of any written proposal or letter of intent or other agreement relating to the proposed Transfer.

(b)           Right of First Refusal. With respect to any proposed Transfer, the Company shall have an option to purchase all or none of the Offered Shares (the “Right of First Refusal”). To exercise such option, the Company must notify the Purchaser in writing before the expiration of the thirty (30) day period following the delivery of the Transfer Notice to the Company. If the Company elects to purchase the Offered Shares, it shall pay consideration for the Offered Shares no less favorable in price and material terms and conditions than are described in the Transfer Notice.

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(c)           Closing Procedures; Subsequent Transfers. If the Company exercises the Right of First Refusal, the Company and the Purchaser shall consummate the sale of the Offered Shares on the terms set forth in the Transfer Notice no later than sixty (60) days after the delivery of the Transfer Notice to the Company; provided, however, that, in the event the Transfer Notice provides for the payment for the shares of Stock other than in cash, the Company shall have the option to pay for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. If the Company fails to exercise in full the Right of First Refusal on a timely basis, then the Purchaser may, not later than one hundred twenty (120) days following delivery to the Company of the Transfer Notice, conclude the Transfer subject to the Transfer Notice on the terms and conditions described in such notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any proposed transfer by the Purchaser more than one hundred twenty

(120) days following delivery of the Transfer Notice, shall again be subject to the Right of First Refusal and shall require the Purchaser to deliver a new Transfer Notice to the Company and to comply with the procedures described in this Section 3 with respect to such different or new Transfer.

(d)           Condition to Transfer. All transferees of shares of Stock or any interest therein other than the Company shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that they will receive and hold such shares of Stock or interest therein subject to the provisions of this Agreement, including the Right of First Refusal.

(e)           Termination of Right. The Right of First Refusal shall terminate at such time as a public market exists for the Company’s Common Stock (or any other stock issued by the Company, or any successor, in exchange for the Stock). For the purpose of this Agreement, a “public market” shall be deemed to exist if (i) such stock is listed on a national securities exchange or (ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

(f)            Limitation on Right. Notwithstanding the provisions of this Section 3, the Right of First Refusal set forth in this Section 3 shall not apply to:

(i)            any transfer to the Purchaser’s ancestors or descendants or spouse or to a trustee for their benefit, provided that in any case any such transferee shall agree in writing (in a form satisfactory to the Company) to take the Stock subject to all the terms of this Agreement, including the Right of First Refusal; or

(ii)           any sale or transfer of the Stock in a public offering of securities of the Company registered under the Securities Act of 1933, as amended (the “Securities Act”).

4.            Assignment of Purchase Rights. The Company shall have the right to assign the Unvested Share Repurchase Option or the Right of First Refusal to such person or persons as it may select.

5.            Restrictions on Transfer. The Purchaser may not sell, transfer, pledge or otherwise dispose of any Stock (including but not limited to any Unvested Shares still subject to the Unvested Share Repurchase Option, except as provided in Sections 2(e) and 3 and other than pursuant to a Change of Control. For purposes of this Agreement, a “Change of Control” means either:

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(a)           the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change of Control hereunder); or

(b)          a sale of all or substantially all of the assets of the Company.

6.            Stock Dividends, Etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Stock acquired pursuant to this Agreement shall be considered Stock and shall be immediately subject to the Unvested Share Repurchase Option, the Right of First Refusal and all other terms of this Agreement to the same extent as the Stock owned by the Purchaser immediately before such event.

7.            Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)           “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE COMPANY OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.”

(b)           “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(c)           Any legend required to be placed thereon under applicable state securities laws.

8.             Representations and Warranties. In connection with the purchase of the Stock, the Purchaser hereby agrees, represents and warrants as follows:

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(a)           The Purchaser is purchasing the Stock solely for the Purchaser’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(b)           The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. The Purchaser further represents and warrants that Purchaser has discussed the Company and its plans, operations and financial condition with its officers, has received all such information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c)           The Purchaser understands that Purchaser’s purchase of the Stock will be a highly speculative investment, and Purchaser is able, without impairing Purchaser’s financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

(d)           The Company has disclosed to the Purchaser that:

(i)            The sale of the Stock has not been registered under the Securities Act, that the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that the Company is under no obligation to register the Stock; and

(ii)           The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(e)           The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things, the resale occurring not less than six months after the date the Purchaser has purchased and paid for the Stock and the availability of certain public information concerning the Company. The Purchaser further represents that Purchaser understands that at the time Purchaser wishes to sell the Stock there may be no public market on which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Stock under Rule 144 even if the six-month minimum holding period had been satisfied.

(f)           Without in any way limiting the Purchaser’s representations and warranties set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Stock which the Purchaser is purchasing unless and until:

(i)            There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

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(ii)           The Purchaser shall have (1) notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Company, furnished the Company with an opinion of the Purchaser’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of the Purchaser’s counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Purchaser of such concurrence.

9.             “Market Stand-Off” Agreement. The Purchaser hereby agrees that in connection with any underwritten public offering by the Company, during the period of duration (not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter of the offering to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) specified by the Company and an underwriter of Common Stock of the Company following the effective date of the registration statement of the Company filed under the Securities Act with respect to such offering, the Purchaser will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by the Purchaser at any time during such period except Common Stock included in such registration. If requested by such underwriter, the Purchaser agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.

10.           Transfers in Violation of Agreement. The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

11.           Rights as Stockholder. Subject to the provisions of this Agreement, the Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock.

12.          Election Under Section 83(b) of the Code.

(a)           The Purchaser understands that, if the Stock is subject to a “substantial risk of forfeiture,” Section 83 of the Code will tax as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date the risk of forfeiture lapses. In this context, the Stock may be subject to a substantial risk of forfeiture in the form of the Unvested Share Repurchase Option. The Purchaser understands that he may elect to be taxed at the time the Stock is purchased rather than when and as the Unvested Share Repurchase Option lapses by filing an election, in the form attached hereto as Exhibit B, under Section 83(b) of the Code with the Internal Revenue Service (the “IRS”) within 30 days from the date of purchase of the Stock. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. The Purchaser understands that failure to make this filing on a timely basis will result in the recognition of ordinary income by the Purchaser as the Unvested Share Repurchase Option lapses, based on the difference between the purchase price for the Stock and the fair market value of the Stock at the time such restriction lapses.

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(b)           The Purchaser understands that the Stock has been valued by the Board of Directors and that the Company believes this valuation represents a fair attempt to appraise it. The Purchaser understands, however, that if the Purchaser files a Section 83(b) election, the Company can give no assurances that the purchase price will be accepted by the IRS as the fair market value of the Stock, and that the IRS could assert that the value of the Stock on the date of purchase was substantially greater than the purchase price. If the IRS were to successfully argue in a tax determination that the Stock had value greater than the price paid by the Purchaser, and the Purchaser has filed a Section 83(b) election, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Purchaser. There is no provision for the Company to reimburse the Purchaser for any potential tax liability, and the Purchaser assumes all responsibility for it. If the additional value attributed to the Stock was more than twenty-five percent (25%) of the Purchaser’s gross income for the year in which that value was taxable, the IRS would have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess the additional tax and interest.

(c)           AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH THE PURCHASER PURCHASES THE STOCK. THIS TIME PERIOD CANNOT BE EXTENDED. THE PURCHASER ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE PURCHASER’S SOLE RESPONSIBILITY, EVEN IF THE Purchaser REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

(d)           The Purchaser shall notify the Company in writing if Purchaser files an election pursuant to Section 83(b). The Company intends, in the event it does not receive from Purchaser evidence of such filing, to claim a tax deduction for any amount which would be taxable to Purchaser in the absence of such an election.

13.           Miscellaneous.

(a)           Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)           Notice. Any notice or other communication hereunder must be given in writing and either (a) delivered in Person, or (b) transmitted by e-mail as follows:

If to the Company, addressed to:

Michael Golomb <mg@edencoin.com>
Alex Yastremski <ay@edencoin.com>

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If to Purchaser, addressed to:

Mitesh Parikh <mp@techadopters.com>

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) when delivered in Person, or (ii) if given by email, when transmitted to the applicable address so specified in (or pursuant to) this Section 13(b) and an appropriate answerback is received, (iii) if given by mail, three (3) business days after delivery or the first attempted delivery.

(c)           Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, the Purchaser’s heirs, executors, administrators, successors and assigns.

(d)           Applicable Law; Entire Agreement; Amendments. This Agreement, together with the exhibits hereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(e)           Right to Specific Performance. The Purchaser agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

(f)            Severability. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(g)           Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“PURCHASER”	“COMPANY”

MITESH PARIKH	EDENLEDGER, INC.

/s/ Mitesh Parikh	By:	/s/ Michael Golomb
Signature		Name: Michael Golomb
Its: Chairman of the Board of Directors

Address:

3820 Central Ave.	By:	/s/ Alex Yastremski
Cheyenne, WY 82001		Name: Alex Yastremski
Its: Director

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SCHEDULE 1

Responsibilities and Timeline for Vesting Criteria

Initial product development and launch - Q2-Q4 2019

Development of Marketing Plan - by end of June 2019)

Execution of Marketing Plan - Q3/Q4

Sales & Marketing of platform to fan users Q3 - Ongoing

Sales & Marketing of platform to entities users Q3- Ongoing

General Marketing of platform to create brand awareness Q3 - Ongoing

Budget creation for Marketing department Q2 - Ongoing

Staffing of key positions

Training/Managing of Company’s marketing personnel and product manager (currently, Mitchell Somach)

Marketing research of platform usage (data analytics) Q3 - Ongoing

Roadmap for future product development and expansion Q2 - Ongoing

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EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Mitesh Parikh, hereby sells, assigns and transfers unto ________________ ________________ shares of the Common Stock of EdenLedger, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of said Company represented by Certificate No. _________________ , to the extent that such shares are not subject to any repurchase rights of the Company, and does hereby irrevocably constitute and appoint ______________________________________ as attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:	/s/ Mitesh Parikh
Mitesh Parikh

Instruction: Please sign but do not fill in any other blanks. The purpose of this assignment is to enable the Company to exercise its repurchase rights as set forth in the Agreement without requiring additional signatures on the part of the Stockholder.

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EXHIBIT B

SECTION 83(b) ELECTION NOTICE

_______________, 201__

[Address of the Internal Revenue Service

Office where you file your income taxes]

Re:	Election Under Section 83(b) of the Internal Revenue Code of 1986, as amended

Ladies and Gentlemen:

The undersigned taxpayer elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended to include in gross income as compensation the excess (if any) of the fair market value of the shares identified below over the amount paid for those shares.

1.             The name, address and taxpayer identification number of the undersigned, and the taxable year for which this election is being made, are:

Taxpayer’s Name:	[_________________]

Taxpayer’s Address:	[_________________]

Tax Payer’s Soc. Sec. No.:	[_________________]

Taxable Year:	Calendar 2018

2.             The following property with respect to which the election is made is as follows:

[_________________] shares of the Common Stock of EdenLedger, Inc. (the “Stock”) purchased from EdenLedger, Inc. (the “Company”) pursuant to a stock purchase agreement.

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3.             The property was transferred to the undersigned on:

[_________________]

4.          The nature of the restriction to which the property is subject:

The Stock may be repurchased by the Company or its assignee upon the occurrence of certain events. This repurchase right lapses with respect to 1/4 of the shares on [               ]. Thereafter, repurchase rights lapses with respect to 1/36 of the remaining unvested Stock (which, for the avoidance of doubt, excludes the 1/4 of Stock that vested on [               ] in accordance with the preceding sentence) at the end of each full calendar month of Purchaser’s service to the Company as an employee, consultant or director, beginning on [               ].

5.          The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) with respect to which the election is made:

[_____________] ([_____________] shares at $0. 01 per share).

6.            The undersigned paid the following amount for the property:

[_____________]

7.             A copy of this election has been furnished to the Company for which services are performed by the undersigned.

Please acknowledge receipt of this election by signing or stamping the enclosed copy of this letter and returning it to the undersigned in the enclosed, self-addressed stamped envelope.

Very truly yours,

[NAME OF PURCHASER]

Enclosures

cc:           EdenLedger, Inc.

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Exhibit 6.7

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement") is made as of March 27, 2020, by and between EdenLedger, Inc., a Delaware corporation (the "Company"), and Mitesh Parikh ("Seller").

WHEREAS, Seller owns 500,000 shares of Non-Voting Common Stock (the "Shares") of the Company pursuant to the terms of that certain Common Stock Purchase Agreement, dated as of May 31, 2019, by and between the Company and Seller (the "Purchase Agreement").

WHEREAS, any capitalized term used herein that is not defined in this Agreement shall have the meaning ascribed to such term in the Purchase Agreement.

WHEREAS, Seller desires to sell the 200,000 of the Shares back to the Company (the "Selling Shares"), and the Company wishes to purchase the Selling Shares from Seller, on the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for good and valuable consideration, the parties hereto agree as follows:

1.            Purchase and Sale of Shares.

(a)            Subject to the terms and conditions of this Agreement, Seller agrees to sell and transfer to the Company, and the Company agrees to purchase from Seller, all of the Selling Shares for the aggregate purchase price of $1.00 (the "Aggregate Purchase Price").

(b)            The closing of the purchase and sale of the Selling Shares (the "Closing") shall take place remotely via the exchange of documents and signatures on the date of this Agreement.

2.            Deliveries.

(a)            At the Closing, the Company shall deliver to the Seller a duly executed stock power (in the form attached hereto as Exhibit A) transferring the Selling Shares to the Company.

(b)            At or promptly following the Closing, Seller shall deliver the Aggregate Purchase Price to the Company via check or wire transfer.

3.            Seller Representations. Seller acknowledges, represents and warrants to the Company that:

(a)            This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b)            Seller is the record and beneficial owner of the Selling Shares, and upon the Closing will transfer to the Company good and marketable title to all of the Selling Shares, free and clear of any liens, claims, security interests, restrictions, options or other encumbrances of any kind. Seller has not granted any option, right of first refusal, or similar rights of any sort with respect to the Selling Shares or any interest therein other than to the Company under this Agreement.

(c)           The transfer of the Selling Shares will not conflict with, result in a breach or violation of, or constitute a default under, any law applicable to Seller or the terms of any indenture or other agreement or instrument to which Seller is a party or bound, or any judgment, order or decree applicable to Seller of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

(d)           Seller is sophisticated and capable of understanding and appreciating, and does understand and appreciate, that future events may occur that could increase the price of the Selling Shares, and that by selling the Selling Shares to the Company, Seller will be deprived of the opportunity to participate in any such gain.

(e)           Seller acknowledges and agrees that the Company has made no representations or warranties to Seller regarding the fair market value of the Shares.

(f)           Other than as set forth in this Agreement, neither the Company, nor any of its affiliates, attorneys, accountants or advisors, has made any representations or warranties to Seller.

4.            Company Representations. The Company acknowledges, represents and warrants to Seller that:

(a)           This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)           The purchase of the Selling Shares by the Company will not conflict with, result in a breach or violation of, or constitute a default under, any law applicable to the Company or the terms of any indenture or other agreement or instrument to which the Company is a party or bound, or any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.

(c)            No consent, approval, authorization or order of any court or governmental agency or body or other party is required for the consummation by the Company of the purchase of the Selling Shares hereunder.

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5.             Miscellaneous.

(a)            This Agreement contains the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements related to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation by any party or any representative of any party other than those expressly contained herein. The respective agreements, representations, warranties and other statements of the Company and Seller, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Company or Seller or any of their respective officers, directors or affiliates, and shall survive delivery of and payment for the Shares. This Agreement may not be assigned without the written consent of the Company or Seller, as appropriate, and any such assignment without such written consent shall be void.

(b)           This Agreement may be amended only by written agreement of a subsequent date between the parties hereto.

(c)           Each party agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

(d)           This Agreement shall be governed by and construed under the domestic, substantive laws of the State of Delaware.

(e)           Each party shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first set forth above.

COMPANY:

EDENLEDGER, INC.

By:	/s/ Michael Golomb
Name: Michael Golomb
Title: Chief Executive Officer

SELLER:

MITESH PARIKH

/s/ Mitesh Parikh
(Signature)

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EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned, hereby assigns and transfers unto EdenLedger, Inc., a Delaware corporation (the “Company”), 200,000 shares of the Non-Voting Common Stock of the Company standing in the name of the undersigned on the books of the Company. The undersigned hereby irrevocably constitutes and appoints Perkins Coie LLP, as attorney, to transfer said shares on the books of the Company with full power of substitution in the premises.

MITESH PARIKH

Dated: ______________________	/s/ Mitesh Parikh
(Signature)

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Exhibit 6.8

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE AGREEMENT

This Amendment No. 1 To Common Stock Purchase Agreement (“Amendment”) is made and entered into as of March 2.7, 2020 (the “Effective Date”), by and between EdenLedger, Inc., a Delaware corporation (“Company”) and Mitesh Parikh (“Purchaser”) and modifies and amends that certain Common Stock Purchase Agreement dated as of May 31, 2019 (the “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Company and the Purchaser entered into the Agreement pursuant to which the Company authorized the sale and issuance to Purchaser of 50 shares of the Company’s Non-Voting Common Stock, which is now an aggregate of 500,000 shares of the Company’s Non-Voting Common Stock as adjusted for stock splits (the “Initial Shares”);

WHEREAS, on or about the date hereof, the Purchaser sold 200,000 of the Initial Shares back to the Company pursuant to the terms of a Stock Purchase Agreement by and between the Purchaser and the Company;

WHEREAS, the Company and Purchaser desire and intend to enter into this Amendment to amend the Agreement to modify the vesting schedule specified therein with respect to the remaining 300,000 Initial Shares (such remaining shares, the “Stock”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The definition of “Stock” in Section 1 of the Agreement is hereby amended and restated to mean “three hundred thousand (300,000) shares of the Company’s Common Stock, $0.0001 par value per share.”

2. The definition of “Unvested Shares” in Section 2 of the Agreement is hereby amended and restated to mean “one hundred thousand (100,000).”

3. Section 2(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Vesting of Unvested Shares. The Stock shall vest as follows: 1/7th of the Unvested Shares will vest on June 1, 2019, and an additional l/7th of the Unvested Shares will vest after each quarter of continuous service completed thereafter until fully vested on December 31, 2020; provided, however, that such vesting shall immediately cease as of the voluntary or involuntary termination of Purchaser’s services to the Company for any reason, with or without cause.”

2. This Amendment shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of law. The provisions of the Agreement that are not amended or modified by this Amendment shall remain unchanged and are in full force and effect. In the event of an inconsistency between the Agreement and this Amendment, this Amendment shall govern. This Amendment may be executed via facsimile and such facsimile copy shall be treated as an original of this Amendment. This Amendment may be executed in counterparts and such counterparts, when taken together, shall constitute an original, wholly integrated Amendment.

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In witness whereof, the undersigned have caused this Amendment No. 1 to the Common Stock Purchase Agreement to be entered into with force and effect from and as of the Effective Date.

APPROVED AND AGREED		APPROVED AND AGREED

EDENLEDGER, INC.		MITESH PARIKH

By:	/s/ Michael Golomb	/s/ Mitesh Parikh
Name:	Michael Golomb
Title:	Chief Executive Officer

Exhibit 6.9

COMMON STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of August 28, 2019, by and between Mr. Alex Yastremski (the “Seller”), and EdenCoin, Inc. (“Purchaser”).

WHEREAS, the Seller desires to convey, transfer, and sell to the Purchaser, and the Purchaser desires to purchase from the Seller, capital stock of the Seller as herein described according to the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Number of Shares and Price Per Share. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Seller, and the Seller agrees to convey, transfer, and sell to the Purchaser, four thousand one hundred eighty four (4,184) shares of the Seller’s Common Stock of Purchaser, $0.01 par value per share (the “Stock”), for an aggregate purchase price of $1.00 (the “Purchase Price”). The Purchase Price for the Stock will be paid by the Purchaser’s delivery of cash or a check in the amount of the Purchase Price. The closing of such purchase shall occur immediately upon execution of this Agreement and payment of the Purchase Price.

2.       Miscellaneous.

          (a)     Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          (b)       Notice. Any notice or other communication hereunder must be given in writing and either (a) delivered in Person, or (b) transmitted by e-mail as follows:

                      If to the Seller, addressed to:

                      Alex Yastremski <ayastralex@gmail.com>

                      If to Purchaser, addressed to:

                      Michael Golomb <mg@edencoin.com>

                    or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) when delivered in Person, or (ii) if given by email, when transmitted to the applicable address so specified in (or pursuant to) this Section 13(b) and an appropriate answerback is received, (iii) if given by mail, three (3) business days after delivery or the first attempted delivery.

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(c)        Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Seller and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, the Purchaser’s heirs, executors, administrators, successors and assigns.

(d)       Applicable Law; Entire Agreement; Amendments. This Agreement, together with the exhibits hereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(e)        Right to Specific Performance. The Purchaser agrees that the Seller shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Seller.

(f)        Severability. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(g)       Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“SELLER”	“PURCHASER”

Alex Yastremski	EDENCOIN, INC.

/s/ Alex Yastremski	/s/ Michael Golomb
Signature	Signature
Alex Yastremski	Name: Michael Golomb
Title: President

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Exhibit 6.10

EDENLEDGER, INC.

AMENDMENT TO

COMMON STOCK PURCHASE AGREEMENT

This Amendment to Common Stock Purchase Agreement (the “Amendment”) by and between EdenLedger, Inc., a Delaware corporation (the “Company”), and Alex Yastremski (“Yastremski”), pursuant to the Common Stock Purchase Agreement by and between Yastremski and EdenCoin, Inc., dated August 28, 2019 (the “Purchase Agreement”), is made and entered into as of __________. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

WHEREAS, the Company merged with EdenCoin, Inc. on October 3, 2019 (the “Merger”);

WHEREAS, the Company and Yastremski wish to amend the Purchase Agreement to correct the scrivener’s error concerning the amount of EdenCoin’s Non-Voting Common Stock purchased by EdenCoin;

WHEREAS, under Section 2(d) of the Purchase Agreement, any term of the Purchase Agreement may be amended with the written consent of the Company, via the Merger and Yastremski;

WHEREAS, the undersigned parties to this Amendment are the Company and Yastremski.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.         The first sentence of Section 1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“1. Number of Shares and Price Per Share. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Seller, and the Seller agrees to convey, transfer and sell to the Purchaser, four thousand eight hundred and fourteen (4,814) shares of the Seller’s Non-Voting Common Stock of Purchaser, $0.01 par value per share (the “Stock”), for an aggregate purchase price of $1.00 (the “Purchase Price”).”

2.         This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

3.        All terms and provisions of the Purchase Agreement shall continue in full force and effect except as expressly modified by this Amendment. Each reference in the Purchase Agreement (or in any and all instruments or documents provided for in the Purchase Agreement or delivered or to be delivered thereunder or in connection therewith) to “this Agreement,” “hereunder,” “hereof,” or words of like import shall, except where the context otherwise requires, be deemed a reference to the Purchase Agreement as amended hereby.

4.        California law shall govern the validity of this Amendment, the construction of its terms and the interpretation of the rights and duties of the parties.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Common Stock Purchase Agreement as of the date first above written.

EDENLEDGER, INC.

By:	/s/ Michael Golomb
Name:	Michael Golomb
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Amendment to Common Stock Purchase Agreement as of the date first above written.

LENDER:

ALEX YASTREMSKI

/s/ Alex Yastremski

Exhibit 6.11

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

$100,000	Issuance Date: May 25, 2020
Delaware, United States

For value received, EdenLedger, Inc., a Delaware corporation (the “Company”), promises to pay to EdenLedger, Inc. (the “Holder”), the principal sum of 100,000 (one hundred thousand dollars even) in one payment by May 25, 2020. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 6% per annum, compounded annually and computed on the basis of the 360-day year of twelve 30-day months. This Note is one of a series of Convertible Promissory Notes containing substantially identical terms and conditions issued pursuant to that certain Convertible Note Purchase Agreement dated May 25th, 2020 (the “Purchase Agreement”). Such Notes are referred to herein as the “Notes,” and the holders thereof are referred to herein as the “Holders.” This Note is subject to the following terms and conditions.

1.              Maturity. Unless converted as provided in Section 2, principal and any accrued but unpaid interest under this Note shall be due and payable upon demand of the Holder at any time after December 31st, 2021 (the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note and shall be due and payable with each installment of principal. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.            Next Equity Conversion.

(a)           Next Equity Financing. Per the choice of Holder, the company will either convert or pay back the invested amount at its own discretion no later than by March 31st, 2021 (excluding conversion of the Notes, the “Requisite Conversion Proceeds”) in a single transaction or a series of related transactions (the “Next Equity Financing”), all outstanding principal and (at the Company’s option) accrued but unpaid interest under this Note shall automatically convert into equity securities of the Company with a discount of 20% from the Next Equity Financing pricing as set forth in Section 2(b) below.

  (b)           Terms of Conversion. Conversion in Next Financing. At Company’s own discretion of the entire balance then outstanding under each Note shall automatically be cancelled and converted into shares of the Company’s capital stock at a conversion price equal to the lower of (i) the quotient obtained by dividing (A) $30,000,000 VALUATION CAP by (B) the number of shares of Common Stock of Borrower outstanding immediately prior to the Conversion (the “Conversion Price”). The total number of shares of capital stock that a holder of a Note shall be entitled to receive upon conversion of such Note shall be determined by dividing (x) the principal and interest outstanding under the Note by (y) the Conversion Price (the “Total Number of Shares”). The Total Number of Shares shall consist of (1) that number of shares of Preferred Stock issued in the Next Financing obtained by dividing (A) the entire principal and interest outstanding under the Note by (B) the price per share agreed to in the Next Financing (the “Number of Preferred Stock”) and (2) that number of shares of Common Stock equal to the Total Number of Shares minus the Number of Preferred Stock. Conversion following Maturity Date. After the Maturity Date, the Investor shall have the ability to convert the Note into shares of the Company’s preferred stock. Upon such conversion of this Note, the Holder hereby agrees to execute and deliver to the Company all transaction documents related to the Next Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a lock-up agreement in connection with an initial public offering).

3.             Change of Control. In the event of a Change of Control (as defined below) prior to repayment in full of this Note, immediately prior to such Change of Control, the outstanding principal and any accrued but unpaid interest on this Note shall become immediately due and payable. The term “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board of Directors. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

4.             Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a notice of issuance for the shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. Upon conversion of the principal amount of this Note into the Company’s equity securities, any interest accrued on this Note that is not by reason of Section 2 simultaneously converted into such equity securities shall be immediately paid to the Holder.

5.         Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. The Company may prepay this Note at any time without penalty with the written consent of at least a majority in interest of the Holders.

6.          Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

7.         Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note or the Purchase Agreement (the “Loan Documents”), the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

8.          Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

9.          Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

10.        Issuance of Valid eNote.

(a)            Transferable Record. The Company has signed this electronically created Note using an Electronic Signature. By doing this, the Company is indicating that the Company agrees to the terms of this Note. This Note may be Authenticated, Stored and Transmitted by Electronic Means (as defined in Section 10(c) below), and will be valid for all legal purposes, as set forth in the Uniform Electronic Transactions Act, as enacted in California (“UETA”), the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), or both, as applicable. In addition, this Note will be an effective, enforceable and valid Transferable Record (as defined in Section 10(c) below) and may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by the Transferable Records sections of UETA or E-SIGN.

(b)           Holder Registry. The identity of the Holder and any person to whom this Note is later transferred will be recorded in a registry maintained by or on behalf of the Company or in another registry to which the records are later transferred (the “Holder Registry”). After issuance of this Note, but prior to registration of this Note in the Holder Registry, the authoritative copy of this Note will be the copy identified by the Holder. If this Note has been registered in the Holder Registry, then the authoritative copy will be the copy identified by the Holder of record in the Holder Registry. The current identity of the Holder and the location of the authoritative copy, as reflected in the Holder Registry, will be available from the Holder. The only copy of this Note that is the authoritative copy is the copy that is within the control of the person identified as the Holder in the Holder Registry (or that person’s designee). No other copy of this Note may be the authoritative copy.

(c)          Defined Terms. The following terms and phrases are defined as follows: (i) “Authenticated, Stored and Transmitted by Electronic Means” means that this Note will be identified as the Note that the Company signed, saved, and sent using electrical, digital, wireless, or similar technology; (ii) “Electronic Record” means a record created, generated, sent, communicated, received, or stored by electronic means; (iii) “Electronic Signature” means an electronic symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record; (iv) “Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form; and (v) “Transferable Record” means an electronic record that: (A) would be a note under Article 3 of the Uniform Commercial Code if the electronic record were in writing and (B) the Company, as the issuer, has agreed is a Transferable Record.

11.          Miscellaneous.

(a)            Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

(b)           Entire Agreement. This Note, together with the Purchase Agreement and the documents referred to therein, constitute the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

(c)           Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and at least a majority in interest of the Holders. Any amendment or waiver effected in accordance with this Section 11(c) shall be binding upon the Company, each Holder and each transferee of any Note.

(d)           Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

(e)           Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)           Counterparts. This Note may be executed in any number of counterparts, manually or electronically, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Convertible Promissory Note as of the date first set forth above.

THE COMPANY:

EDENLEDGER, INC.

By:	/s/ Maria Gordeeva
Maria Gordeeva
Office Manager

Address:
2055 Lombard Street, #470217
San Francisco, CA 94147
United States
Email: IR@fanvestor.com

AGREED TO AND ACCEPTED:

THE HOLDER:

By:	/s/ Michael Golomb
(Signature)

Name: AltoIRA Empire Trust Custodian FBO Mikhail Golomb Traditional IRA

Email: michael.golomb@gmail.com; investments@altoira.com

Address:

268 Mallorca Way, San Francisco, CA 94123

Alto Solutions Inc

1033 Demonbreun Street #300,

Nashville, TN 37203